Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of October 26, 2026, is entered into by and among ADM Tronics Unlimited, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

A.         The Company’s common stock, par value $0.0005 per share (the “Common Stock”), is quoted on the OTCQB Market operated by OTC Markets Group Inc. (the “Principal Market”) under the symbol “ADMT.”

B.         Subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), Regulation D and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

C.         The parties desire to provide for an initial closing (the “Initial Closing”) targeted at approximately $1,000,000, followed by one or more subsequent closings on a rolling basis (each, a “Subsequent Closing” and, together with the Initial Closing, the “Closings”), such that the aggregate gross proceeds of the Closings are targeted at approximately $5,000,000 and shall not exceed the Maximum Offering Amount (defined below). The offering shall terminate on or before December 31, 2026, as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I

PURCHASE AND SALE OF THE SECURITIES

1.1         Sale and Issuance of the Securities. Prior to the applicable Closing (as defined below), the Company shall have authorized the sale and issuance to the Purchasers of: (i) shares of the Company’s Common Stock, par value $0.0005 per share (each a “Share” and, collectively, the “Shares”), at a price of $0.10 per Share (the “Per Share Purchase Price”), and (ii) warrants (each a “Warrant” and, collectively, the “Warrants”), each in substantially the form attached hereto as Exhibit A, to purchase a number of Shares equal to fifty percent (50%) of the sum of the Shares and Pre-Funded Warrant Shares purchased by such Purchaser at the applicable Closing at an exercise price of $0.10 per share and with a term of five (5) years. The Company shall also issue, at a Purchaser’s election, in lieu of Shares that would otherwise be issued to such Purchaser and solely to the extent that the issuance of such Shares would cause such Purchaser to exceed the Beneficial Ownership Limitation (which shall be 4.99% (or, at the election of such Purchaser at the applicable Closing, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of the Securities at the applicable Closing), Pre-Funded Warrants (each a “Pre-Funded Warrant” and, collectively, the “Pre-Funded Warrants”), each in substantially the form attached hereto as Exhibit B, to purchase one (1) Share at an exercise price of $0.001 per share. The Shares issuable upon exercise of the Warrants and the Pre-Funded Warrants are collectively referred to herein as the “Warrant Shares”, and the Shares issuable upon exercise of the Pre-Funded Warrants are referred to herein as the “Pre-Funded Warrant Shares”. The Shares, the Pre-Funded Warrants, the Warrants, the Warrant Shares and the Pre-Funded Warrant Shares are collectively referred to herein as the “Securities”.

1.2          Subscription; Purchase Price. Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the applicable Closing, and the Company agrees to sell and issue to each Purchaser at the applicable Closing, the number of Shares and/or Pre-Funded Warrants and Warrants allocated to that Closing on the applicable signature page hereto executed by such Purchaser, at a purchase price of (i) the Per Share Purchase Price and (ii) $0.099 per Pre-Funded Warrant (the “Per Pre-Funded Warrant Purchase Price”), which equals the Per Share Purchase Price minus the $0.001 per-share exercise price of such Pre-Funded Warrant. The aggregate gross proceeds from all Closings are targeted at approximately $5,000,000, based on a pre-money valuation of approximately $6,758,849 (calculated as the Per Share Purchase Price multiplied by the 67,588,492 shares of Common Stock issued and outstanding as of the date hereof, without giving effect to the Reverse Stock Split), with an approximate post-money valuation of $11,758,849. “Maximum Offering Amount” means $5,400,000, or such lesser amount as is necessary to ensure that the Company has sufficient authorized but unissued and unreserved shares of Common Stock for the issuance of all Shares and the reservation of all Warrant Shares.

1.3          Closings; Delivery.

(a)         Initial Closing. The initial issuance of the Shares and/or Pre-Funded Warrants and Warrants shall take place remotely via the exchange of documents and signatures on a day on which the Principal Market is open for trading (a “Trading Day”), which shall occur no later than October 30, 2026 (the date on which the Initial Closing occurs, the “Initial Closing Date”). At the Initial Closing, the target gross proceeds are at least $1,000,000, which amount may be exceeded at the Company’s discretion, subject to the Maximum Offering Amount.

(b)          Subsequent Closings. Following the Initial Closing, the Company may issue and sell additional Shares and/or Pre-Funded Warrants and Warrants at one or more Subsequent Closings on a rolling basis, on the same terms set forth in this Agreement and subject to the satisfaction or waiver of the applicable conditions in Article IV. The Company expects to receive at least $1,000,000 in additional aggregate gross proceeds (for a total of $2,000,000) at one or more Subsequent Closings during the fourteen (14) calendar days following the Initial Closing Date. Each Subsequent Closing shall take place remotely via the exchange of documents and signatures on a Trading Day agreed by the Company and the Purchasers participating in that Subsequent Closing (each, a “Subsequent Closing Date”), on or before the Offering Termination Date. At each Subsequent Closing, the additional gross proceeds shall be such amount as the Company may determine, subject to the Maximum Offering Amount. Additional Purchasers may be added at any Subsequent Closing by executing counterpart signature pages to this Agreement, whereupon such additional Purchasers shall become Purchasers for all purposes of this Agreement and the other Transaction Documents without requiring an amendment to this Agreement. Existing Purchasers may purchase additional Securities at any Subsequent Closing by executing an additional counterpart signature page accepted by the Company. Each such signature page shall identify the applicable Closing Date, the incremental Subscription Amount and the Securities to be purchased at that Closing and shall supplement, and not replace or duplicate, any prior subscription.

(c)          Defined Terms; Offering Termination. As used herein, “Closing” means the Initial Closing or any Subsequent Closing, as the context requires, and “Closing Date” means the Initial Closing Date or any Subsequent Closing Date, as the context requires. The offering shall terminate on the earliest of (i) December 31, 2026, (ii) the date on which the Maximum Offering Amount has been raised at the Closings and (iii) an earlier date designated by the Company by written notice to the Purchasers, provided that the Company may designate an earlier date under clause (iii) only after all subscriptions accepted by the Company have been consummated or otherwise terminated in accordance with this Agreement (the “Offering Termination Date”). No Closing shall occur after the Offering Termination Date. “Final Closing” means the last Closing actually consummated under this Agreement, including the Initial Closing if no Subsequent Closing occurs, and “Final Closing Date” means the date of that Closing. The Company shall promptly notify the Purchasers of the termination of the offering and the Final Closing Date.

(d)          Subscription Amount; Wire Transfer. The portion of each Purchaser’s subscription amount (the “Subscription Amount”) allocated to the applicable Closing, as set forth on the applicable signature page hereto executed by such Purchaser, shall be remitted by such Purchaser by wire transfer of immediately available funds to the Designated Account (as defined in Section 4.2(g)) in accordance with the wire instructions that the Company shall deliver to each Purchaser no later than two (2) Trading Days prior to the applicable Closing. On or before the applicable Closing Date, the Company shall irrevocably instruct its transfer agent, Pacific Stock Transfer Company (the “Transfer Agent”), to issue the Shares purchased by each Purchaser at that Closing in DRS book-entry form, free and clear of any liens or encumbrances, and the Company shall deliver to each participating Purchaser the Warrants and any Pre-Funded Warrants purchased at that Closing. For purposes hereof, “Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for the Shares, Pre-Funded Warrants and Warrants purchased hereunder, as specified below such Purchaser’s name on the signature pages of this Agreement next to the caption “Subscription Amount for this Closing,” in United States dollars and in immediately available funds.

(e)          Company Deliverables. On or prior to each Closing, the Company shall deliver to each Purchaser participating in such Closing the following:

(i)          this Agreement duly executed by the Company;

(ii)          a copy of the irrevocable instructions (the “Transfer Agent Instructions”) to the Company’s Transfer Agent instructing the Transfer Agent to deliver evidence of the issuance of such Purchaser’s Shares purchased at such Closing as held in DRS book-entry form by the Transfer Agent and registered in the name of such Purchaser, free and clear of any liens or encumbrances;

(iii)          if applicable, one or more Pre-Funded Warrants registered in the name of such Purchaser to purchase the number of Shares allocated to such Closing on such Purchaser’s applicable signature page, at an exercise price of $0.001 per share, duly executed by the Company;

(iv)          a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to fifty percent (50%) of the sum of the Shares and Pre-Funded Warrant Shares purchased by such Purchaser at such Closing, with an exercise price equal to $0.10 per Warrant Share and a term of five (5) years, subject to adjustment therein;

(v)          the Company's wire instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer;

(vi)          at the Initial Closing, the Voting Agreement (as defined in Section 5.17(d)) duly executed by the Company and Andre’ DiMino;

(vii)          at the Initial Closing, (A) copies of each of the following, duly completed, dated and executed by Andre’ DiMino on behalf of the Company, as applicant, and delivered to the insurer or its broker, Assurtrak Insurance Brokers, LLC, prior to the Initial Closing: (1) the Assurtrak coverage request form selecting the coverage option and specifying a policy period commencing at the Initial Closing, (2) the New Jersey surplus lines insurance acknowledgment, countersigned by the originating producer, and (3) the warranty letter required by the insurer, in each case as conditions to binding the directors’ and officers’ liability insurance policy described in Section 4.2(d), and (B) written confirmation from the insurer or Assurtrak Insurance Brokers, LLC that such policy has been bound with an inception date no later than the Initial Closing Date, together with the evidence of coverage and insurer confirmation required by Section 4.2(d); and

(viii)          at the Initial Closing, a written acknowledgment and agreement of Andre’ DiMino, addressed to the Company (for the benefit of the Company and its successors and assigns, including the Legacy Subsidiary) and the Purchasers, in form and substance reasonably satisfactory to the Purchasers, that none of the reconstitution of the Board, any relocation of the offices of the Company (so long as his principal place of employment remains the Northvale, New Jersey facility used by the Legacy Business), the other transactions contemplated by the Transaction Documents, his ceasing to serve as Chief Financial Officer or, upon the appointment by the Board of a successor, as Chief Executive Officer of the Company, the appointment of other executive officers of the Company, the reorganization contemplated by Section 5.18, the assignment to or assumption by the Legacy Subsidiary of his Employment Agreement, dated as of January 10, 2026, or his service as Chief Executive Officer of the Legacy Subsidiary rather than of the Company constitutes “Good Reason” or a “Change in Control” under such Employment Agreement, which acknowledgment and agreement shall survive any amendment, restatement or assignment of such Employment Agreement and shall not be superseded by any integration or entire-agreement provision of any amended, restated or successor agreement unless a majority of the disinterested directors consents in writing.

(f)         Purchaser Deliverables. On or prior to each Closing, each Purchaser participating in such Closing shall deliver to the Company the following:

(i)          this Agreement (or a counterpart signature page hereto, in the case of any Subsequent Closing) duly executed by such Purchaser;

(ii)          a duly completed and executed accredited investor questionnaire, substantially in the form attached hereto as Exhibit D, together with such additional information and documentation as may be reasonably requested by the Company to verify the Purchaser’s status as an accredited investor and to enable the Company to conduct anti-money laundering (AML) and know-your-customer (KYC) searches in accordance with applicable law and Company policy;

(iii)          the portion of the Purchaser’s Subscription Amount allocated to such Closing by wire transfer to the Designated Account;

(iv)          a duly executed, correct, complete and accurate IRS Form W-8 or W-9 (or any successor form), as applicable;

(v)          a counterpart signature page to the Voting Agreement, substantially in the form of Annex A thereto, duly executed by such Purchaser, unless such Purchaser has become a party to the Voting Agreement in connection with a prior Closing.

(g)          Several Obligations. Each Purchaser’s obligation to purchase its Shares, Pre-Funded Warrants (if any) and Warrants is several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under this Agreement.

1.4          Use of Proceeds. The Company covenants and agrees that the net proceeds of the sale of the Securities hereunder will be used for working capital, transaction costs, and the build-out of the Company’s business, including the expansion of the Company’s existing business into new deep technology areas. Of such net proceeds, the Company shall reserve, and shall fund in accordance with Section 5.20(c), up to $500,000 to fund the Legacy Business (as defined in Section 5.18) by means of the purchase of Legacy Preferred Stock (as defined in Section 5.20(c)) of the Legacy Subsidiary (as defined in Section 5.18) on the terms set forth in Section 5.20(c) (including through Pre-Reorganization Applications (as defined in Section 5.20(c)) made prior to the completion of the reorganization contemplated by Section 5.18), of which $200,000 shall be transferred to the Legacy Operating Account (as defined in Section 5.20(c)) at the Initial Closing as the Legacy Transfer (as defined in Section 5.20(c)) and the balance shall be available once the aggregate gross proceeds actually received by the Company from the sale of Securities at all Closings equal or exceed $5,000,000 (the “Legacy Funding Threshold”) and, if the Legacy Funding Threshold is satisfied prior to the completion of the reorganization contemplated by Section 5.18, shall be transferred to the Legacy Operating Account as the Threshold Transfer (as defined in Section 5.20(c)), and the Company shall disclose such reserved amount as part of the use of proceeds described in the Current Report on Form 8-K required by Section 5.4. The balance of such reserved amount shall be held in the Designated Account until funded in accordance with Section 5.20(c) and shall not be applied to any other use. The net proceeds may also be used to provide capital to the Company’s other subsidiaries, and the Board of Directors of the Company (the “Board”) shall direct the provision of any such capital (other than the funding of the Legacy Business, which shall be governed exclusively by Section 5.20(c)), including the amount, timing and form thereof. All Subscription Amounts shall be deposited into, and the net proceeds held pending application in accordance with this Section 1.4 in, the Designated Account (as defined in Section 4.2(g)), and the Company shall not transfer amounts out of the Designated Account other than for the uses permitted by this Section 1.4, subject to Sections 4.2(g) and 5.21.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each of the Purchasers that, except as set forth in the disclosure schedules of the company attached to this Agreement (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules (or where such disclosure is obvious that it applies to any other Company representation made herein), as of the date hereof and as of each Closing Date (except in each case for representations and warranties that speak as of a specific date, which shall be made as of such date):

2.1          Organization, Good Standing and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to be so qualified or in good standing, as the case may be, could have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the Securities, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement or the Warrants (any of (i), (ii) or (iii), a “Material Adverse Effect”). Other than as set forth in the SEC Documents (as defined below) or Section 2.1 of the Disclosure Schedules, the Company has no Subsidiaries. “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding share capital or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.” “Person” means any individual, corporation, partnership, limited liability company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

2.2          Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) have been duly authorized by the Board and, other than: (i) the filings required pursuant to Section 5.4 of this Agreement, (ii) the notice and/or application(s) to each applicable trading market for the issuance and sale of the Securities and the listing or quotation of the Shares and Warrant Shares for trading thereon in the time and manner required thereby and (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”), no further consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company or its Subsidiaries, their respective boards of directors or their shareholders or other governing body is required. This Agreement has been, and the other Transaction Documents to which it is a party will be prior to the applicable Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Warrants, the Pre-Funded Warrants and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

2.3          Valid Issuance of the Securities. The Securities being purchased by the Purchasers hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein and therein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement. The Warrants and the Pre-Funded Warrants being purchased by the Purchasers hereunder, when paid for and issued in accordance with this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Warrant Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Warrants or the Pre-Funded Warrants, as applicable, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Warrants, the Pre-Funded Warrants and applicable state and federal securities laws.

2.4          No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares and the Warrant Shares and the reservation for issuance of the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation of the Company, as amended to date (the “Certificate of Incorporation”) (including, without limitation, any certificate of designation contained therein), bylaws or other organizational documents of the Company or any of its Subsidiaries, or any share capital or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market and including all applicable foreign, federal and state laws, rules and regulations, including the laws, rules and regulations of the State of Delaware) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

2.5          Offering. Subject to the truth and accuracy of each Purchaser’s representations and warranties set forth in Article III of this Agreement, the offer, sale and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf has taken or will take any action that would cause the loss of such exemption or to contravene any applicable rules and regulations of the Principal Market or any other market or quotation system on which the Company’s securities are listed or traded. The issuance and sale of the Securities hereunder do not contravene the rules and regulations of the Principal Market or any other market or quotation system on which the Company’s securities are listed or traded.

2.6          No Integrated Offering. None of the Company, its Subsidiaries or any of their Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any such securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of shareholders of the Company for purposes of the 1933 Act or under any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their Affiliates nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with other offerings of securities of the Company. “Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person. For purposes of this definition, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

2.7          SEC Documents; Financial Statements. Except as disclosed in Schedule 2.7 of the Disclosure Schedules or the SEC Documents or as would not otherwise have a Material Adverse Effect, during the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”), and each of the SEC Documents was filed on a timely basis or within the period permitted by Rule 12b-25 under the 1934 Act following the filing of a notification of late filing on Form 12b-25. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements. Each Purchaser acknowledges that the report of the Company’s independent registered public accounting firm on the Financial Statements for the fiscal year ended March 31, 2026 contains an explanatory paragraph regarding substantial doubt as to the Company’s ability to continue as a going concern, and that the matters disclosed in the SEC Documents relating thereto shall not constitute a breach of any representation or warranty of the Company contained in this Agreement.

2.8          Absence of Certain Changes. Except as disclosed in the SEC Documents or the Disclosure Schedules, since the date of the Company’s most recent audited financial statements contained in a Form 10-K, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Except as disclosed in the SEC Documents or the Disclosure Schedules, neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings.

2.9          No Undisclosed Events, Liabilities, Developments or Circumstances. Except as disclosed in the SEC Documents or in the Disclosure Schedules, no event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the Commission relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced, (ii) could have a material adverse effect on any Purchaser’s investment hereunder or (iii) could have a Material Adverse Effect.

2.10          Capitalization. The authorized capital stock of the Company consists of 155,000,000 shares of capital stock, consisting of (i) 150,000,000 shares of Common Stock, par value $0.0005 per share, of which 67,588,492 shares of Common Stock are issued and outstanding as of the date of this Agreement, and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share, none of which are issued or outstanding as of the date of this Agreement. Except as disclosed in the SEC Documents, the Company has not issued any capital stock since its most recently filed periodic report under the 1934 Act. Except as set forth in Section 2.10 of the Disclosure Schedules or as disclosed in the SEC Documents, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, and there are no outstanding securities or instruments of the Company that contain any mandatory redemption or similar provisions. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents, other than as set forth in this Agreement. The issuance and sale of the Securities will not obligate the Company to issue Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all foreign, federal and state securities laws. The number of authorized but unreserved and unissued shares of Common Stock is, and at each Closing will be, sufficient for the issuance of all Shares and the reservation and issuance of all Warrant Shares (without regard to any Beneficial Ownership Limitation), assuming aggregate gross proceeds equal to the Maximum Offering Amount.

2.11          Litigation. Except as disclosed in the SEC Documents, there is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company or any Subsidiary that questions the validity of this Agreement or the Warrants, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated thereunder, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the Company or any Subsidiary, financially or otherwise. Neither the Company nor any of its Subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or any of its Subsidiaries currently pending or that the Company intends to initiate.

2.12          Transactions With Affiliates and Employees. Except as set forth in the SEC Documents or in Section 2.12 of the Disclosure Schedules, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of the lesser of $120,000 and one percent (1%) of the average of the Company’s total assets at year-end for the last two completed fiscal years, other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

2.13          Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of each Closing Date. Except as disclosed in the SEC Documents or in Section 2.13 of the Disclosure Schedules, the Company and the Subsidiaries maintain internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that is designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements, and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the SEC Documents or in Section 2.13 of the Disclosure Schedules, the Company has established and maintained disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the 1934 Act) designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms. The SEC Documents disclose the conclusions of the Company’s certifying officers as to the effectiveness of such disclosure controls and procedures, and any material weakness in internal control over financial reporting identified by management, as of the end of the period covered by the Company’s most recently filed annual report under the 1934 Act. Each Purchaser acknowledges that the Company, as a smaller reporting company, is not required to obtain, and has not obtained, an attestation report of its independent registered public accounting firm on the effectiveness of its internal control over financial reporting.

2.14          Placement Agent Fees. Except as set forth in Section 2.14 of the Disclosure Schedules, neither the Company nor any of its Subsidiaries has engaged any placement agent, broker, finder or other agent, or agreed to pay any commission, fee or other remuneration, in connection with the offer or sale of the Securities. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim by any Person for any such commission, fee or other remuneration.

2.15          Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(g) of the 1934 Act, and, except as set forth in Section 2.15 of the Disclosure Schedules or in the SEC Documents, the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth in the SEC Documents or Section 2.15 of the Disclosure Schedules, the Company has not in the twelve (12) months preceding the date hereof received notice from the Principal Market or any other trading market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Principal Market or other trading market. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company (“DTC”) or another established clearing corporation and the Company is current in payment of the fees to DTC (or such other established clearing corporation) in connection with such electronic transfer.

2.16          Application of Takeover Protections. Except as set forth in the SEC Documents, no control share acquisition, business combination (including under Section 203 of the Delaware General Corporation Law), poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of the State of Delaware that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities, is applicable to the Company.

2.17          Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply.

2.18          No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the 1933 Act.

2.19          Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other Person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act.

2.20          No Disagreements with Accountants. There are no disagreements of the type required to be reported under Item 304 of Regulation S-K presently existing, or to the Company’s knowledge reasonably anticipated to arise, between the Company and its independent registered public accounting firm.

2.21          Acknowledgment Regarding Purchasers' Purchase of Securities. The Company acknowledges and agrees that the Purchasers are acting solely in the capacity of arm’s length purchasers with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to the Purchasers that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

2.22          Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of any of the Securities, (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, or (iv) paid or agreed to pay any Person for research services with respect to any securities of the Company or any of its Subsidiaries.

2.23          OFAC. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or Affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

2.24          Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable U.S. and foreign financial record-keeping and reporting requirements, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

2.25          No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the 1933 Act, none of the Company, any of its predecessors, any Affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) under the 1933 Act, and has furnished to the Purchasers a copy of any disclosures provided thereunder a reasonable time prior to the date hereof. The Company is not aware of any Person (other than any Issuer Covered Person or any placement agent disclosed in Section 2.14 of the Disclosure Schedules) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any of the Securities. The Company will notify the Purchasers in writing, prior to each Closing Date, of any Disqualification Event relating to any Issuer Covered Person, and of any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Issuer Covered Person, in each case of which the Company becomes aware.

2.26          Regulatory Compliance; Certifications. The Company operates three reportable business segments: (i) the design, manufacture and sale of electronics, consisting principally of proprietary devices used in the diagnostics and therapeutics of humans and animals and electronic controllers for spas and hot tubs, together with the contract manufacture of electronic medical and other devices for unaffiliated customers, (ii) the development, manufacture and sale of water-based chemical products and anti-static conductive paints, coatings and related products, and (iii) research, development, regulatory and engineering services provided to unaffiliated customers. The Company is, and has been, in material compliance with all applicable statutes, rules, regulations and requirements of the U.S. Food and Drug Administration (“FDA”) and other governmental authorities relating to its medical device and contract manufacturing operations. The Company’s Northvale, New Jersey facility has been registered with the FDA as a medical device establishment since 1988, and the Company holds and maintains in full force and effect such registration, which is renewable annually, together with the other material licenses, registrations, permits and certifications required for the conduct of its business as presently conducted (collectively, the “Certifications”). The Company manufactures medical devices for its contract manufacturing customers in accordance with their respective designs and specifications, and the Company makes no representation or warranty as to any regulatory clearance, approval or authorization held by or required of any such customer with respect to such customer’s products. The Company has not received any written notice of adverse finding, warning letter, untitled letter or other written notice from the FDA or any other governmental authority alleging material noncompliance with any such requirements, and the Company is not subject to any pending or, to its knowledge, threatened investigation, enforcement action, proceeding or audit by the FDA or any other governmental authority alleging any material violation of applicable health care or medical device laws or regulations. There have been no material product recalls, market withdrawals or post-market safety events with respect to the Company’s products. Neither the Company nor, to its knowledge, any of its officers, employees or agents has been debarred, excluded, suspended or otherwise determined to be ineligible by the FDA or any other governmental authority.

2.27          Net Operating Loss Carryforwards. As of June 30, 2026, and as reported in the SEC Documents, the Company had net operating loss carryforwards of approximately $1,551,019 for U.S. federal income tax purposes and approximately $2,386,617 for state income tax purposes (collectively, the “NOLs”). The Company makes no representation or warranty as to the amount of the NOLs that will be available to offset future taxable income, including as a result of any limitation imposed by Section 382 of the Internal Revenue Code of 1986, as amended, whether arising from the transactions contemplated by the Transaction Documents, the Reverse Stock Split contemplated by this Agreement or otherwise.

2.28          Intellectual Property. The Company and its Subsidiaries own or possess valid and enforceable rights to use all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, know-how, inventions, copyrights, licenses and other intellectual property rights necessary for the conduct of their respective businesses as presently conducted (collectively, the “Intellectual Property Rights”), and, except as disclosed in the SEC Documents or in Section 2.28 of the Disclosure Schedules, neither the Company nor any Subsidiary has received any written notice that the Intellectual Property Rights violate or infringe upon the rights of any Person. To the knowledge of the Company, the conduct of the business of the Company and its Subsidiaries as presently conducted does not infringe, misappropriate or otherwise violate the intellectual property rights of any Person in any material respect. The Company and its Subsidiaries have taken commercially reasonable steps to protect and maintain the confidentiality of their material trade secrets and proprietary formulations, and, except as disclosed in the SEC Documents, the Company’s chemical product formulations are not protected by patents. Under its contract manufacturing arrangements, the Company has no rights in the proprietary or confidential information of its contract manufacturing customers, and the Company is in material compliance with its confidentiality obligations under such arrangements.

2.29          Title to Assets. The Company and its Subsidiaries have good and marketable title to all personal property owned by them that is material to their respective businesses, free and clear of all liens, encumbrances and defects except (i) as disclosed in the SEC Documents, (ii) liens for the payment of federal, state or other taxes not yet due and payable and (iii) such liens, encumbrances and defects as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Any real property and facilities held under lease by the Company and its Subsidiaries, including the Company’s Northvale, New Jersey facility, are held under valid, subsisting and enforceable leases with which the Company and its Subsidiaries are in material compliance.

2.30          Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and its Subsidiaries are engaged, including product liability, general liability and property coverage appropriate to the Company’s medical device manufacturing and chemical manufacturing operations. Neither the Company nor any Subsidiary has received notice of cancellation or non-renewal of, or any material increase in premium under, any such policy, and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

2.31          Environmental and Occupational Health and Safety Matters. Except as disclosed in the SEC Documents or in Section 2.31 of the Disclosure Schedules, (i) the Company and its Subsidiaries are in material compliance with all applicable federal, state and local laws, rules, regulations, orders and permits relating to pollution, protection of the environment, the handling, use, storage, treatment, transportation, generation, release or disposal of hazardous or toxic substances or wastes, and occupational health and safety (collectively, “Environmental Laws”), (ii) the Company and its Subsidiaries have received and are in material compliance with all permits, licenses, registrations and other approvals required under Environmental Laws for the conduct of their respective businesses as presently conducted, and (iii) neither the Company nor any Subsidiary has received written notice of, and there is no pending or, to the Company’s knowledge, threatened claim, action, proceeding or investigation against the Company or any Subsidiary alleging, any violation of or liability under any Environmental Laws, including any liability for the investigation or remediation of contamination at any property currently or formerly owned, leased or operated by the Company or any Subsidiary.

2.32          Labor and Employment Matters. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any Subsidiary. None of the employees of the Company or any Subsidiary is a member of a union that relates to such employee’s relationship with the Company or any Subsidiary, and neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreement. The Company and its Subsidiaries are in material compliance with all applicable federal, state and local laws relating to employment and employment practices, terms and conditions of employment, worker classification and wages and hours. To the knowledge of the Company, no executive officer of the Company is in violation of any material term of any employment agreement, non-disclosure agreement, non-competition agreement or any restrictive covenant to a former employer relating to the right of such officer to be employed by the Company.

2.33          Material Contracts; Customer Concentration. The SEC Documents contain or incorporate by reference, or Section 2.33 of the Disclosure Schedules sets forth, each contract, agreement or other arrangement that is material to the business of the Company and its Subsidiaries taken as a whole. Each such contract is in full force and effect and constitutes the valid and binding obligation of the Company or the applicable Subsidiary, and neither the Company nor any Subsidiary, nor to the knowledge of the Company any other party thereto, is in material default thereunder. The Company acknowledges that, as disclosed in the SEC Documents, two customers accounted for approximately 46% of the Company’s net revenues for the fiscal year ended March 31, 2026 and approximately 51% of the Company’s accounts receivable as of such date, and that customer purchases are made pursuant to individual purchase orders rather than long-term contracts. Except as disclosed in the SEC Documents or in Section 2.33 of the Disclosure Schedules, neither the Company nor any Subsidiary has received written notice from any such customer of any intention to terminate, or to materially reduce the volume of business conducted under, its relationship with the Company.

2.34          Investment Company Act. The Company is not, and immediately after receipt of payment for the Securities at each Closing will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of, or required to register as an investment company under, the Investment Company Act of 1940, as amended. The Company shall conduct its business, and shall apply the proceeds of the sale of the Securities, in a manner so as not to become subject to the requirements of the Investment Company Act of 1940, as amended.

2.35          Shell Company Status; Rule 144 Information. The Company is not, and has never been, an issuer identified in Rule 144(i)(1) under the 1933 Act, and the Securities are not, and will not be, subject to the restrictions on the availability of Rule 144 set forth in Rule 144(i). The Company is, and at each Closing will be, subject to the reporting requirements of Section 13 of the 1934 Act, and, except as disclosed in the SEC Documents, has filed all reports required to be filed by it thereunder during the twelve (12) months preceding the date hereof (other than Current Reports on Form 8-K). The Company shall use commercially reasonable efforts to remain current in its reporting obligations under the 1934 Act so that the condition set forth in Rule 144(c)(1) is satisfied at all times following each Closing during which any Purchaser holds Shares or Warrant Shares.

2.36          Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person, to its knowledge, acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information, which is not otherwise disclosed in the SEC Documents or will be disclosed in a separate report or other document to be filed with the U.S. Securities and Exchange Commission (the “Commission”). The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Article III hereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser hereby represents and warrants to the Company on the date hereof and on each Closing Date in which such Purchaser participates that:

3.1          Authorization. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. Such Purchaser has full power and authority to enter into this Agreement, and the Agreement constitutes its valid and legally binding obligation, enforceable against such Purchaser in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.2          No Conflict. The execution, delivery and performance of this Agreement by such Purchaser and the consummation by such Purchaser of the transactions contemplated thereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which such Purchaser is a party, (b) conflict with or result in any violation of the provisions of the organizational documents of such Purchaser, or (c) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Purchaser, except in the case of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement.

3.3          Purchase Entirely for Own Account. This Agreement is made with such Purchaser in reliance upon such Purchaser’s representation to the Company, which by such Purchaser’s execution of this Agreement such Purchaser hereby confirms, that the Securities will be acquired for investment for such Purchaser’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof in violation of the 1933 Act or any applicable federal or state securities laws, and that such Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

3.4         Disclosure of Information. Such Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. Such Purchaser further represents that it has had an opportunity to ask questions and received answers from the Company regarding the terms and conditions of the offering of the Securities. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision.

3.5          Experience. Such Purchaser, either alone or together with its representatives, is an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge, sophistication and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

3.6          Purchaser Status. At the time such Purchaser was offered the Securities, it was, as of the date hereof it is, and on each date on which it exercises any Warrants or Pre-Funded Warrants it will be, an “accredited investor” as defined in Rule 501(a) under the 1933 Act, and the information set forth in the accredited investor questionnaire delivered by such Purchaser pursuant to Section 1.3(f)(ii) is true, correct and complete.

3.7          No Disqualification Events. Neither (A) the Purchaser, (B) any of its directors, managers, executive officers, other officers that may serve as a director, manager or officer of any company in which it invests, general partners or managing members, nor (C) any beneficial owner of the Company’s voting equity securities (in accordance with Rule 506(d) of the 1933 Act) held by the Purchaser is subject to any “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the 1933 Act.

3.8          Restricted Securities. Such Purchaser understands that the Securities will be characterized as “restricted securities” under the federal securities laws inasmuch as the issuance of the Securities has not been registered under the 1933 Act or under the “blue sky” laws of any jurisdiction and that under such laws and applicable regulations such securities may be resold only if such sale is registered pursuant to the 1933 Act or without registration under the 1933 Act, if eligible, pursuant to the provisions of Rule 144 promulgated by the Commission pursuant to the 1933 Act (“Rule 144”) or pursuant to another available exemption from the registration requirement of the 1933 Act. Such Purchaser is aware that the Company is under no obligation to effect any such registration with respect to the Securities, or to file for or comply with any exemption from registration, except as otherwise contemplated in Section 5.7 of this Agreement.

3.9          Exculpation Among Purchasers. The Purchaser acknowledges that it is not relying upon any Person, firm or corporation in making its investment or decision to invest in the Company. Neither the Purchaser nor any of its controlling persons, officers, directors, partners, agents or employees shall be liable to any other equity holder in the Company for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities.

3.10          Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement. The Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

3.11          No General Solicitation. Such Purchaser is not, to such Purchaser’s knowledge, purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Purchaser, any other general solicitation or general advertisement.

3.12          Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on the signature page hereto; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on the signature page hereto.

3.13          Certain Fees. No fees or commissions are or will be payable by such Purchaser to brokers, finders or investment bankers with respect to the purchase of any of the Securities or the consummation of the transactions contemplated by this Agreement. The Purchaser agrees that it will indemnify and hold harmless the Company from and against any and all claims, demands or liabilities for broker's, finder's, placement, or other similar fees or commissions incurred by such Purchaser or alleged to have been incurred by such Purchaser in connection with the purchase of the Securities or the consummation of the transactions contemplated by this Agreement.

3.14          Information. Such Purchaser shall cooperate reasonably with the Company to provide any information necessary for the Company to make any applicable filings, including but not limited to, filings with the Commission and pursuant to applicable state securities laws.

3.15          Reliance by the Company. Such Purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Securities.

ARTICLE IV

CONDITIONS PRECEDENT TO CLOSING

4.1          Conditions to the Obligations of the Purchasers at Each Closing. The obligations of each Purchaser to consummate the purchase of Shares, Pre-Funded Warrants (if any) and Warrants at each Closing are subject to the satisfaction or waiver by such Purchaser of each of the following conditions:

(a)          Accuracy of Representations. The representations and warranties of the Company contained in Article II shall be true and correct in all material respects (except for those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date hereof and as of such Closing Date as though made on and as of such date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date).

(b)          Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the other Transaction Documents to be performed, satisfied or complied with by the Company at or prior to such Closing.

(c)          Transaction Documents. The Company shall have duly executed and delivered to such Purchaser this Agreement and the other Transaction Documents and all Company deliverables described in Section 1.3(e).

(d)          Board Approval. The Board shall have duly authorized the transactions contemplated by this Agreement, including the issuance of the Securities, by resolutions adopted in accordance with the Delaware General Corporation Law, the Certificate of Incorporation and the Company’s bylaws.

(e)          No Legal Prohibition. No statute, rule, regulation, executive order, decree, ruling, temporary restraining order, preliminary or permanent injunction or other order shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(f)          No Material Adverse Effect. Since the date of this Agreement, no Material Adverse Effect shall have occurred.

(g)          Reverse Stock Split Not a Condition. For the avoidance of doubt, the consummation of the Reverse Stock Split (as defined in Section 5.16) is expressly NOT a condition to any Closing.

4.2          Additional Conditions at the Initial Closing. In addition to the conditions set forth in Section 4.1, the obligations of each Purchaser to consummate the purchase of Shares, Pre-Funded Warrants (if any) and Warrants at the Initial Closing are subject to the satisfaction or waiver by such Purchaser of each of the following conditions:

(a)          Board Reconstitution. The Company shall have delivered to the Purchasers evidence, in form and substance reasonably satisfactory to the Purchasers, that (i) effective as of the Initial Closing, the Board has been increased from one (1) to two (2) directors and Michael Burychka (the “Initial Closing Director”) has been elected as a director, and (ii) the Board has adopted irrevocable resolutions providing that, effective automatically at the Board Effective Time (as defined in Section 5.17), without further action by the Board or the stockholders, the Board will be increased from two (2) to five (5) directors by the election of Klaus Kleinfeld (Independent Non-Executive Chairman) and Greg Wasson (as the initial Anchor Investor Designee), with the fifth seat held vacant for one (1) additional independent director to be identified and appointed by the Board following the Initial Closing in accordance with Section 5.17 (the “Additional Independent Director”); provided that the identification, nomination and appointment of the Additional Independent Director shall not be a condition to any Closing.

(b) Intentionally omitted.

(c)          Indemnification Agreements. The Company shall have executed and delivered to the Purchasers an indemnification agreement, in form and substance reasonably satisfactory to the Purchasers, with each person serving as a director or executive officer of the Company as of the Initial Closing, with the Initial Closing Director from and after the Initial Closing, and with Klaus Kleinfeld and Greg Wasson from and after the Board Effective Time, providing for indemnification and advancement of expenses to the fullest extent permitted by the Delaware General Corporation Law from and after the date such person commences service.

(d)         D&O Insurance. The Company shall have obtained and bound, effective as of the Initial Closing, a directors’ and officers’ liability insurance policy with an insurer, and with limits, retentions, exclusions and other terms, reasonably satisfactory to the Purchasers, covering each person serving as a director or executive officer of the Company as of the Initial Closing, the Initial Closing Director from and after the Initial Closing, and Klaus Kleinfeld and Greg Wasson from and after the Board Effective Time, and shall have delivered to the Purchasers a binder, certificate of insurance or other evidence of such coverage, together with an endorsement to such policy or written confirmation from such insurer, in form and substance reasonably satisfactory to the Purchasers, that none of the transactions contemplated by the Transaction Documents, including the issuance of the Securities at the Closings, the reconstitution of the Board pursuant to Section 5.17 and the entry into and performance of the Voting Agreement, will constitute a change in control or similar event under such policy.

(e)         Voting Agreement. The Company and Andre’ DiMino shall have executed and delivered to the Purchasers the Voting Agreement.

(f)          Initial Closing Amount. The aggregate Subscription Amounts to be funded by all Purchasers at the Initial Closing (including such Purchaser) shall be at least $1,000,000 and the Company shall receive such amounts substantially concurrently with the Initial Closing.

(g)         Designated Account. The Company shall have (i) established a new deposit account in the name of the Company at a federally insured bank (the “Designated Account”), (ii) delivered to the Purchasers evidence, reasonably satisfactory to them, that the persons authorized to sign on and direct disbursements from the Designated Account are Andre’ DiMino, Michael Burychka, and Greg Wasson (who shall serve as the initial Anchor Investor Designee (as defined in Section 5.17(b)) from and after the Board Effective Time), with each disbursement prior to the completion of the reorganization contemplated by Section 5.18 requiring the authorization of any two of such persons, and (iii) designated the Designated Account in the wire instructions delivered pursuant to Section 1.3(d). All Subscription Amounts at each Closing shall be deposited into the Designated Account. Until the Board Effective Time, the Company shall not change the authorized signatories on, or disburse funds from, the Designated Account other than for the purposes permitted by Section 1.4, without the prior written consent of the Anchor Investor.

(h)         Employment Acknowledgment. Andre’ DiMino shall have executed and delivered to the Company and the Purchasers the acknowledgment and agreement described in Section 1.3(e)(viii).

4.3          Additional Conditions at Subsequent Closings. In addition to the conditions set forth in Section 4.1, the obligations of each Purchaser participating in a Subsequent Closing are subject to the Initial Closing having been consummated.

4.4          Conditions to the Obligations of the Company at Each Closing. The obligations of the Company to issue and sell the Shares, Pre-Funded Warrants (if any) and Warrants to each Purchaser at each Closing are subject to the satisfaction or waiver by the Company of each of the following conditions:

(a)          Accuracy of Representations. The representations and warranties of such Purchaser contained in Article III shall be true and correct in all material respects as of the date hereof and as of such Closing Date.

(b)          Purchaser Deliverables. Such Purchaser shall have delivered its Subscription Amount and all other Purchaser deliverables described in Section 1.3(f).

(c)          Voting Agreement. Such Purchaser shall have executed and delivered to the Company a counterpart signature page to the Voting Agreement, unless such Purchaser has become a party to the Voting Agreement in connection with a prior Closing.

ARTICLE V

COVENANTS AND OTHER AGREEMENTS

5.1          Transfer Restrictions.

(a)          The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, to the effect that such transfer does not require registration of such transferred Securities under the 1933 Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

(b)          The Purchasers agree to the imprinting of a restrictive legend on the Securities substantially in the form required by the 1933 Act, as set forth in the legend text attached to Schedule 5.1 hereto, so long as required by applicable law.

(c)          The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the 1933 Act.

(d)          Subject to Section 5.1(g), DRS statements evidencing the Shares and the Warrant Shares shall not contain any legend (i) following any sale pursuant to an effective registration statement, (ii) following any sale pursuant to Rule 144, (iii) if such Shares or Warrant Shares are eligible for sale under Rule 144 without the requirement for the Company to be in compliance with the current public information requirements under Rule 144 and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the 1933 Act (the date on which any of the foregoing conditions are satisfied, the “Legend Removal Date”).

(e)          Provided that the removal of any legend is in compliance with all applicable laws, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Shares or Warrant Shares delivered for removal of the restrictive legend and subject to Section 5.1(d), $5 per Trading Day (increasing to $10 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such Shares or Warrant Shares are delivered without a legend, and (ii) if the Company fails to (A) issue and deliver (or cause to be delivered) to a Purchaser by the Legend Removal Date evidence of the issuance in DRS book-entry form of the Shares or Warrant Shares so delivered to the Company by such Purchaser that is free from all restrictive and other legends and (B) if after the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) Shares to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of Shares or Warrant Shares, or a sale of a number of Shares equal to all or any portion of the number of Shares or Warrant Shares that such Purchaser anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the Shares so purchased (the “Buy-In Price”) over the product of (1) such number of Shares or Warrant Shares that the Company was required to deliver to such Purchaser by the Legend Removal Date multiplied by (2) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of delivery by such Purchaser to the Company of the applicable Shares or Warrant Shares and ending on the date of such delivery and payment under this clause (ii).

(f)          Each Purchaser, severally and not jointly, agrees with the Company that such Purchaser will sell any Securities pursuant to either the registration requirements of the 1933 Act or an exemption therefrom.

(g)          For so long as any Shares or Warrant Shares held by a Purchaser constitute Voting Shares (as defined in the Voting Agreement), (i) such Purchaser agrees to the imprinting on the DRS statements evidencing such Shares or Warrant Shares of the Voting Agreement legend set forth in item 4 of Schedule 5.1 hereto (the “Voting Agreement Legend”), (ii) the Company shall include the Voting Agreement Legend in any notice delivered in respect of such Shares or Warrant Shares pursuant to Section 151(f) of the Delaware General Corporation Law, and (iii) the Company may instruct the Transfer Agent to enter a stop transfer order with respect to such Shares or Warrant Shares consistent with Section 2.4 of the Voting Agreement. Notwithstanding Section 5.1(d), the Company shall remove the Voting Agreement Legend from, and release any such stop transfer order with respect to, any Shares or Warrant Shares only upon the first to occur of (A) the termination of the Voting Agreement in accordance with its terms, in whole or as to such Purchaser, and (B) a Transfer (as defined in the Voting Agreement) of such Shares or Warrant Shares pursuant to clause (vi) or clause (vii) of Section 2.4(a) of the Voting Agreement, and Section 5.1(e) shall not apply to the Voting Agreement Legend; provided that the Company shall cause the Voting Agreement Legend and any such stop transfer order to be removed in time so as not to prevent or delay any Transfer described in clause (B), and the Voting Agreement Legend shall not prevent or delay the removal of any other legend in accordance with Section 5.1(d). Each Warrant and Pre-Funded Warrant shall bear the applicable Voting Agreement legend set forth in items 2 and 3 of Schedule 5.1 hereto, and the Company shall reissue any Warrant or Pre-Funded Warrant without such legend upon the termination of the Voting Agreement in accordance with its terms, in whole or as to the holder thereof.

(h)          Effective as of the Initial Closing, the Company shall cause (i) the Voting Agreement Legend to be noted conspicuously on the records of the Transfer Agent with respect to all Voting Shares held of record by Andre’ DiMino, on any certificate or DRS statement issued in respect of such Voting Shares, and in any notice delivered in respect of such Voting Shares pursuant to Section 151(f) of the Delaware General Corporation Law, and (ii) the Transfer Agent to enter a stop transfer order with respect to such Voting Shares providing that the Transfer Agent shall not register any Transfer (as defined in the Voting Agreement) of such Voting Shares other than a Transfer permitted by Section 2.4 of the Voting Agreement. To the extent any Voting Shares of Andre’ DiMino are held in street name or are otherwise not held of record by him, the Company shall request that he cause such Voting Shares to be registered in his name on the books of the Transfer Agent prior to the Initial Closing, and the Company shall cause the notation and stop transfer order described in this Section 5.1(h) to apply to such Voting Shares upon such registration. The Company shall cause such notation and stop transfer order to remain in effect until the termination of the Voting Agreement in accordance with its terms, in whole or as to Andre’ DiMino, and to be released as to any Voting Shares that cease to be Voting Shares upon a Transfer permitted by Section 2.4 of the Voting Agreement.

5.2          Furnishing of Information. While any Purchaser holds Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the 1934 Act and shall not terminate its status as an issuer required to file reports under the 1934 Act.

5.3          Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any trading market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

5.4          Securities Laws Disclosure; Publicity; Confidentiality. The Company shall, by the Disclosure Time (as defined below), file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby, including the use of proceeds described herein, and including the Transaction Documents as exhibits thereto, with the Commission. The Company and each Purchaser shall consult with each other in issuing any press release with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the other, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or trading market, without the prior approval of such Purchaser, except as required by federal securities law or trading market regulations. “Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the fourth Trading Day following the date hereof, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the fourth Trading Day following the date hereof. The parties will keep the terms of the transactions contemplated hereby, and the materials relating to the Company’s planned expansion of its business, confidential, consistent with the Company’s obligations as a reporting company under the 1934 Act, until the transactions contemplated hereby have been publicly disclosed in accordance with this Section 5.4.

5.5          Indemnification of Purchasers. Subject to the provisions of this Section 5.5, the Company will indemnify and hold the Purchasers and their directors, officers, shareholders, members, partners, employees and agents, each Person who controls the Purchaser (within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act), and the directors, officers, shareholders, agents, members, partners or employees of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents (other than the Legacy Rights Agreement and the Voting Agreement) or (b) any Action instituted against the Purchaser Parties by any stockholder of the Company who is not an Affiliate of the Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such Action is solely based upon a material breach of the Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any violations by the Purchaser Party of state or federal securities laws or any conduct by the Purchaser Party which constitutes fraud, gross negligence or willful misconduct). If any Action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, the Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. The Company will not be liable to any Purchaser Party under this Agreement for any settlement by a Purchaser Party effected without the Company’s prior written consent. The indemnification required by this Section 5.5 shall be made by advancement of periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others; provided, however, that no Purchaser shall be entitled to any double recovery.

5.6          Listing of Common Stock. The Company will take such actions as are necessary to have the Shares and Warrant Shares eligible for quotation on the Principal Market and to maintain the eligibility of the Common Stock for quotation on the OTCQB Market. The Company further agrees, if the Company applies to have its Common Stock listed on any national securities exchange in connection with an uplisting, it will include in such application all of the Shares and the Warrant Shares. The Company agrees to use commercially reasonable efforts to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation.

5.7          Piggyback Registration Rights.

(a)          If at any time following the Initial Closing Date the Company proposes to file a registration statement under the 1933 Act with respect to an offering of Common Stock for its own account or for the account of any of its security holders (other than a registration statement (i) on Form S-4 or Form S-8 (or any successor form), (ii) relating solely to an employee benefit plan, dividend reinvestment plan or equity incentive plan, (iii) relating to an exchange offer, a Rule 145 transaction or an acquisition of any entity or business, or (iv) on any form that does not permit the registration of Registrable Securities for resale), the Company shall give written notice of such proposed filing to each holder of Registrable Securities (each, a “Holder”) at least ten (10) days before the anticipated filing date. Each Holder may, by written notice delivered to the Company within five (5) days after receipt of the Company’s notice, request that all or any portion of its Registrable Securities be included in such registration statement, and the Company shall use commercially reasonable efforts to include such Registrable Securities therein, subject to the terms of this Section 5.7.

(b)          The Company may, in its sole discretion and without any liability to any Holder, postpone, delay or withdraw any registration statement referred to in this Section 5.7 at any time before its effectiveness, whether or not any Holder has elected to include Registrable Securities therein.

(c)          If the offering is underwritten, the right of any Holder to participate shall be conditioned on such Holder’s participation in the underwriting on the same terms as the other selling holders and the execution of an underwriting agreement and any lock-up agreement in customary form reasonably requested by the managing underwriter. If the managing underwriter advises the Company that marketing factors require a limitation on the number of shares to be underwritten, the securities to be included shall be allocated first, to the Company, and second, to the Holders and any other holders of the Company’s securities with piggyback registration rights, pro rata based on the number of securities each has requested to include.

(d)          The Company shall bear all registration and filing fees, printing expenses, and fees and expenses of the Company’s counsel and accountants incurred in connection with any registration under this Section 5.7, and each Holder shall bear all underwriting discounts, selling commissions and stock transfer taxes attributable to its Registrable Securities and the fees and expenses of any counsel retained by such Holder.

(e)          Each Holder shall furnish to the Company such information regarding such Holder, its Registrable Securities and its intended method of distribution as the Company may reasonably request in connection with any registration statement, and the Company may exclude from any registration statement the Registrable Securities of any Holder that fails to furnish such information in a timely manner.

(f)          The Company shall indemnify each Holder and its Affiliates against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue statement or omission of a material fact in any registration statement in which Registrable Securities are included pursuant to this Section 5.7, except insofar as the same arise out of information furnished by such Holder expressly for use therein. Each Holder, severally and not jointly, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the 1933 Act) against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue statement or omission of a material fact in any such registration statement to the extent the same arise out of information furnished by such Holder expressly for use therein; provided that the liability of any Holder under this Section 5.7(f) shall not exceed the net proceeds received by such Holder from the sale of its Registrable Securities under such registration statement. The procedures set forth in Section 5.5 shall apply to any claim for indemnification under this Section 5.7(f), mutatis mutandis.

(g)          The rights set forth in this Section 5.7 are the only registration rights granted in respect of the Securities. No Holder shall have any right to demand that the Company file a registration statement, and the Company shall have no obligation to pay any liquidated damages or other penalty in connection with any registration statement or any failure to file, or to cause the effectiveness of, any registration statement. The rights of each Holder under this Section 5.7 shall terminate at such time as such Holder no longer holds any Registrable Securities.

(h)          The Purchasers acknowledge that the Shares and Warrant Shares are “restricted securities” and that Purchasers may resell such securities under Rule 144 once the applicable holding period is satisfied. “Registrable Securities” means the Shares and the Warrant Shares (including the Pre-Funded Warrant Shares), together with any securities issued in respect thereof by way of stock split (including the Reverse Stock Split), stock dividend, recapitalization or similar event; provided that any such security shall cease to be a Registrable Security upon the earliest of (A) its sale pursuant to an effective registration statement, (B) its sale pursuant to Rule 144, and (C) the date on which it may be sold by the holder thereof under Rule 144 without volume or manner-of-sale restrictions and without the requirement that the Company be in compliance with the current public information requirement of Rule 144(c)(1).

5.8          Certain Transactions and Confidentiality. Each of the Purchasers represents and covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it has or will execute any purchases or sales, including short sales of any of the Company’s securities during the period commencing with the negotiations of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the Form 8-K as described in Section 5.4. Each of the Purchasers covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed, the Purchaser will maintain the confidentiality of the existence and terms of this transaction. The Company expressly acknowledges and agrees that no Purchaser shall be restricted from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions are first publicly announced.

5.9          Blue Sky Filings. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at each Closing under applicable securities or blue sky laws of the states of the United States.

5.10          Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by the Purchasers in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder.

5.11          Reservation of Common Stock. So long as any of the Warrants or Pre-Funded Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than one hundred percent (100%) of the maximum number of shares of Common Stock issuable upon exercise of all the Warrants and Pre-Funded Warrants (without regard to any limitations on the exercise of the Warrants or Pre-Funded Warrants set forth therein).

5.12          Restructure of Terms. In the event any changes in the terms of this Agreement or the Securities are required by a trading market, the Purchasers, in their sole discretion, may opt to terminate this Agreement or proceed with such terms as necessary to obtain all required approvals.

5.13          Information Rights. The Company is currently subject to mandatory periodic reporting under Section 12(g) of the 1934 Act and will continue to make its audited annual and unaudited quarterly financial statements, and material corporate developments, publicly available via its SEC filings. In addition, each Purchaser investing $250,000 or more in the aggregate (a “Significant Purchaser”) will receive reasonable access to management and, upon request, the right to inspect the Company’s books and records during normal business hours, subject to customary confidentiality obligations. Each Purchaser investing $1,000,000 or more in the aggregate may additionally designate one (1) non-voting Board observer who shall be entitled to notice of all meetings and to attend all meetings of the Board and its committees and to receive all materials provided to directors at the same time and in the same manner as the directors, subject to customary confidentiality and conflict-screening protocols. Any information provided under this Section 5.13 that constitutes material nonpublic information will be subject to the Purchaser’s obligation to maintain confidentiality and to refrain from trading in the Company’s securities on the basis of such information until it has been publicly disclosed or is no longer material, consistent with Regulation FD and other applicable securities laws. The Board observer right will terminate upon the earliest of (i) an uplisting of the Common Stock to a national securities exchange, (ii) three (3) years from the Initial Closing Date, and (iii) the observer-holder’s beneficial ownership falling below three percent (3%) of the Company’s fully diluted shares outstanding.

5.14          Right of Participation. During the period commencing on the Initial Closing Date and ending thirty-six (36) months following the last Closing Date to occur, each Purchaser that invested $1,000,000 or more in the aggregate in the transactions contemplated by this Agreement will have the right, but not the obligation, to participate in any subsequent equity or equity-linked financing by the Company (a “Subsequent Financing”) on a pro rata basis, up to the amount necessary to maintain that Purchaser’s percentage ownership of the Company’s fully diluted capital stock immediately prior to such Subsequent Financing. The Company will give each eligible Purchaser written notice of the material terms of any proposed Subsequent Financing at least thirty (30) Business Days before closing, and each Purchaser must elect to participate within that period. “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of Delaware are authorized or required by law to remain closed. This Section 5.14 does not apply to the issuance and sale of Securities at any Closing pursuant to this Agreement. This right does not apply to customary exempt issuances, including the issuance of Legacy Preferred Stock or any other securities by the Legacy Subsidiary to the Company pursuant to Section 5.20(c) or the Legacy Rights Agreement, any issuance or transfer of securities of the Legacy Subsidiary in connection with a Legacy Transaction (as defined in the Legacy Rights Agreement), any issuance of securities of the Legacy Subsidiary to employees or consultants of the Legacy Business, shares issued under the Equity Incentive Plan or any other equity incentive plan approved by the Board, in connection with a strategic acquisition or joint venture approved by a majority of the disinterested directors (the primary purpose of which is not to raise capital), upon exercise of outstanding options or warrants outstanding on the date hereof, or to a lender or landlord outside a primarily capital-raising transaction. For purposes of Sections 5.13 and 5.14, the amount invested by a Purchaser shall include the aggregate Subscription Amounts of such Purchaser and its Affiliates at all Closings. The members of the Anchor Investor shall be treated collectively as one Purchaser for purposes of Sections 5.13 and 5.14, and their Subscription Amounts and beneficial holdings shall be aggregated without duplication in determining the applicable investment and ownership thresholds and the extent of their participation right. Such aggregation shall not create duplicate rights, permit more than one Board observer for the Anchor Investor or override the restriction on a Board observer while an Anchor Investor Designee serves on the Board.

5.15          Preservation of NOLs; Section 382. The Company and the Purchasers will use good faith efforts to structure the transactions contemplated by this Agreement, including the Reverse Stock Split (as defined in Section 5.16), and any future transactions involving the Company’s equity securities, in a manner intended to preserve the NOLs (as defined in Section 2.27) to the maximum extent practicable under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). The parties expressly acknowledge that the Reverse Stock Split and the transactions contemplated by this Agreement may result in an “ownership change” under Section 382 of the Code that limits the availability of the NOLs.

5.16          Reverse Stock Split. Following the Final Closing, the Company will pursue a 1-for-20 reverse stock split of its Common Stock (the “Reverse Stock Split”) at such time as the Board determines advisable, taking into account market conditions, uplisting objectives, and other relevant factors. The Company shall use commercially reasonable efforts to complete the Reverse Stock Split prior to March 31, 2027.

5.17          Board of Directors; Management.

(a)          Effective at the Initial Closing, the Board shall be increased from one (1) to two (2) directors, with Andre’ DiMino continuing as a director and the Initial Closing Director being elected as a director; and effective automatically at the Board Effective Time, without any further action by the Board or the stockholders and pursuant to irrevocable resolutions adopted by the Board prior to the Initial Closing, the Board shall be increased from two (2) to five (5) directors by the election of Klaus Kleinfeld (Independent Non-Executive Chairman) and Greg Wasson (as the initial Anchor Investor Designee), with the fifth seat held vacant for the Additional Independent Director. Such seat may be filled at such later time following the Initial Closing as the Board determines, with the Additional Independent Director to be identified and appointed by the Board and to qualify as independent under the listing standards of the principal securities exchange on which the Company’s Common Stock is then listed or for which it is then seeking listing. For the avoidance of doubt, no Closing, nor the funding thereof, nor the Board reconstitution contemplated by this Section 5.17, is conditioned upon the identification, nomination, qualification or appointment of the Additional Independent Director. As soon as practicable following the execution and delivery of the Transaction Documents, the Company shall prepare and file with the Commission, and transmit to its holders of record, an information statement on Schedule 14F-1 complying with Rule 14f-1 under the 1934 Act in connection with such reconstitution. As used herein, “Board Effective Time” means the later of (i) the Initial Closing and (ii) the expiration of the ten (10) calendar day period following the later of the date the Company files such information statement with the Commission and the date it transmits such information statement to its holders of record, as required by Section 14(f) of the 1934 Act and Rule 14f-1 thereunder. For the avoidance of doubt, neither the Initial Closing nor the funding thereof is conditioned upon the occurrence of the Board Effective Time, and the Initial Closing shall occur in accordance with Article I notwithstanding that the Board Effective Time has not then occurred. Andre’ DiMino will continue as President and Chief Executive Officer of the Company for the time being, and will continue as Chief Executive Officer of the Legacy Subsidiary once the legacy business is transitioned as described in Section 5.18. Existing management will continue to run the Company’s legacy device, chemical and engineering business day to day. The Company’s obligations with respect to the nomination of Andre’ DiMino as a director are set forth in Section 2.6 of the Voting Agreement. Andre’ DiMino’s continued service as Chief Executive Officer and Chief Financial Officer of the Company, and the appointment of his successor as Chief Financial Officer, shall be as provided in Section 2.4(d) of the Legacy Rights Agreement.

(b)          Anchor Investor Designee. From and after the Board Effective Time, for so long as Wasson Enterprise, LLC, Greg Wasson and Greg Wasson’s spouse, together with their respective Affiliates (collectively, the “Anchor Investor”), beneficially own, in the aggregate and without duplication, at least 50% of the aggregate number of Shares and Pre-Funded Warrant Shares purchased by any of them at the Closings (as adjusted for stock splits, including the Reverse Stock Split, stock dividends, recapitalizations and similar events) (the “Designation Threshold”), the Anchor Investor shall be entitled to designate one (1) individual for election or appointment to the Board (the “Anchor Investor Designee”), who shall initially be Greg Wasson. For purposes of the Designation Threshold, purchases and beneficial ownership of all members of the Anchor Investor shall be aggregated without duplication, regardless of which member purchased or holds the applicable securities, and transfers among such members shall not reduce their aggregate holdings or increase the aggregate purchase baseline. The collective rights of the Anchor Investor under this Agreement, including its director designation and consent rights and its rights under Sections 5.13 and 5.14 as aggregated pursuant to Section 5.14, shall be exercised solely by Wasson Enterprise, LLC on behalf of all members of the Anchor Investor. The Company may rely on any designation, consent, notice or election delivered by Wasson Enterprise, LLC in that capacity as binding on all such members with respect to those collective rights. Notwithstanding the termination provision of this Section 5.17(b), the foregoing representative authority and the Company's right to rely on it shall apply whenever any such collective rights are exercisable, whether or not the director designation right under this Section 5.17(b) is then in effect. The Company shall include the Anchor Investor Designee in the slate of nominees recommended by the Board at each meeting of stockholders at which directors are elected and shall use commercially reasonable efforts to cause his or her election, on terms no less favorable than those applicable to the Company’s other nominees, in each case subject to applicable law, the fiduciary duties of the Board and the rules of the Principal Market. The Company shall not take any action to remove the Anchor Investor Designee other than for cause or at the request of the Anchor Investor. Any Anchor Investor Designee other than Greg Wasson shall be reasonably acceptable to the Board and shall satisfy the Company’s customary director qualification requirements, including completion of the Company’s director and officer questionnaire and the absence of any Disqualification Event. Upon any vacancy in the Anchor Investor Designee seat while the Designation Threshold is satisfied, the Anchor Investor may designate a replacement, and the Board shall appoint such replacement to fill the vacancy within ten (10) Business Days following the Anchor Investor’s written request. The Anchor Investor Designee shall be entitled to the same compensation, expense reimbursement, indemnification and directors’ and officers’ liability insurance coverage as the Company’s other non-employee directors, and the Company shall maintain such indemnification agreement and coverage in effect for so long as the Anchor Investor Designee serves on the Board and for not less than six (6) years thereafter with respect to acts or omissions occurring during such service. The rights under this Section 5.17(b) shall terminate, and the Anchor Investor shall cause the Anchor Investor Designee to tender his or her resignation if requested by the Board, at such time as the Anchor Investor ceases to satisfy the Designation Threshold. For so long as an Anchor Investor Designee serves on the Board, the Anchor Investor shall not be entitled to designate a Board observer under Section 5.13.

(c)          [Reserved]

(d)          Voting Agreement. At or prior to the Initial Closing, the Company, Andre’ DiMino and the Purchasers participating in the Initial Closing shall enter into a voting agreement substantially in the form attached hereto as Exhibit G (the “Voting Agreement”), pursuant to which Andre’ DiMino and each Purchaser shall agree to vote all shares of Common Stock held by them in favor of the election of the directors elected or appointed to the Board pursuant to this Section 5.17 and, for so long as the DiMino Director Conditions (as defined therein) are satisfied, Andre’ DiMino, and pursuant to which the Company shall agree to nominate Andre’ DiMino as a director on the same conditions, in each case on the terms set forth therein. Each Purchaser participating in a Subsequent Closing shall become a party to the Voting Agreement by executing a counterpart signature page thereto.

(e)          DiMino Nomination; Director Rights. The Company’s obligations with respect to the nomination and election of Andre’ DiMino as a director, and the limitations on his removal, are set forth in Section 2.6 of the Voting Agreement, and the Company shall perform such obligations in accordance with their terms. For so long as Andre’ DiMino serves as a director, he shall be entitled to the same expense reimbursement, indemnification and directors’ and officers’ liability insurance coverage as the Company’s other directors (and, at any time during which he is not an employee of the Company or any Subsidiary, to the same compensation as the Company’s other non-employee directors), and the Company shall maintain such indemnification agreement and coverage in effect for so long as he serves on the Board and for not less than six (6) years thereafter with respect to acts or omissions occurring during such service.

5.18          Legacy Business Structure. Following the Initial Closing, the Company’s existing operating businesses (medical devices, chemical, and engineering/electronics) (the “Legacy Business”) will be reorganized into a newly formed, wholly owned subsidiary of the Company (the “Legacy Subsidiary”). In connection with such reorganization, the Legacy Subsidiary shall adopt a certificate of incorporation, in form and substance approved by the Board, authorizing the issuance of the Legacy Preferred Stock (as defined in Section 5.20(c)) on the terms set forth in the Legacy Preferred Term Sheet. In connection with such reorganization, the Company shall change its corporate name from “ADM Tronics Unlimited, Inc.” to a new name reflecting its broader business, as approved by a majority of the then members of the Board. Immediately following the effectiveness of that name change, and in any event on the same day, the Company shall cause the Legacy Subsidiary to file an amendment to its certificate of incorporation changing its corporate name to “ADM Tronics Unlimited, Inc.” Until that name is adopted, the Legacy Subsidiary shall bear such interim name as the Company may designate. The foregoing renaming shall be effected in accordance with Section 2.7 of the Legacy Rights Agreement. Such reorganization shall be implemented in accordance with Article III of the Legacy Rights Agreement, including the principles set forth on Schedule 3.6 thereto.

5.19          Certifications and Regulatory Continuity. The Certifications are core, valuable assets and will be treated as such. Before implementing the Legacy Business Structure described in Section 5.18, the Company (with Andre’ DiMino’s direct involvement, given his familiarity with these matters) will engage proactively with each relevant certifying body and regulatory authority to confirm the specific mechanism (whether a name/entity change notification, a formal transfer process, or another approach specified by that body) needed to carry the Certifications forward to the Legacy Subsidiary without a lapse or the need for a fresh audit or re-registration. The internal reorganization will not be completed until the Company is satisfied, in consultation with Andre’ DiMino, that continuity of the Certifications is assured.

5.20          Legacy Business Protections.

(a)         Following the reorganization contemplated by Section 5.18, the Legacy Subsidiary will be operated as a ring-fenced subsidiary, subject to the oversight of the Board (which oversight shall not include any right to approve, direct or restrict the application of capital funded under Section 5.20(c) to the product initiatives identified in the applicable use-of-funds budget), and its assets will be held separately from those of the Company and will not be pledged or otherwise encumbered to secure any indebtedness or other obligation of the Company or any of its other Subsidiaries.

(b)          At or prior to the Initial Closing, the Company and Andre’ DiMino shall enter into an agreement substantially in the form attached hereto as Exhibit F (the “Legacy Rights Agreement”) providing Andre’ DiMino with (i) the right, upon the occurrence of any of the following trigger events, to acquire the Legacy Business or to cause a spin-off of the Legacy Business: (A) the Company’s failure to satisfy financing milestones to be specified in the Legacy Rights Agreement, (B) the insolvency or bankruptcy of the Company or a material default by the Company under any of its material indebtedness, (C) the failure to seat the reconstituted Board as contemplated by Section 5.17, other than as a result of the deferral of the Board Effective Time in order to comply with Rule 14f-1 under the 1934 Act, the vacancy of the Board seat reserved for the Additional Independent Director as permitted by Section 5.17 or a material breach by Andre’ DiMino of Section 2.1 of the Voting Agreement (whether such breach is the sole cause or one of several causes of such failure), or (D) the Company’s failure to fund when required any portion of the capital described in Section 5.20(c), which failure continues for thirty (30) days following written notice from Andre’ DiMino; (ii) consent rights over specified material actions affecting the Legacy Business; (iii) customary information and early-warning rights regarding the financial condition of the Company; and (iv) a covenant of the Company, running directly to Andre’ DiMino, to fund the capital described in Section 5.20(c). Any acquisition or spin-off under clause (i) will be subject to approval by a majority of the independent directors of the Board and to a fairness opinion or independent valuation satisfactory to such independent directors. Notwithstanding the foregoing: (x) following its execution, the Company shall not amend or waive any provision of the Legacy Rights Agreement in any manner materially adverse to the Company, as determined in good faith by a majority of the disinterested directors, without the prior written consent of the holders of a majority of the outstanding Common Stock not held by Andre’ DiMino or his Affiliates; (y) neither the failure of any Subsequent Closing to occur nor the failure to satisfy the Legacy Funding Threshold shall, by itself, constitute a trigger event; and (z) any acquisition or spin-off under clause (i) shall require the approval of a majority of the disinterested directors (including, for the avoidance of doubt, the Anchor Investor Designee, unless the Anchor Investor Designee has a material interest in such transaction other than through the Anchor Investor’s ownership of Common Stock), and any acquisition shall additionally require (1) cash consideration of not less than the fair market value of the Legacy Business as determined by an independent valuation firm selected by a majority of such disinterested directors and (2) the approval of the holders of a majority of the outstanding Common Stock not held by Andre’ DiMino or his Affiliates. Each Purchaser (including each Purchaser that becomes a party hereto at any Subsequent Closing by counterpart signature page) acknowledges that it has reviewed the Legacy Rights Agreement, consents to the Company’s execution, delivery and performance thereof, and agrees that the execution, delivery and performance of the Legacy Rights Agreement in accordance with its terms (including the exercise of any rights of Andre’ DiMino thereunder) shall not constitute a breach of any representation, warranty or covenant of the Company under this Agreement or the other Transaction Documents.

(c)          Except for the funding required by this Section 5.20(c), which shall not be subject to any further approval or direction of the Board, the Board shall direct the amount and timing of any capital provided by the Company to the Legacy Business, and, subject to the provisions of this Section 5.20(c) regarding Pre-Reorganization Applications, any such capital shall be provided to the Legacy Subsidiary in exchange for Legacy Preferred Stock (as defined below) having an aggregate original issue price equal to the capital provided, and not as an intercompany loan or as a contribution to the common equity of the Legacy Subsidiary, unless the Board and Andre’ DiMino otherwise agree in writing. The Company shall, from and after the completion of the reorganization contemplated by Section 5.18, fund to the Legacy Subsidiary up to $500,000 in aggregate capital through the purchase of shares of Series A Redeemable Preferred Stock of the Legacy Subsidiary (the “Legacy Preferred Stock”), of which up to $200,000 shall be available to be funded from and after the Initial Closing and the full amount of up to $500,000 shall be available to be funded once the Legacy Funding Threshold has been satisfied, to be funded in one or more closings, each occurring within ten (10) Business Days following written request of the Legacy Subsidiary accompanied by a use-of-funds budget for the requested funding, to fund the development, regulatory clearance and commercial launch of the Legacy Business product initiatives identified in such budget. Each such use-of-funds budget shall be prepared by the management of the Legacy Subsidiary and delivered to the Board for information only, and shall not be subject to the review, approval or modification of the Board. The Company shall not condition, reject or delay any such funding on the basis of the content of a use-of-funds budget that relates to such product initiatives. Notwithstanding the foregoing, at the Initial Closing, the Company shall transfer $200,000 of the amount reserved for the Legacy Business under Section 1.4 from the Designated Account to the Company’s existing operating account (the “Legacy Operating Account”), upon the authorization of Andre’ DiMino and Michael Burychka (the “Legacy Transfer”). If the Legacy Funding Threshold is satisfied prior to the completion of the reorganization contemplated by Section 5.18, then at the Closing at which the Legacy Funding Threshold is satisfied, the Company shall transfer the balance of the amount reserved for the Legacy Business under Section 1.4, less the aggregate amount of all prior Pre-Reorganization Applications (as defined below), from the Designated Account to the Legacy Operating Account, upon the authorization of Andre’ DiMino and Michael Burychka (the “Threshold Transfer”). The Threshold Transfer shall be treated in the same manner as the Legacy Transfer for all purposes of this Agreement and the Legacy Rights Agreement, including with respect to Andre’ DiMino’s discretion over its use, and shall constitute a Pre-Reorganization Application in the full amount so transferred when made, notwithstanding the $200,000 amount of the Legacy Transfer and the $200,000 amounts referred to in this Section 5.20(c) and in Section 2.5(e)(ii) of the Legacy Rights Agreement. From and after the Legacy Transfer and prior to the completion of the reorganization contemplated by Section 5.18, Andre’ DiMino shall have sole discretion over the use of the amount so transferred for the Legacy Business, without any approval or direction of the Board, and any use-of-funds budget for such amount shall be delivered to the Board for information only. Such use may include the payment by the Company of Andre’ DiMino’s fixed annual bonus for the fiscal year ended March 31, 2026 and any base salary due to him and not yet paid under the Employment Agreement, dated as of January 10, 2026, between the Company and Andre’ DiMino, and no such payment shall be deemed an increase in compensation for purposes of Section 5.21. Each of (x) the Legacy Transfer, in the full amount of $200,000 when made, and (y) each transfer made under Section 3.5 of the Legacy Rights Agreement (which transfers shall remain subject to conditions (C) and (D) below) shall constitute a “Pre-Reorganization Application”. The aggregate amount of all Pre-Reorganization Applications shall (i) reduce, dollar for dollar, both the $500,000 aggregate amount and the $200,000 amount available from and after the Initial Closing under this Section 5.20(c), and (ii) be treated, upon the completion of the reorganization contemplated by Section 5.18, as capital contributed by the Company to the Legacy Subsidiary in exchange for shares of Legacy Preferred Stock having an aggregate original issue price equal to such aggregate amount, which shares the Legacy Subsidiary shall issue to the Company at the completion of such reorganization, without any further payment by the Company. Each Pre-Reorganization Application shall constitute an application by the Company of its own funds to its existing business and not a provision of capital to the Legacy Subsidiary prior to the completion of such reorganization. The deemed contribution of capital in respect of, and the issuance of Legacy Preferred Stock in respect of, the Pre-Reorganization Applications shall not constitute additional funding or a further application of the amount reserved under Section 1.4, and the aggregate amount of the Pre-Reorganization Applications shall be counted only once against the amounts set forth in this Section 5.20(c), including for purposes of clause (A) below. The Legacy Transfer shall not be rescinded, withheld or delayed by the Company. The Legacy Preferred Stock shall be established in the certificate of incorporation of the Legacy Subsidiary and shall have the terms set forth in the term sheet attached hereto as Exhibit E (the “Legacy Preferred Term Sheet”). The Company shall not compel the payment or redemption of the Legacy Preferred Stock, other than in accordance with its terms, in any manner that would reasonably be expected to impair the solvency, working capital or continued operation of the Legacy Business. The Company’s obligation to fund any purchase of the Legacy Preferred Stock is subject only to: (A) the occurrence of the Initial Closing and, in the case of any funding that would cause the aggregate amount funded (including all Pre-Reorganization Applications) to exceed $200,000, the satisfaction of the Legacy Funding Threshold; (B) the completion of the reorganization contemplated by Section 5.18, including the adoption of the certificate of incorporation of the Legacy Subsidiary authorizing the Legacy Preferred Stock, without a lapse of the Certifications as contemplated by Section 5.19; (C) such funding being permitted under applicable law and the Company’s financing arrangements in effect on the date hereof and not causing the Company to become subject to the requirements of the Investment Company Act of 1940, as amended, as contemplated by Section 2.34; (D) the Board not having determined in good faith, after consultation with outside legal counsel, that such funding would render the Company insolvent or unable to pay its debts as they become due, which determination shall be made by a majority of the disinterested directors and communicated to Andre’ DiMino in writing with a reasonably detailed statement of the basis for such determination; and (E) the Legacy Subsidiary shall have executed and delivered to Andre’ DiMino the joinder to the Legacy Rights Agreement contemplated thereby (the “Legacy Joinder”). Conditions (B) through (E) shall not apply to any Pre-Reorganization Application (other than conditions (C) and (D), which shall apply to transfers made under Section 3.5 of the Legacy Rights Agreement), but shall continue to apply to all funding in excess of the aggregate amount of the Pre-Reorganization Applications. The issuance of Legacy Preferred Stock in respect of the Pre-Reorganization Applications shall not be subject to conditions (C) or (D), and shall occur at the completion of the reorganization contemplated by Section 5.18, following the adoption of the certificate of incorporation of the Legacy Subsidiary authorizing the Legacy Preferred Stock and the execution and delivery of the Legacy Joinder as contemplated by Section 2.6 of the Legacy Rights Agreement. Subject only to the conditions set forth in clauses (A) through (E) above, the Company’s obligation to fund the Legacy Preferred Stock under this Section 5.20(c) is irrevocable, shall not require any further approval of the Board and shall not be rescinded, withheld or delayed by the Company. The Company shall cause the authorized signatories on the Designated Account to authorize each disbursement required by this Section 5.20(c), and the authorization requirements of Section 4.2(g) shall not be a basis for withholding or delaying any such disbursement. The Company shall not enter into any agreement or arrangement that would restrict or prohibit such funding, and shall use its reasonable best efforts to cause the conditions set forth in clauses (B) and (E) to be satisfied as promptly as practicable following the Board Effective Time. Prior to the Initial Closing, the Board shall adopt resolutions approving the funding obligations under this Section 5.20(c) and authorizing the officers of the Company and any other representative expressly authorized by the Board to perform them without further Board action, and at the completion of the reorganization contemplated by Section 5.18, the Company and the Legacy Subsidiary shall enter into a subscription agreement for the Legacy Preferred Stock reflecting such obligations, of which Andre’ DiMino shall be an express third-party beneficiary. The Company’s obligations under this Section 5.20(c) are also set forth in Section 2.5 of the Legacy Rights Agreement, which shall control as provided therein. If the reorganization contemplated by Section 5.18 has not been completed by the Reorganization Outside Date (as defined in the Legacy Rights Agreement), the Company’s funding obligations under this Section 5.20(c) shall be modified as provided in Section 3.5 of the Legacy Rights Agreement.

5.21          Interim Operations. From the date hereof until the Board Effective Time, the Company shall, and shall cause each Subsidiary to, conduct its business in the ordinary course consistent with past practice and shall not, without the prior written consent of the Anchor Investor (as defined in Section 5.17(b)) or, if there is no Anchor Investor, Purchasers whose Subscription Amounts represent a majority of the aggregate Subscription Amounts of all Purchasers: (i) sell, issue or grant any capital stock or securities convertible into or exercisable for capital stock, other than the Securities and shares issued upon exercise or conversion of securities outstanding on the date hereof; (ii) amend its Certificate of Incorporation or bylaws; (iii) enter into, amend or waive any transaction with any director, officer or Affiliate of the Company, including the Legacy Rights Agreement, other than (A) the entry into and performance of the Legacy Rights Agreement substantially in the form attached hereto as Exhibit F, (B) the entry into and performance of the Voting Agreement substantially in the form attached hereto as Exhibit G, (C) the entry into and performance of an amendment and restatement of the Employment Agreement, dated as of January 10, 2026, between the Company and Andre’ DiMino, in a form approved by a majority of the disinterested directors, that (1) reflects his service as Chief Executive Officer of the Legacy Subsidiary and provides for the assumption of such agreement by the Legacy Subsidiary upon the completion of the reorganization contemplated by Section 5.18, (2) excludes the Legacy Business from the non-competition covenant therein from and after the consummation of a Legacy Transaction (as defined in the Legacy Rights Agreement), (3) does not increase his base salary, bonus opportunity, severance or other compensation or benefits and (4) confirms the acknowledgment and agreement delivered pursuant to Section 1.3(e)(viii) and (D) any employment or consulting arrangement with the Chief Financial Officer appointed as contemplated by Section 2.4(d) of the Legacy Rights Agreement on terms approved by a majority of the disinterested directors; (iv) commence the reorganization contemplated by Section 5.18; (v) incur indebtedness for borrowed money other than borrowings in the ordinary course under its existing line of credit; (vi) declare or pay any dividend or distribution; (vii) sell, license or encumber any material asset outside of the ordinary course of business; (viii) increase the compensation of any director or officer (it being understood that the amended and restated agreement permitted by clause (iii)(C) shall not be deemed to increase compensation, and other than the compensation of the Chief Financial Officer appointed as contemplated by Section 2.4(d) of the Legacy Rights Agreement on terms approved by a majority of the disinterested directors), or adopt, amend or grant awards under any equity incentive plan; or (ix) change the authorized signatories on, or the permitted uses of, the Designated Account (as defined in Section 4.2(g)). For purposes of this Section 5.21, prior to the Initial Closing, the Anchor Investor shall be deemed to satisfy the Designation Threshold.

5.22         Equity Incentive Plan. Following the Board Effective Time, the Company intends to adopt an equity incentive plan for the benefit of employees, directors and consultants of the Company and its Subsidiaries providing for a share reserve expected to be between 10% and 15% of the Company’s issued and outstanding Common Stock on a fully diluted basis (the “Equity Incentive Plan”), subject to approval by the Board and, to the extent required by applicable law or the rules of the Principal Market, the Company’s stockholders. The Board will determine the final reserve when it adopts the Equity Incentive Plan. Each Purchaser acknowledges the dilution resulting from awards under the Equity Incentive Plan, and issuances under the Equity Incentive Plan shall constitute exempt issuances for purposes of Section 5.14. Employees of the Legacy Business, including employees of the Legacy Subsidiary following the reorganization contemplated by Section 5.18, shall be eligible to participate in the Equity Incentive Plan on the same basis as other employees of the Company and its Subsidiaries, and the Board intends to consider in good faith awards to such employees following the adoption of the Equity Incentive Plan. Any award to Andre’ DiMino shall be approved by a majority of the disinterested directors.

5.23         Survival. The representations, warranties, covenants and agreements contained in this Agreement and in each Transaction Document, and the indemnification obligations set forth herein and therein, shall survive each Closing and the delivery of the Securities and shall remain in full force and effect regardless of any investigation made by or on behalf of the Purchasers or the Company. Notwithstanding the foregoing, the representations and warranties of the Company contained in Article II shall survive until the date that is twenty-four (24) months following the Final Closing Date, after which date no claim for breach thereof may be asserted, other than in the case of fraud; provided that any claim asserted in writing with reasonable specificity prior to such date shall survive until finally resolved.

ARTICLE VI

MISCELLANEOUS

6.1          Governing Law; Specific Enforcement; Submission to Jurisdiction; Waiver of Jury Trial.

(a)          This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without regard to the conflicts of law principles of such state.

(b)          The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled at law or in equity.

(c)          Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (and, to the extent the Court of Chancery lacks subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware), for the purposes of any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation (“Action”) or other proceeding arising out of this Agreement, and irrevocably and unconditionally waives any objection to the laying of venue of any such Action or proceeding in any such court.

(d)          EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, CLAIM OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) MAKES SUCH WAIVER VOLUNTARILY AND (IV) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.1.

6.2          Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

6.3          Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.4          Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by e-mail, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 6.4).

6.5          Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.6          Aggregation of Stock. All Shares held or acquired by Affiliated entities or Persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

6.7          Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

6.8          Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the holders of at least 50.1% in interest of the Securities or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of at least 50.1% in interest of the Securities of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. Notwithstanding the foregoing, no amendment, modification or waiver of Section 1.4 (to the extent relating to the funding of the Legacy Business), Section 5.17(a) and Section 5.17(e) (in each case to the extent relating to Andre’ DiMino), Section 5.18, Section 5.19, Section 5.20, Section 5.21(iii)(C) and Section 5.21(iii)(D), Exhibit E, Section 6.9 (to the extent relating to Section 5.20(c)) or this sentence shall be effective without the prior written consent of Andre’ DiMino. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof. Any amendment effected in accordance with this Section 6.8 shall be binding upon each Purchaser and holder of Securities and the Company.

6.9          Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers (other than by merger). A Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of this Agreement and the Warrants that apply to the Purchasers. Except as expressly provided in Section 6.11, Section 5.20(c) (which shall be enforceable by Andre’ DiMino as an express third-party beneficiary, including pursuant to Section 6.1(b)) and in the indemnification provisions hereof, this Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns, and no other Person, including the Legacy Subsidiary or any director, officer or stockholder of the Company, shall have any right to enforce any provision of this Agreement or shall be deemed a third-party beneficiary hereof.

6.10          Further Assurances. Each of the Company and the Purchasers shall use its respective commercially reasonable efforts to take, or cause to be taken, all actions to assist and cooperate with the other parties hereto in doing all necessary items to consummate the transactions hereby contemplated.

6.11          Fees and Expenses. The Company shall be responsible for the payment of any transfer agent fees, DTC fees or broker’s commissions (other than for Persons engaged by any Purchaser) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Upon the applicable Closing, the Company shall reimburse the Purchasers for reasonable and documented legal, accounting, and due diligence expenses incurred in connection with the transactions contemplated by this Agreement, including such expenses incurred by Longview Innovation LLC (“Longview”) and its counsel on behalf of or for the benefit of the Purchaser group, up to a maximum of $100,000 in the aggregate, payable at the applicable Closing from the proceeds of the financing; provided that (i) no portion of such reimbursement shall be contingent upon, or calculated by reference to, the amount of Securities sold, and (ii) only actual, documented out-of-pocket expenses paid or payable to third parties shall be reimbursable. Such reimbursement shall be paid, against documented invoices, to Longview, solely as the payee designated by the Purchasers for the collection and disbursement of such amounts, and payment to Longview shall discharge the Company’s reimbursement obligation under this Section 6.11 to the extent so paid. Longview (or any of its Affiliates) may purchase Securities hereunder by executing a signature page to this Agreement, in which case it shall be a Purchaser and a party hereto with respect to the Securities so purchased, with the same rights and obligations as, and on the same terms as, each other Purchaser. Unless and until it does so, Longview is not a Purchaser and is not a party to this Agreement and, other than as the designated payee under this Section 6.11, has no rights, obligations or liabilities hereunder. In either case, Longview’s role as designated payee shall not entitle it to any reimbursement, fee or other consideration in excess of the aggregate cap set forth in this Section 6.11, and any expenses incurred by Longview in its capacity as a Purchaser shall be reimbursable only within, and not in addition to, such cap. By accepting any payment under this Section 6.11 or executing a signature page to this Agreement, Longview shall be deemed to represent and warrant to the Company that (A) it is not acting, and has not acted, as a placement agent, broker, dealer or finder in connection with the transactions contemplated by this Agreement, (B) it has not received and will not receive any compensation, directly or indirectly, for soliciting, identifying or introducing any Purchaser, and (C) the amounts payable to it under this Section 6.11 represent solely the reimbursement of expenses actually incurred. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Purchasers.

6.12         Termination. This Agreement may be terminated by any Purchaser, solely as to such Purchaser's unconsummated purchase obligations and without affecting the obligations between the Company and any other Purchaser, by written notice to the Company if the Initial Closing has not been consummated on or before October 30, 2026; provided that such right shall not be available to any Purchaser to the extent such Purchaser’s breach of this Agreement was, in all material respects, the cause of such failure. Upon the Offering Termination Date, all obligations to purchase and sell Securities that have not been issued at a Closing shall automatically terminate. The Company shall promptly return to each applicable Purchaser any portion of its Subscription Amount received for Securities that are not issued as a result of a termination under this Section. No termination under this Section shall affect any Securities issued at a completed Closing, any rights or obligations with respect to a completed Closing, any provisions that survive such Closing under Section 5.23, or any liability for a breach occurring before termination.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ADM TRONICS UNLIMITED, INC.	Address for Notice: 224-S Pegasus Avenue Northvale, New Jersey 07647

By: /s/ Andre’ DiMino Name: Andre’ DiMino Title: Chief Executive Officer	Attn: Andre’ DiMino Email: andre@admtronics.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASERS FOLLOWS]

INVESTOR SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Entity Type (if applicable):

Jurisdiction of Formation (if an entity):

EIN or Other Taxpayer Identification Number (if an entity):

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Name of Joint Purchaser (if any):

Signature of Joint Purchaser (if any):

Email Address of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Applicable Closing (check one):          ☐ Initial Closing          ☐ Subsequent Closing

Applicable Closing Date:

Date of Signature:

Subscription Amount for this Closing: $

Number of Shares at this Closing:

Number of Pre-Funded Warrants at this Closing:

Pre-Funded Warrant Shares at this Closing:

Number of Warrants: (equal to 50% of the sum of the Shares and Pre-Funded Warrant Shares purchased at this Closing)

Beneficial Ownership Limitation (check one):           ☐ 4.99%          or           ☐ 9.99%

DISCLOSURE SCHEDULES

These Disclosure Schedules (these “Disclosure Schedules”) are made and given pursuant to Article II of the Securities Purchase Agreement, dated as of October 26, 2026 (the “Agreement”), by and among ADM Tronics Unlimited, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages thereto (including its successors and assigns, each a “Purchaser” and collectively, the “Purchasers”).

Except as otherwise expressly provided herein or in the Agreement, all disclosures contained in these Disclosure Schedules are made as of the date of the Agreement and as of each Closing Date, and not any time thereafter. All capitalized terms used but not defined herein shall have the meanings as defined in the Agreement, unless otherwise provided. The section numbers below correspond to the section numbers of the representations and warranties in Article II of the Agreement; provided, however, that any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would be appropriate and such appropriateness is reasonably apparent from the face of such disclosure. Nothing in these Disclosure Schedules is intended to broaden the scope of any representation or warranty contained in the Agreement or to create any covenant. Inclusion of any item in these Disclosure Schedules (i) does not represent a determination that such item is material or establish a standard of materiality, (ii) does not represent a determination that such item did not arise in the ordinary course of business, (iii) does not represent a determination that the transactions contemplated by the Agreement require the consent of third parties, and (iv) shall not constitute, or be deemed to be, an admission to any third party concerning such item.

The information contained herein was not prepared or disclosed with a view that it would be disclosed to any Person that is not a party to the Agreement, and the Company does not assume any responsibility to any such Person for any inaccuracies contained herein or otherwise. In disclosing the information set forth herein, the Company expressly does not waive any attorney-client privilege associated with any such information or any protection afforded by the “work product doctrine” with respect to any of the matters disclosed herein.

The Company’s Common Stock, par value $0.0005 per share (the ”Common Stock”), is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is quoted on the OTCQB Market operated by OTC Markets Group Inc. (the “Principal Market”) under the symbol “ADMT.” The Company files annual reports on Form 10-K and quarterly reports on Form 10-Q with the U.S. Securities and Exchange Commission (the “Commission”), and its fiscal year ends March 31. The Company’s financial statements are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The Securities offered pursuant to the Agreement are being offered and sold in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Regulation D and Rule 506 promulgated thereunder.

SECTION 2.1

ORGANIZATION, GOOD STANDING AND QUALIFICATION; SUBSIDIARIES

Name	Jurisdiction	Authorized Shares	Number of Issued and Outstanding Shares	Record Holders / Beneficial Owners
Sonotron Medical Systems, Inc. (former wholly owned subsidiary; dissolved during the fiscal year ended March 31, 2026)	Delaware	N/A (dissolved)	N/A (dissolved)	Company (former sole stockholder).
RetinalGenix Technologies, Inc.	Delaware

Preferred Stock: 40,000,000 shares authorized ($0.0001 par value per share; includes 3,000,000 designated shares of Series F preferred stock).

Common Stock: 80,000,000 shares authorized ($0.0001 par value per share)

			Preferred Stock: 0 shares issued and outstanding Common Stock: 18,843,628 shares issued and outstanding as of June 30, 2026 (the same amount was also noted as outstanding as of August 15, 2026).	The Company is the record holder of 75,000 shares of common stock, par value $0.0001 per share (approximately 0.400% according to the records of Continental Stock Transfer & Trust Company).

RetinalGenix Technologies, Inc. (RTGN) is an independent company and a client of the Company under an amended and restated master services agreement. RTGN is listed solely because the definition of “Subsidiaries” in Section 2.1 of the Agreement includes any Person in which the Company owns any share capital; the Company owns 75,000 shares and does not control RTGN.

Jurisdictions in which the Company or any Subsidiary is qualified to transact business as a foreign corporation, and any exception to the good standing or due qualification of the Company or any Subsidiary: New Jersey.

Pursuant to Section 5.18 of the Agreement, following the Initial Closing the Company intends to form a new wholly owned Subsidiary, with a name to be determined (the “Legacy Subsidiary”), into which the Legacy Business will be reorganized. As of the date of the Agreement, the Legacy Subsidiary has not been formed, and no Legacy Preferred Stock has been authorized or issued.

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SECTION 2.7

SEC DOCUMENTS; FINANCIAL STATEMENTS

Reports, schedules, forms, proxy statements and other documents required to be filed with the Commission during the two (2) years prior to the date of the Agreement that were not timely filed, and any other exception to the representations in Section 2.7 of the Agreement, including any contemplated amendment or restatement of the Financial Statements: The Company filed Forms 12b-25 for its Annual Report on Form 10-K for the fiscal year ended March 31, 2026 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, and filed each report within the applicable Rule 12b-25 extension period. The Company’s SEC Documents disclose substantial doubt about its ability to continue as a going concern. No amendment or restatement of the Financial Statements is disclosed.

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SECTION 2.8

ABSENCE OF CERTAIN CHANGES

Material adverse changes and material adverse developments in the business, assets, liabilities, properties, operations, condition or prospects of the Company or any Subsidiary since the date of the Company’s most recent audited financial statements contained in a Form 10-K, and any dividends declared or paid, assets sold outside the ordinary course of business, capital expenditures made outside the ordinary course of business, or insolvency, bankruptcy, reorganization, receivership, liquidation or winding up proceedings or related creditor actions, since such date: None, except as disclosed in the SEC Documents and in these Disclosure Schedules. The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 disclosed no subsequent events requiring recognition or disclosure.

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SECTION 2.9

NO UNDISCLOSED EVENTS, LIABILITIES, DEVELOPMENTS OR CIRCUMSTANCES

Events, liabilities, developments and circumstances of the type described in Section 2.9 of the Agreement that have not been publicly announced, including matters that would be required to be disclosed on a registration statement on Form S-1 relating to an issuance and sale of Common Stock: The transactions contemplated by the Transaction Documents, including the Closings, Board reconstitution, the Anchor Investor designation right, the Legacy Rights Agreement and Legacy Joinder, the Voting Agreement, the Legacy Business reorganization, the Legacy Preferred Stock, the Reverse Stock Split, the potential Section 382 limitation on NOLs, and the Equity Incentive Plan. These matters will be disclosed in the Form 8-K required by Section 5.4 of the Agreement and, to the extent applicable, the Schedule 14F-1 required by Section 5.17 of the Agreement.

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SECTION 2.10

CAPITALIZATION

1.    Outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character relating to, and securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock:

None as of June 30, 2026, other than as disclosed in the SEC Documents. The Warrants and any Pre-Funded Warrants issued at a Closing will become outstanding at such Closing. The April 2023 Cavalli/Isaacs warrants expired unexercised.

2.    Outstanding securities or instruments of the Company containing any mandatory redemption or similar provisions:

None. Following the reorganization contemplated by Section 5.18 of the Agreement, the Legacy Preferred Stock to be issued by the Legacy Subsidiary to the Company will be subject to redemption from Excess Cash and mandatory redemption upon a sale or change of control of the Legacy Subsidiary, in each case on the terms set forth in the Legacy Preferred Term Sheet attached to the Agreement as Exhibit E.

3.    Rights of first refusal, preemptive rights, rights of participation and similar rights to participate in the transactions contemplated by the Transaction Documents:

The rights of participation of the Purchasers in Subsequent Financings under Section 5.14 of the Agreement. No other Person holds any such right.

4.    Securities or instruments containing provisions that adjust the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company, and any obligation of the Company to issue Common Stock or other securities to any Person (other than the Purchasers) as a result of the issuance and sale of the Securities:

None.

5.    Capital stock issued by the Company since its most recently filed periodic report under the Securities Exchange Act of 1934:

None.

6.    Shareholder agreements, voting agreements, registration rights agreements and other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders:

The Legacy Rights Agreement, to be entered into between the Company and Andre’ DiMino at or prior to the Initial Closing, which grants Andre’ DiMino consent rights over specified material actions affecting the Legacy Business and the right, upon specified trigger events, to acquire the Legacy Business or to cause a Spin-Off. The Voting Agreement, to be entered into among the Company, Andre’ DiMino and the Purchasers at or prior to the Initial Closing (and by each Purchaser participating in a Subsequent Closing by counterpart signature page), under which Andre’ DiMino and each Purchaser agree, for so long as they hold shares subject to it, to vote their shares of Common Stock in favor of the election of the directors elected or appointed pursuant to Section 5.17 of the Agreement and, for so long as the DiMino Director Conditions (as defined therein) are satisfied, Andre’ DiMino, under which the Company agrees, on the same conditions, to nominate Andre’ DiMino as a director, and which limits Transfers by Andre’ DiMino during the two (2) years following the Initial Closing Date to ten percent (10%) of his Voting Shares in any twelve-month period, subject to the exceptions set forth therein. The Board designation rights of the Anchor Investor under Section 5.17(b) of the Agreement, the information and Board observer rights under Section 5.13 of the Agreement, the participation rights under Section 5.14 of the Agreement and the piggyback registration rights under Section 5.7 of the Agreement. Except as set forth above, none.

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SECTION 2.11

LITIGATION

Actions, suits, proceedings and investigations pending or, to the Company’s knowledge, currently threatened against the Company or any Subsidiary; any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality to which the Company or any Subsidiary is a party or subject; and any action, suit, proceeding or investigation that the Company or any Subsidiary intends to initiate: None.

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SECTION 2.12

TRANSACTIONS WITH AFFILIATES AND EMPLOYEES

Transactions between the Company or any Subsidiary and any officer, director or employee of the Company or any Subsidiary (or any entity in which any such Person has a substantial interest or is an officer, director, trustee, stockholder, member or partner), of the type described in and exceeding the threshold set forth in Section 2.12 of the Agreement, other than the excluded items described therein:

(a)    The Legacy Rights Agreement, to be entered into between the Company and Andre’ DiMino, the Company’s sole director and Chief Executive Officer, at or prior to the Initial Closing, together with the Legacy Joinder to be executed by the Legacy Subsidiary in favor of Andre’ DiMino in accordance with Section 5.20(c) of the Agreement.

(b)    The Voting Agreement, to which Andre’ DiMino is a party in his individual capacity, as described in Section 2.10 of these Disclosure Schedules.

(c)    The Employment Agreement, dated as of January 10, 2026, between the Company and Andre’ DiMino, which superseded his prior employment agreement and provides for, among other things, (a) a term of six (6) years from January 10, 2026, automatically extended for successive two-year periods unless either party gives notice of non-renewal at least 120 days before expiration; (b) base salary at an annualized rate of $225,000, subject to annual increases effective April 1 of each fiscal year, beginning with the fiscal year beginning April 1, 2026, of not less than the greater of the increase in the Consumer Price Index for All Urban Consumers (New York - Northern New Jersey) over the preceding twelve months and 3.5% (base salary is currently at an annualized rate of $228,000); (c) a fixed annual bonus equal to 10% of base salary and eligibility for discretionary bonuses and stock option grants; (d) full vesting of stock options upon a change in control or a termination without cause or resignation for good reason; (e) upon a termination without cause or resignation for good reason, whether or not following a change in control, a lump-sum severance payment equal to the lesser of two times the sum of base salary and target annual bonus and an amount that, together with all other payments, equals 2.99 times his “base amount” under Section 280G of the Internal Revenue Code, subject to a release, plus, within the same limit, eighteen (18) months of continued health and welfare benefits and accelerated vesting of equity awards; (f) upon expiration of the term following the Company’s election not to renew, accrued obligations and a pro rata portion of the fixed annual bonus, and upon expiration following his election not to renew, accrued obligations only; and (g) use of a Company-provided vehicle (including lease or loan payments, fuel, service and repair costs) or, alternatively, reimbursement of the costs of his own vehicle of up to $15,000 per calendar year. Fiscal 2026 salary was $225,524. The fixed annual bonus under clause (c) for the fiscal year ended March 31, 2026, in the amount of $22,500, has not been paid and is accrued and payable. The annual increase required under clause (b) effective April 1, 2026 has not been applied in full, and the resulting shortfall in base salary since April 1, 2026 is accrued and payable. The Company expects to amend and restate such agreement as contemplated by Section 5.21(iii)(C) of the Agreement.

(d)    Michael Burychka is to be appointed as a director of the Company effective as of the Initial Closing.

(e)    The reimbursement under Section 6.11 of the Agreement of up to $100,000 in the aggregate of reasonable and documented expenses of the Purchasers, including expenses incurred by Longview Innovation LLC, with which Michael Burychka is affiliated, and its counsel, payable to Longview Innovation LLC as the payee designated by the Purchasers.

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(f)    The indemnification agreements to be entered into with each director and executive officer of the Company as of the Initial Closing and with each incoming director designee identified in Section 5.17 of the Agreement, and the directors’ and officers’ liability insurance policy to be bound effective as of the Initial Closing, in each case as contemplated by Sections 4.2(c) and 4.2(d) of the Agreement.

(g)    The right of the Anchor Investor under Section 5.17(b) of the Agreement to designate the Anchor Investor Designee, who shall initially be Greg Wasson, and the compensation, expense reimbursement, indemnification and insurance coverage to which the Anchor Investor Designee will be entitled as a non-employee director.

(h)    The provision by the Company of up to $500,000 in aggregate capital to the Legacy Subsidiary through the purchase of Legacy Preferred Stock in accordance with Section 5.20(c) of the Agreement and the Legacy Preferred Term Sheet, in which Andre’ DiMino may be deemed to have an interest by reason of his rights under the Legacy Rights Agreement and his expected service as Chief Executive Officer of the Legacy Subsidiary.

(i)    Deferred compensation in the amount of $79,449 as of June 30, 2026, reflected as “due to employee” (long-term) in the Financial Statements.

(j)    Receivable from Qol Devices Inc. in the gross amount of $330,090 for engineering services provided during the fiscal year ended March 31, 2018, net of an allowance for credit losses of $240,965 ($89,125 net carrying value as of June 30, 2026).

(k)    No other transactions of the type described in Section 2.12 of the Agreement.

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SECTION 2.13

SARBANES-OXLEY; INTERNAL ACCOUNTING CONTROLS

Exceptions to the Company’s and the Subsidiaries’ internal control over financial reporting and disclosure controls and procedures, including any material weakness or significant deficiency identified by management: Disclosure controls and procedures were not effective as of March 31, 2026 and June 30, 2026. Internal control over financial reporting was not effective as of March 31, 2026. The cited deficiencies were the control environment and inadequate accounting staffing and segregation of duties. No remediation plan or timeline has been adopted as of the date of the Agreement; remediation, including the appointment of a successor Chief Financial Officer as contemplated by Section 2.4(d) of the Legacy Rights Agreement, is expected to be addressed by the reconstituted Board.

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SECTION 2.14

PLACEMENT AGENT FEES

Placement agents, brokers, finders and other agents engaged by the Company or any Subsidiary in connection with the offer or sale of the Securities, and any commission, fee or other remuneration agreed to be paid in connection therewith: None. The reimbursement of expenses under Section 6.11 of the Agreement, including expenses incurred by Longview Innovation LLC and its counsel, does not constitute a commission, fee or other remuneration for the offer or sale of the Securities.

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SECTION 2.15

LISTING AND MAINTENANCE REQUIREMENTS

1.    Actions taken by the Company designed to, or which to its knowledge are likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act, and any notification received from the Commission that it is contemplating terminating such registration:

None.

2.    Notices received during the twelve (12) months preceding the date of the Agreement from the Principal Market or any other trading market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such market, and any exception to the eligibility of the Common Stock for electronic transfer through DTC or to the Company’s payment of related fees:

None.

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SECTION 2.28

INTELLECTUAL PROPERTY

1.    Written notices received by the Company or any Subsidiary that the Intellectual Property Rights violate or infringe upon the rights of any Person, and any other exception to the representations in Section 2.28 of the Agreement:

None.

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SECTION 2.31

ENVIRONMENTAL AND OCCUPATIONAL HEALTH AND SAFETY MATTERS

Exceptions to the material compliance of the Company and its Subsidiaries with Environmental Laws; permits, licenses, registrations and other approvals required under Environmental Laws that have not been received or are not being complied with; and any written notice, claim, action, proceeding or investigation alleging any violation of or liability under Environmental Laws, including any liability for the investigation or remediation of contamination at any property currently or formerly owned, leased or operated by the Company or any Subsidiary:

None. For informational purposes, the Company uses isopropyl alcohol, ethyl alcohol and similar materials for cleaning and aqueous chemical product production.

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SECTION 2.33

MATERIAL CONTRACTS; CUSTOMER CONCENTRATION

1.         Each contract, agreement or other arrangement that is material to the business of the Company and its Subsidiaries taken as a whole and that is not contained or incorporated by reference in the SEC Documents, together with any material default thereunder by the Company, any Subsidiary or, to the knowledge of the Company, any other party thereto:

(a)          PNC Bank unsecured revolving line of credit, $400,000 limit, automatically renewable annually, 7.62% interest rate as of June 30, 2026, and $379,293 outstanding as of June 30, 2026. No default exists under the line of credit.

(b)          Lease for the Company’s Northvale, New Jersey office and manufacturing facility, expiring June 30, 2028, with annual basic rent of $106,875.00 for the period from July 1, 2023 through June 30, 2028.

(c)          Amended and restated master services agreement between the Company and RetinalGenix Technologies, Inc.

(d)          No other such contracts or material defaults.

2.         Written notices received from any customer of any intention to terminate, or to materially reduce the volume of business conducted under, its relationship with the Company or any Subsidiary:

None. For informational purposes, two customers accounted for 46% of fiscal 2026 net revenues and 44% of net revenues for the quarter ended June 30, 2026; customer purchases are made by purchase order rather than long-term contracts.

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SCHEDULE 5.1

RESTRICTIVE LEGEND

Legend text to be imprinted on the Securities pursuant to Sections 5.1(b) and 5.1(g) of the Agreement:

1.	Common Stock; Warrant Shares; Pre-Funded Warrant Shares.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, (B) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF CLAUSE (C), IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

2.	Warrants.

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, (B) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF CLAUSE (C), IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR (D) AS OTHERWISE PERMITTED BY THE TERMS OF THIS WARRANT. THIS WARRANT MAY NOT BE EXERCISED TO THE EXTENT THAT SUCH EXERCISE WOULD RESULT IN THE HOLDER, TOGETHER WITH THE ATTRIBUTION PARTIES, BENEFICIALLY OWNING SHARES OF COMMON STOCK IN EXCESS OF THE BENEFICIAL OWNERSHIP LIMITATION SET FORTH IN THIS WARRANT.

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO THE TERMS OF A VOTING AGREEMENT, DATED AS OF OCTOBER 23, 2026, BY AND AMONG THE COMPANY AND CERTAIN OF ITS STOCKHOLDERS (AS AMENDED FROM TIME TO TIME, THE “VOTING AGREEMENT”), WHICH CONTAINS RESTRICTIONS ON THE TRANSFER OF THIS WARRANT AND ON THE VOTING AND TRANSFER OF SUCH SHARES. ANY TRANSFER OF THIS WARRANT OR SUCH SHARES IN VIOLATION OF THE VOTING AGREEMENT SHALL BE NULL AND VOID. A COPY OF THE VOTING AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER UPON WRITTEN REQUEST.

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3.	Pre-Funded Warrants.

NEITHER THIS PRE-FUNDED WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS PRE-FUNDED WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND THIS PRE-FUNDED WARRANT HAS BEEN ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THIS PRE-FUNDED WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS PRE-FUNDED WARRANT MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, (B) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF CLAUSE (C), IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR (D) AS OTHERWISE PERMITTED BY THE TERMS OF THIS PRE-FUNDED WARRANT. THIS PRE-FUNDED WARRANT MAY NOT BE EXERCISED TO THE EXTENT THAT SUCH EXERCISE WOULD RESULT IN THE HOLDER, TOGETHER WITH THE HOLDER’S AFFILIATES AND ATTRIBUTION PARTIES, BENEFICIALLY OWNING SHARES OF COMMON STOCK IN EXCESS OF THE BENEFICIAL OWNERSHIP LIMITATION SET FORTH IN THIS PRE-FUNDED WARRANT.

THIS PRE-FUNDED WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS PRE-FUNDED WARRANT ARE SUBJECT TO THE TERMS OF A VOTING AGREEMENT, DATED AS OF OCTOBER 23, 2026, BY AND AMONG THE COMPANY AND CERTAIN OF ITS STOCKHOLDERS (AS AMENDED FROM TIME TO TIME, THE “VOTING AGREEMENT”), WHICH CONTAINS RESTRICTIONS ON THE TRANSFER OF THIS PRE-FUNDED WARRANT AND ON THE VOTING AND TRANSFER OF SUCH SHARES. ANY TRANSFER OF THIS PRE-FUNDED WARRANT OR SUCH SHARES IN VIOLATION OF THE VOTING AGREEMENT SHALL BE NULL AND VOID. A COPY OF THE VOTING AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER UPON WRITTEN REQUEST.

4.	Voting Agreement Legend (Common Stock; Warrant Shares; Pre-Funded Warrant Shares).

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS OF A VOTING AGREEMENT, DATED AS OF OCTOBER 26, 2026, BY AND AMONG THE COMPANY AND CERTAIN OF ITS STOCKHOLDERS (AS AMENDED FROM TIME TO TIME, THE “VOTING AGREEMENT”), WHICH CONTAINS RESTRICTIONS ON THE VOTING AND TRANSFER OF SUCH SECURITIES. ANY TRANSFER OF SUCH SECURITIES IN VIOLATION OF THE VOTING AGREEMENT SHALL BE NULL AND VOID. A COPY OF THE VOTING AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER UPON WRITTEN REQUEST.

[End of Disclosure Schedules; Exhibits Follow]

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Exhibit A

Form of Warrant

(See attached)

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, (B) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF CLAUSE (C), IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR (D) AS OTHERWISE PERMITTED BY THE TERMS OF THIS WARRANT. THIS WARRANT MAY NOT BE EXERCISED TO THE EXTENT THAT SUCH EXERCISE WOULD RESULT IN THE HOLDER, TOGETHER WITH THE ATTRIBUTION PARTIES, BENEFICIALLY OWNING SHARES OF COMMON STOCK IN EXCESS OF THE BENEFICIAL OWNERSHIP LIMITATION SET FORTH IN THIS WARRANT.

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO THE TERMS OF A VOTING AGREEMENT, DATED AS OF OCTOBER 26, 2026, BY AND AMONG THE COMPANY AND CERTAIN OF ITS STOCKHOLDERS (AS AMENDED FROM TIME TO TIME, THE “VOTING AGREEMENT”), WHICH CONTAINS RESTRICTIONS ON THE TRANSFER OF THIS WARRANT AND ON THE VOTING AND TRANSFER OF SUCH SHARES. ANY TRANSFER OF THIS WARRANT OR SUCH SHARES IN VIOLATION OF THE VOTING AGREEMENT SHALL BE NULL AND VOID. A COPY OF THE VOTING AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER UPON WRITTEN REQUEST.

COMMON STOCK PURCHASE WARRANT

Warrant No.

Number of Shares:

Original Issue Date:

Name of Holder:

ADM TRONICS UNLIMITED, INC., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the holder identified above or its registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company up to the number of shares of common stock, $0.0005 par value per share (the “Common Stock”), of the Company first set forth above (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price per share equal to $0.10 (the “Exercise Price”), in each case as adjusted from time to time as provided in Section 9, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”) at any time and from time to time on or after the applicable Closing Date (the “Initial Exercise Date”), which shall be the Closing Date on which this Warrant is originally issued under the Purchase Agreement, and on or prior to 5:00 p.m. (New York City time) on the fifth (5th) anniversary of such applicable Closing Date (the “Termination Date”) but not thereafter.

This Warrant is one of a series of similar warrants issued pursuant to that certain Securities Purchase Agreement, dated as of October 26, 2026, by and among the Company and the Purchasers identified therein (the “Purchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

1.    Definitions. For purposes of this Warrant, the following terms shall have the following meanings:

“Acquisition” means an acquisition under the Legacy Rights Agreement, whether by purchase of all of the outstanding equity interests of the Legacy Subsidiary or by purchase of all or substantially all of the assets of the Legacy Business, in each case as specified in the applicable Exercise Notice under the Legacy Rights Agreement.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediates, controls, is controlled by or is under common control with such Person.

“Attribution Parties” means, collectively, the following Persons and entities: (i) any direct or indirect Affiliates of the Holder, (ii) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the date hereof, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any Attribution Parties and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and/or any other Attribution Parties for purposes of Section 13(d) or Section 16 of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage. Notwithstanding the foregoing, no Person shall be deemed an Attribution Party solely by reason of being a party to the Voting Agreement or by reason of any action taken or agreement made in accordance with the Voting Agreement.

“Closing Sale Price” means, for any security as of any date, the last trade price for such security on the Principal Trading Market for such security, as reported by Bloomberg Financial Markets, or, if such Principal Trading Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value. The Board of Directors’ determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

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“Commission” means the U.S. Securities and Exchange Commission.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Group” shall have the meaning ascribed to it in Section 13(d) of the Exchange Act, and all related rules, regulations and jurisprudence.

“Legacy Preferred Stock” means the Series A Redeemable Preferred Stock of the Legacy Subsidiary issued to the Company pursuant to Section 5.20(c) of the Purchase Agreement and Section 2.5 of the Legacy Rights Agreement.

“Legacy Rights Agreement” means the agreement entered into pursuant to Section 5.20(b) of the Purchase Agreement governing the Legacy Business, the Legacy Subsidiary, and related Acquisition and Spin-Off rights.

“Legacy Subsidiary” means the Delaware corporation to be formed by the Company in connection with the Reorganization contemplated by Sections 5.18 and 5.19 of the Purchase Agreement, and includes any successor thereto.

“Reorganization” means the reorganization of the Legacy Business into the Legacy Subsidiary contemplated by Sections 5.18 and 5.19 of the Purchase Agreement.

“Spin-Off” means a spin-off under the Legacy Rights Agreement, including a pro rata distribution to holders of Common Stock of common equity interests of the Legacy Subsidiary or another distribution, dividend, split-off, or transfer structure determined in accordance with that agreement.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated or unincorporated association, joint venture, government (or an agency or subdivision thereof) or any other entity or organization.

“Principal Trading Market” means the OTCQB Market operated by OTC Markets Group Inc. (the “OTCQB Market”) or any national securities exchange on which the Common Stock is then listed, and, as of the Original Issue Date, shall be the OTCQB Market.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, for the Principal Trading Market with respect to the Common Stock that is in effect on the date of delivery of an applicable Notice of Exercise, which as of the Original Issue Date was “T+1.”

“Trading Day” means any weekday on which the Principal Trading Market is normally open for trading.

“Trading Market” means the OTCQB Market operated by OTC Markets Group Inc., the OTCQX Market, or any national securities exchange on which the Common Stock is then listed (or any successor thereto).

“Transfer Agent” means the Company’s transfer agent and registrar for the Common Stock, and any successor appointed in such capacity.

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“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

2.         Issuance of Securities; Registration of Warrants. The Company shall register ownership of this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any assignee to which this Warrant is permissibly assigned hereunder) from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.         Registration of Transfers. Subject to the Voting Agreement, for so long as it remains in effect as to the Holder, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Subject to compliance with all applicable securities laws, the Company shall, or will cause its Transfer Agent to, register the transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, and payment for all applicable transfer taxes (if any). Upon any such registration or transfer, a new warrant to purchase Common Stock in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant. The Company shall, or will cause its Transfer Agent to, prepare, issue and deliver at the Company’s own expense any New Warrant under this Section 3. Until due presentment for registration of transfer, the Company may treat the registered Holder hereof as the owner and holder for all purposes, and the Company shall not be affected by any notice to the contrary.

4.         Exercise of Warrants.

(a)    All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by this Warrant (including pursuant to Section 10 and subject to Section 11) at any time and from time to time on or after the Initial Exercise Date and on or before the Termination Date.

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(b)    The Holder may exercise this Warrant by delivering to the Company (i) a notice of exercise, in the form attached hereto (the “Notice of Exercise”), completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Notice of Exercise pursuant to Section 10 below), and the date on which the last of such items is delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Notice of Exercise shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares, if any. The delivery by (or on behalf of) the Holder of the Notice of Exercise and the applicable Exercise Price as provided above shall constitute the Holder’s certification to the Company that, in the case of an exercise for cash, (x) the Holder is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act) and (y) the Holder is acquiring the Warrant Shares for its own account and not with a view towards any distribution thereof in violation of the Securities Act (it being understood that the foregoing shall not limit the Holder’s right to sell Warrant Shares pursuant to an available exemption from registration or an effective registration statement). The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within two (2) Trading Days of receipt of such notice.

(c)    The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this section, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

5.         Delivery of Warrant Shares.

(a)    Upon exercise of this Warrant, the Company shall promptly (but in no event later than the number of Trading Days comprising the Standard Settlement Period following the Exercise Date), in accordance with the delivery instructions set forth in the Notice of Exercise, cause the Transfer Agent to credit such aggregate number of shares of Common Stock specified by the Holder in the Notice of Exercise and to which the Holder is entitled pursuant to such exercise (the “Exercise Shares”) to (i) the Holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit Withdrawal At Custodian system or (ii) in book-entry form via a direct registration system (“DRS”) maintained by or on behalf of the Transfer Agent, in each case, so long as either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or the resale of such Warrant Shares by the Holder or (B) the Exercise Shares are eligible for resale by the Holder without volume or manner-of-sale restrictions pursuant to Rule 144 promulgated under the Securities Act (assuming cashless exercise of this Warrant). If (A) and (B) above are not true, the Company shall, within the Standard Settlement Period following the Exercise Date, cause the Transfer Agent to either (i) record the Exercise Shares in the name of the Holder or its designee on the certificates reflecting the Exercise Shares with an appropriate legend regarding restriction on transferability, which shall be issued and dispatched by overnight courier to the address as specified in the Notice of Exercise, and on the Company’s share register or (ii) issue such Exercise Shares in the name of the Holder or its designee in restricted book-entry form in the Company’s share register. The Holder, or any Person so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account, the date of the book entry positions or the date of delivery of the certificates evidencing such Exercise Shares, as the case may be.

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(b)    In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to deliver to the Holder or its designee Exercise Shares in the manner required pursuant to Section 5(a) within the Standard Settlement Period following the Exercise Date (other than a failure caused by incorrect or incomplete information provided by the Holder to the Company) and the Holder or the Holder’s broker on its behalf purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”) but did not receive within the Standard Settlement Period, then the Company shall, within two (2) Trading Days after the Holder’s request and in the Holder’s sole discretion, promptly honor its obligation to deliver to the Holder or its designee the Exercise Shares pursuant to Section 5(a) and pay cash to the Holder in an amount equal to the excess (if any) of Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased in the Buy-In, less the product of (A) the number of shares of Common Stock purchased in the Buy-In, times (B) the Closing Sale Price of a share of Common Stock on the Exercise Date. The Holder shall provide the Company written notice promptly after the occurrence of a Buy-In, indicating the amounts payable to the Holder in respect of the Buy-In together with applicable confirmations and other evidence reasonably requested by the Company.

(c)    To the extent permitted by law and subject to Section 5(b), the Company’s obligations to issue and deliver Warrant Shares in accordance with and subject to the terms hereof (including the limitations set forth in Section 11 below) are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Subject to Section 5(b), nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Exercise Shares; provided, however, that the Holder shall not be entitled to both (i) require the Company to reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not timely honored and (ii) receive the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 5(a).

6.    Charges, Taxes and Expenses. Issuance and delivery of Exercise Shares shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense (excluding any applicable stamp duties) in respect of the issuance of such shares, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any Warrant Shares or the Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7.    Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable contractual indemnity, if requested by the Company. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

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8.    Reservation of Warrant Shares. The Company covenants that it will, at all times while this Warrant is outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, no less than one hundred percent (100%) of the maximum number of Warrant Shares issuable upon the exercise of this entire Warrant (without regard to any limitations on exercise set forth in Section 11), free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and non-assessable. The Company will take all such action as may be reasonably necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed or quoted. The Company further covenants that it will not, without the prior written consent of the Holder, take any actions to increase the par value of the Common Stock at any time while this Warrant is outstanding.

9.    Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant (the “Number of Warrant Shares”) are subject to adjustment from time to time as set forth in this Section 9.

(a)    Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock issued and outstanding on the Original Issue Date and in accordance with the terms of such stock on the Original Issue Date or as amended, that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock (including, for the avoidance of doubt, the 1-for-20 Reverse Stock Split contemplated by Section 5.16 of the Purchase Agreement) or (iv) issues by reclassification of shares of capital stock any additional shares of Common Stock of the Company, then in each such case the Number of Warrant Shares shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, provided, however, that if such record date shall have been fixed and such dividend is not fully paid on the date fixed therefor, the Number of Warrant Shares shall be recomputed accordingly as of the close of business on such record date and thereafter the Number of Warrant Shares shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends. Any adjustment pursuant to clause (ii), (iii) or (iv) of this paragraph shall become effective immediately after the effective date of such subdivision, combination or issuance.

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(b)    Pro Rata Distributions. If, on or after the Original Issue Date, the Company shall declare or make any dividend or other pro rata distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction, but, for the avoidance of doubt, excluding any distribution of shares of Common Stock subject to Section 9(a), any distribution of Purchase Rights (as defined below) subject to Section 9(c) and any Fundamental Transaction (as defined below) subject to Section 9(d))) (a “Distribution”), then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage (as defined below)) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution; provided, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation. For the avoidance of doubt, any Spin-Off under the Legacy Rights Agreement shall be treated as a Distribution under this Section 9(b) and not as a Fundamental Transaction under Section 9(d).

(c)    Purchase Rights. If at any time on or after the Original Issue Date, the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property, in each case pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights; provided, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such Common Stock as a result of such Purchase Right to such extent) and, at the Holder’s election, in its sole discretion, either (1) such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation) or (2) the Company shall offer the Holder the right upon exercise of such Purchase Right to acquire a security that would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage but will otherwise to the extent possible have economic and other rights, preferences and privileges substantially consistent and on par with the securities or other property issuable upon exercise of the originally offered Purchase Rights. As used in this Section 9(c), (i) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities and (ii) “Convertible Securities” mean any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

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(d)    Fundamental Transactions. If, at any time while this Warrant is outstanding (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the Company is not the surviving entity or in which the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or consolidation, (ii) the Company effects any sale to another Person of all or substantially all of its assets in one or a series of related transactions, (iii) pursuant to any tender offer or exchange offer (whether by the Company or another Person), holders of capital stock tender shares representing more than 50% of the voting power of the capital stock of the Company and the Company or such other Person, as applicable, accepts such tender for payment, (iv) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the voting power of the capital stock of the Company (except for any such transaction in which the stockholders of the Company immediately prior to such transaction maintain, in substantially the same proportions, the voting power of such Person immediately after the transaction) or (v) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above) (in any such case, a “Fundamental Transaction”). Following any Fundamental Transaction, the Holder shall have the right to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (including any Distributions or Purchase Rights then held in abeyance pursuant to Sections 9(b) or 9(c) above) without regard to any limitations on exercise contained herein (the “Alternate Consideration”). If the Fundamental Transaction is not within the Company’s control, any Alternate Consideration payable to the Holder shall be in the same form and proportion as the consideration payable to holders of Common Stock in such Fundamental Transaction. The Company shall not effect any Fundamental Transaction in which the Company is not the surviving entity or the Alternate Consideration includes securities of another Person unless (i) the Alternate Consideration is solely cash and the Company provides for the simultaneous “cashless exercise” of this Warrant pursuant to Section 10 below or (ii) prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or other Person (including any purchaser of assets of the Company) shall assume the obligation to deliver to the Holder such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this Warrant. The provisions of this paragraph (d) shall similarly apply to subsequent transactions analogous to a Fundamental Transaction type. Notwithstanding the foregoing, none of the following shall constitute a Fundamental Transaction or a Distribution: (A) the Reorganization, or any other transfer of assets between the Company and one or more of its wholly owned subsidiaries; (B) the issuance, redemption, repurchase or cancellation of any Legacy Preferred Stock; (C) any Acquisition; or (D) any change in the name of the Company. Any Spin-Off shall be treated as a Distribution under Section 9(b) and not as a Fundamental Transaction.

(e)    Number of Warrant Shares. Simultaneously with any adjustment to the Number of Warrant Shares pursuant to Section 9, the Exercise Price shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased Number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment. Notwithstanding the foregoing, in no event may the Exercise Price be adjusted below the par value of the Common Stock then in effect.

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(f)    Calculations. All calculations under this Section 9 shall be made to the nearest one-hundredth of one cent or the nearest whole share, as applicable.

(g)    Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

(h)    Notice of Corporate Events. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice of such transaction at least ten (10) days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice. In addition, if while this Warrant is outstanding, the Company authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction contemplated by Section 9(d), other than a Fundamental Transaction under clause (iii) of Section 9(d), the Company shall deliver to the Holder a notice of such Fundamental Transaction at least thirty (30) days prior to the date such Fundamental Transaction is consummated. Holder agrees to maintain any information disclosed pursuant to this Section 9(h) in confidence until such information is publicly available, and shall comply with applicable law with respect to trading in the Company’s securities following receipt of any such information; provided, that to the extent any of the above-described notices contains material non-public information the Company will, at or around the same time as the applicable notice, also disclose such information on a Form 8-K.

(i)    Voluntary Adjustment By Company. Subject to the rules and regulations of the Principal Trading Market, the Company may at any time during the term of this Warrant, reduce the then-current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company; provided that any such reduction shall be approved by a majority of the disinterested directors of the Company.

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10.         Payment of Exercise Price. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, satisfy its obligation to pay the Exercise Price through a “cashless exercise”, in which event the Company shall issue to the Holder the number of Warrant Shares in an exchange of securities effected pursuant to Section 3(a)(9) of the Securities Act, determined as follows:

X = Y [(A-B)/A]
where:

“X”    equals the number of Warrant Shares to be issued to the Holder;

“Y”    equals the total number of Warrant Shares with respect to which this Warrant is then being exercised;

“A”    equals the Closing Sale Price of the shares of Common Stock (as reported by Bloomberg Financial Market) as of the Trading Day on the date immediately preceding the Exercise Date; and

“B”    equals the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a “cashless exercise” transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the Original Issue Date (provided that the Commission continues to take the position that such treatment is proper at the time of such exercise). In the event that there is no effective registration statement covering the resale of the Warrant Shares by the Holder at the time of exercise of this Warrant, then this Warrant may be exercised through a cashless exercise, as set forth in this Section 10. If the Warrant Shares are issued in such a cashless exercise, the Company acknowledges and agrees that, in accordance with Section 3(a)(9) of the Securities Act, the Exercise Shares issued in such exercise shall take on the registered characteristics of the Warrants being exercised and may be tacked on to the holding period of the Warrants being exercised. Except as set forth in Section 5(b) (Buy-in Remedy) and Section 12 (No Fractional Shares), in no event will the exercise of this Warrant be settled in cash.

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11.         Limitations on Exercise.

(a)         Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any portion of this Warrant, and the Holder of this Warrant shall not have the right to exercise any portion of the Warrant, and any such exercise shall be null and void ab initio and treated as if the exercise had not been made, to the extent that immediately prior to or following such exercise, the Holder, together with the Attribution Parties, beneficially owns or would beneficially own as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder, in excess of 4.99% (or, if the Holder elected a 9.99% Beneficial Ownership Limitation on its signature page to the Purchase Agreement, 9.99%) (the “Maximum Percentage”) of the Common Stock that would be issued and outstanding following such exercise. For purposes of calculating beneficial ownership for determining whether the Maximum Percentage is or will be exceeded, the aggregate number of shares of Common Stock held and/or beneficially owned by the Holder together with the Attribution Parties, shall include the number of shares of Common Stock held and/or beneficially owned by the Holder together with the Attribution Parties plus the number of shares of Common Stock issuable upon exercise of the relevant Warrant with respect to which the determination is being made but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised Warrant held and/or beneficially owned by the Holder or the Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company held and/or beneficially owned by such Holder or any Attribution Party (including, without limitation, any convertible notes, convertible stock or warrants) that are subject to a limitation on conversion or exercise analogous to the limitation contained herein. For purposes of this Section 11(a), beneficial ownership of the Holder or the Attribution Parties shall, except as set forth in the immediately preceding sentence, be calculated and determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder. For purposes of this Section 11(a), neither the Holder nor any Attribution Party shall be deemed to beneficially own any shares of Common Stock held by any other party to the Voting Agreement solely by reason of being a party to, or any action taken or agreement made in accordance with, the Voting Agreement. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, a Holder of this Warrant may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding (such issued and outstanding shares, the “Reported Outstanding Share Number”). For any reason at any time, upon the written or oral request of the Holder, the Company shall within one business day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. The Holder shall disclose to the Company the number of shares of Common Stock that it, together with the Attribution Parties holds and/or beneficially owns and has the right to acquire through the exercise of derivative securities and any limitations on exercise or conversion analogous to the limitation contained herein contemporaneously or immediately prior to submitting a Notice of Exercise for the relevant Warrant. If the Company receives a Notice of Exercise from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Notice of Exercise would otherwise cause the Holder’s, together with the Attribution Parties’, beneficial ownership, as determined pursuant to this Section 11(a), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Notice of Exercise (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. Notwithstanding anything set forth in Section 4(b) above, any portion of this Warrant which is not exercised by reason of this Section 11(a) (including, without limitation, with respect to any Excess Shares (as defined below) and/or Reduction Shares) shall remain outstanding and shall continue to be exercisable in accordance with the terms set forth in this Warrant. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and the Attribution Parties since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Common Stock to the Holder upon exercise of this Warrant results in the Holder, together with the Attribution Parties, being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s, together with the Attribution Parties’, aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder and/or the Attribution Parties shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. By written notice to the Company, a Holder of this Warrant may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that any increase in the Maximum Percentage will not be effective until the 61st day after such notice is delivered to the Company and shall not negatively affect any partial exercise effected prior to such change. Notwithstanding anything to the contrary in this Warrant, this Section 11(a) and the Maximum Percentage shall not apply to this Warrant for so long as the Holder is a member of the Anchor Investor (as defined in the Purchase Agreement).

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(b)         This Section 11 shall not restrict the number of shares of Common Stock which a Holder or the Attribution Parties may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder or the Attribution Parties may receive in the event of a Fundamental Transaction as contemplated in Section 9(d) of this Warrant. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder or the Attribution Parties for any purpose including for purposes of Section 13(d) of the Exchange Act and the rules promulgated thereunder or Section 16 of the Exchange Act and the rules promulgated thereunder, including Rule 16a-1(a)(1). No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 11 to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 11 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

12.       No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the number of Warrant Shares to be issued shall be rounded down to the next whole number and the Company shall pay the Holder in cash the fair market value (based on the Closing Sale Price) for any such fractional shares.

13.       Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Notice of Exercise) shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by e-mail, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth in the Purchase Agreement (or, in the case of the Holder, the address set forth in the Warrant Register), or at such other addresses as shall be specified by notice given in accordance with Section 6.4 of the Purchase Agreement.

14.      Warrant Agent. The Company shall initially serve as warrant agent under this Warrant. Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

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15.         Miscellaneous.

(a)    No Rights as a Stockholder. Except as otherwise set forth in this Warrant, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

(b)    Further Assurances. Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate or articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant. Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof. Notwithstanding the foregoing, nothing in this Section shall prohibit or impair the Reorganization, or any other transfer of assets between the Company and one or more of its wholly owned subsidiaries, the issuance, redemption, repurchase or cancellation of any Legacy Preferred Stock, any Acquisition, any Spin-Off, or the Company’s change of name, in each case as contemplated by the Purchase Agreement or the Legacy Rights Agreement, as applicable.

(c)    Successors and Assigns. Subject to compliance with applicable securities laws, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company without the written consent of the Holder, except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the Company and the Holder and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns.

(d)    Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

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(e)    Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

(f)    Governing Law; Jurisdiction. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (AND, TO THE EXTENT THE COURT OF CHANCERY LACKS SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE), FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PERSON AT THE ADDRESS IN EFFECT FOR NOTICES TO IT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(g)    Headings. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(h)    Severability. If any part or provision of this Warrant is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Warrant shall remain binding upon the parties hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

ADM TRONICS UNLIMITED, INC. By: Name: Title:

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NOTICE OF EXERCISE

FORM OF NOTICE OF EXERCISE

[To be executed by the Holder to purchase shares of Common Stock under the Warrant]

Ladies and Gentlemen:

(1)         The undersigned is the Holder of Warrant No.           (the “Warrant”) issued by ADM TRONICS UNLIMITED, INC., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2)          The undersigned hereby exercises its right to purchase                   Warrant Shares pursuant to the Warrant.

(3)          The Holder intends that payment of the Exercise Price shall be made as (check one):

☐	Cash Exercise

☐	“Cashless Exercise” under Section 10 of the Warrant

(4)          If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $ _____ in immediately available funds to the Company in accordance with the terms of the Warrant.

(5)          Pursuant to this Notice of Exercise, the Company shall deliver to the Holder Warrant Shares determined in accordance with the terms of the Warrant.

(6)          By its delivery of this Notice of Exercise, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby (i) the Holder is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended and (ii) the Holder will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 11(a) of the Warrant to which this notice relates.

(7)          Warrant Shares delivery instructions (DWAC, DRS or mailing address): ____________.

Dated:
Name of Holder:
By:
Name:
Title:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

ASSIGNMENT FORM

(To assign the foregoing Warrant, complete and execute this form. Do not use this form to exercise the Warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Name:

Address:

_____________________________________________________________________________________

Phone Number:

Email Address:

Dated:

Holder’s Signature:

Holder’s Address:

Exhibit B

Form of Pre-Funded Warrant

(See attached)

NEITHER THIS PRE-FUNDED WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS PRE-FUNDED WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND THIS PRE-FUNDED WARRANT HAS BEEN ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THIS PRE-FUNDED WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS PRE-FUNDED WARRANT MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, (B) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF CLAUSE (C), IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR (D) AS OTHERWISE PERMITTED BY THE TERMS OF THIS PRE-FUNDED WARRANT. THIS PRE-FUNDED WARRANT MAY NOT BE EXERCISED TO THE EXTENT THAT SUCH EXERCISE WOULD RESULT IN THE HOLDER, TOGETHER WITH THE HOLDER’S AFFILIATES AND ATTRIBUTION PARTIES, BENEFICIALLY OWNING SHARES OF COMMON STOCK IN EXCESS OF THE BENEFICIAL OWNERSHIP LIMITATION SET FORTH IN THIS PRE-FUNDED WARRANT.

THIS PRE-FUNDED WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS PRE-FUNDED WARRANT ARE SUBJECT TO THE TERMS OF A VOTING AGREEMENT, DATED AS OF OCTOBER 26, 2026, BY AND AMONG THE COMPANY AND CERTAIN OF ITS STOCKHOLDERS (AS AMENDED FROM TIME TO TIME, THE “VOTING AGREEMENT”), WHICH CONTAINS RESTRICTIONS ON THE TRANSFER OF THIS PRE-FUNDED WARRANT AND ON THE VOTING AND TRANSFER OF SUCH SHARES. ANY TRANSFER OF THIS PRE-FUNDED WARRANT OR SUCH SHARES IN VIOLATION OF THE VOTING AGREEMENT SHALL BE NULL AND VOID. A COPY OF THE VOTING AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER UPON WRITTEN REQUEST.

PRE-FUNDED COMMON STOCK PURCHASE WARRANT

ADM TRONICS UNLIMITED, INC.

Pre-Funded Warrant Number:

Warrant Shares:

Original Issue Date:

Name of Holder:

2

This PRE-FUNDED COMMON STOCK PURCHASE WARRANT (this “Warrant”), dated as of the date first set forth above, certifies that, for value received, the holder identified above or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time from and after the date hereof (the “Initial Exercise Date”) and until this Warrant is exercised in full (the “Termination Date”) but not thereafter, to subscribe for and purchase from ADM Tronics Unlimited, Inc., a Delaware corporation (the “Company”), up to the number of shares of the Company’s common stock, par value $0.0005 per share (the “Common Stock”) first set forth above (as subject to adjustment hereunder, the “Warrant Shares”). This Warrant is one of a series of Pre-Funded Warrants issued pursuant to the Securities Purchase Agreement (as defined below). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions.

Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), dated October 26, 2026, by and among the Company and the purchasers identified on the signature pages thereto. Capitalized terms defined in the Securities Purchase Agreement by reference to the Legacy Business, the Legacy Subsidiary, the Legacy Preferred Stock and the Legacy Rights Agreement (each as defined in Sections 5.18, 5.20(b) and 5.20(c) of the Securities Purchase Agreement) have the meanings given to them therein, and “Acquisition” and “Spin-Off” have the meanings given to them in the Legacy Rights Agreement. The parties acknowledge that, as of the date hereof, the Legacy Subsidiary has not been formed and no Legacy Preferred Stock is outstanding.

Section 2. Exercise.

a)          Exercise of Warrant. Exercise of this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by email (or email attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date the Holder delivers the Notice of Exercise, the Holder shall deliver to the Company the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver to the Holder any objection to any Notice of Exercise within one (1) Trading Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

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b)          Exercise Price. The aggregate exercise price of this Warrant, except for a nominal exercise price of US$0.001 per Warrant Share, was prefunded to the Company on or prior to the Initial Exercise Date at a price of US$0.099 per Warrant Share and, consequently, no additional consideration (other than the nominal exercise price of US$0.001 per Warrant Share) shall be required to be paid by the Holder to any Person to effect any exercise of this Warrant. The Holder shall not be entitled to the return or refund of all, or any portion, of such pre-paid aggregate exercise price under any circumstance or for any reason whatsoever, including in the event this Warrant shall not have been exercised prior to the Termination Date. The remaining unpaid exercise price per share of Common Stock under this Warrant shall be US$0.001 (subject to adjustment hereunder, the “Exercise Price”).

c)          Cashless Exercise. If at the time of exercise hereof there is no effective registration statement covering the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) equals, as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. (“Bloomberg”) as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) equals the Exercise Price of this Warrant, as adjusted hereunder; and

(X) equals the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised. The Company agrees not to take any position contrary to this Section 2(c).

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

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“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTCQX, or the OTCQB.

d)          Mechanics of Exercise.

i.          Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). provided, however, that if payment of the aggregate Exercise Price is received after 12:00 P.M., New York City time on the Warrant Share Delivery Date, then the Warrant Share Delivery Date shall be extended by one (1) additional Trading Day. Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $5 per Trading Day (increasing to $10 per Trading Day on the fifth Trading Day after the Warrant Share Delivery Date) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise. Notwithstanding the foregoing, with respect to any Notice(s) of Exercise delivered on or prior to 12:00 p.m. (New York City time) on the Initial Exercise Date, which may be delivered at any time after the time of execution of the Securities Purchase Agreement, the Company agrees to use reasonable efforts to deliver the Warrant Shares subject to such notice(s) by 4:00 p.m. (New York City time) on the date following the Initial Exercise Date and the Initial Exercise Date shall be the Warrant Share Delivery Date for purposes hereunder, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received by such Warrant Share Delivery Date.

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ii.          Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.          Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv.          Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver the Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

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v.          No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi.          Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares. The Company shall not withhold taxes on the issuance of Warrant Shares except to the extent required by applicable law. If any withholding is so required, the Company shall (x) permit the Holder to satisfy such withholding by cashless exercise and/or withholding from the Warrant Shares otherwise deliverable upon exercise and (y) use commercially reasonable efforts to minimize any such withholding consistent with applicable law.

vii.          Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

viii.          Legend. Unless and until there is an effective registration statement under the Securities Act and under applicable state securities or blue sky laws registering the Warrant Shares, all Warrant Shares issued shall bear the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, (B) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF CLAUSE (C), IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

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e)          Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, non-exercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company (including, without limitation, any other securities convertible into or exercisable or exchangeable for Common Stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the 1934 Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall not have an obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. Notwithstanding anything to the contrary in this Section 2(e), no Person shall be deemed an Attribution Party, and neither the Holder nor any Attribution Party shall be deemed to beneficially own any shares of Common Stock held by any other party to the Voting Agreement, solely by reason of being a party to, or any action taken or agreement made in accordance with, the Voting Agreement. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Securities and Exchange Commission (the “Commission”), as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% (or, at the election of the Holder at the applicable Closing as set forth on its signature page to the Securities Purchase Agreement, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of Common Stock issuable upon exercise of this Warrant. Any change in the Beneficial Ownership Limitation will not be effective until the 61st day after such change is agreed to. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant. Notwithstanding anything to the contrary in this Warrant, this Section 2(e) and the Beneficial Ownership Limitation shall not apply to this Warrant for so long as the Holder is a member of the Anchor Investor (as defined in the Securities Purchase Agreement).

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Section 3. Certain Adjustments.

a)          Share Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split, and including for the avoidance of doubt the Reverse Stock Split contemplated by the Securities Purchase Agreement) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)          Pro Rata Distributions (subject to Section 3(g)). During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock , by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, asset sale, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). For the avoidance of doubt, solely for purposes of determining the Holder’s entitlement to any Distribution (including any cash dividend, return of capital, or distribution of proceeds from any asset disposition), the Holder shall be deemed to have exercised this Warrant (without regard to any Beneficial Ownership Limitation) immediately prior to the applicable record date, and the Company shall, on the payment date of such Distribution, deliver to the Holder the same consideration per Warrant Share as would have been payable to a holder of Common Stock as of such record date; provided that, to the extent delivery in kind would result in the Holder exceeding the Beneficial Ownership Limitation, the excess portion shall be paid in cash or held in abeyance (with respect to noncash consideration, in trust or escrow or by delivering equivalent value in cash) until such delivery would not result in the Holder exceeding the Beneficial Ownership Limitation.

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c)          Fundamental Transaction (subject to Section 3(g)). If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company or any material subsidiary, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding shares of Common Stock , (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock or becomes the beneficial owner of 50% of the voting power represented by the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(c) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

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d)          Calculations. All calculations under this Section 3 shall be made by the Company to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

e)          Notice to Holder.

i.          Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

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ii.          Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company (or any of its material subsidiaries) is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the material subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

f)          Voluntary Adjustment By Company. Subject to applicable securities laws and the rules and regulations of the Trading Market, the Company may at any time during the term of this Warrant, subject to the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company; provided that any such reduction shall be approved by a majority of the disinterested directors of the Company.

g)          Legacy Business Transactions. Notwithstanding anything herein to the contrary, none of the following shall constitute a Fundamental Transaction or a Distribution, or give rise to any adjustment under this Section 3: (i) the formation of the Legacy Subsidiary and the reorganization of the Legacy Business into the Legacy Subsidiary contemplated by Section 5.18 of the Securities Purchase Agreement, or any other transfer of assets between the Company and one or more of its wholly owned subsidiaries; (ii) the issuance, redemption, repurchase or cancellation of any Legacy Preferred Stock; (iii) any Acquisition; or (iv) any change in the name of the Company. Any Spin-Off shall be treated as a Distribution under Section 3(b) and not as a Fundamental Transaction.

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Section 4. Transfer of Warrant.

a)          Transferability. Subject to the Voting Agreement, for so long as it remains in effect as to the Holder, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the office of the Company designated for such purpose, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an Assignment Form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)          New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)          Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5. Miscellaneous.

a)          No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c) or to receive cash payments pursuant to Section 2(d)(i) and Section 2(d)(iv) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.

b)          Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any share certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or share certificate, if mutilated, the Company will make and deliver a new Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or share certificate.

c)          Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d)          Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued shares of Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of this Warrant.

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e)          Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. The Company and the Holder agree that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against the Company, the Holder or its respective affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Delaware. The Company and the Holder each irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Warrant), and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. The Company and the Holder each irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If the Company or the Holder shall commence an action or proceeding to enforce any provisions of this Warrant, the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

f)          Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g)          Non-waiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)          Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company or to the Company by the Holder (other than a Notice of Exercise, which shall be delivered as provided in Section 2(a)) shall be delivered in accordance with the notice provisions of the Securities Purchase Agreement.

i)          Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any shares of Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

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j)          Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)          Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l)          Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m)          Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)          Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

ADM TRONICS UNLIMITED, INC. By:_____________________________ Name: Title:

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NOTICE OF EXERCISE

TO: ADM TRONICS UNLIMITED, INC.

(1)          The undersigned hereby elects to purchase                 Warrant Shares of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price for such Warrant Shares, together with all applicable transfer taxes, if any.

(2)         Payment shall take the form of (check applicable box):

☐	in lawful money of the United States; or

☐

if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)          Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

IN WITNESS WHEREOF, the undersigned has caused this Notice of Exercise to be duly executed by its authorized signatory as of the date set forth below.

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

ASSIGNMENT FORM

(To assign the foregoing Warrant, complete and execute this form. Do not use this form to exercise the Warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Name:

Address:

Phone Number:

Email Address:

Dated:

Holder’s Signature:

Holder’s Address:

Exhibit C

[Reserved]

Exhibit D

Form of Accredited Investor Questionnaire

(See attached)

ACCREDITED INVESTOR QUESTIONNAIRE

Please complete ONLY ONE of the two sections

The purpose of this Questionnaire is to determine whether you are an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), in connection with your purchase of shares of common stock, par value $0.0005 per share, pre-funded warrants and/or warrants to purchase common stock (collectively, the “Securities,” and such purchase, the “Investment”) from ADM Tronics Unlimited, Inc., a Delaware corporation (the “Company”), pursuant to the Securities Purchase Agreement among the Company and the purchasers party thereto (the “Purchase Agreement”). Capitalized terms used but not defined herein have the meanings given to them in the Purchase Agreement.

Your answers to the questions contained herein must be true and correct in all respects, and a false representation by you may constitute a violation of law. All information supplied will be treated in strict confidence. This Questionnaire may be provided to such parties as deemed appropriate by the Company to establish the availability of an exemption from registration under the Act and under state securities laws.

[Questionnaires Follow]

I.     For Individual Accredited Investors Only

(Individual Accredited Investors must CHECK all applicable boxes):

☐	I have a net worth, or a joint net worth together with my spouse or spousal equivalent (a cohabitant occupying a relationship generally equivalent to that of a spouse), in excess of $1,000,000.

In calculating net worth, you may include equity in personal property and real estate (however, you cannot include your primary residence), cash, short term investments, stock and securities.  However: (i) equity in personal property and real estate (excluding your primary residence) should be based on the fair market value of such property minus debt secured by such property. Other liabilities must also be deducted; (ii) Debt secured by your primary residence, up to its estimated fair market value at the time of the sale of the Securities, is not included as a liability, except that any increase in such debt over the amount outstanding 60 days before the sale must be included as a liability unless the increase resulted from the acquisition of the primary residence; (iii) debt secured by your primary residence in excess of its estimated fair market value at the time of the sale must be included as a liability; and (iv) joint net worth may include the aggregate net worth of you and your spouse or spousal equivalent; assets need not be held jointly, and the Securities need not be purchased jointly.

☐

I have had an individual income in excess of $200,000 in each of the two most recent years (or joint income with my spouse or spousal equivalent in excess of $300,000 in each of those years) and have a reasonable expectation of reaching the same income level in the current year.

☐

I hold one of the following licenses in good standing: General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65).

☐	I am a director or executive officer of the Company.

☐

I am a “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1), of a “family office,” as defined in that rule, with assets under management in excess of $5,000,000 and not formed for the specific purpose of acquiring the Securities. My prospective investment in the Company is directed by such family office through a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

[Non-Individual Questionnaire Follows]

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II.      For Non-Individual Accredited Investors

(Non-Individual Accredited Investors must CHECK all applicable boxes):

☐

The investor certifies that it is an entity in which all of the equity owners are accredited investors (if this box is checked, each equity owner must separately complete and deliver this Questionnaire).

☐

The investor certifies that it is a partnership, corporation, limited liability company, Massachusetts or similar business trust, or organization described in Section 501(c)(3) of the Internal Revenue Code, that has total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the Securities.

☐

The investor certifies that it is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment.

☐

The investor certifies that it is a bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity.

☐	The undersigned certifies that it is a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934.

☐	The investor certifies that it is an investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state.

☐	The investor certifies that it is an investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act of 1940.

☐	The investor certifies that it is an insurance company as defined in section 2(13) of the Securities Act.

☐	The investor certifies that it is an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act.

☐	The investor certifies that it is a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958.

☐	The investor certifies that it is a Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act.

☐

The investor certifies that it is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

☐	The investor certifies that it is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☐

The investor certifies that it is a “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1): (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

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☐

The investor certifies that it is a “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1), of a family office meeting the requirements of the immediately preceding category and whose prospective investment in the Company is directed by such family office pursuant to clause (iii) of the immediately preceding category.

☐

The investor certifies that it is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 and one or more of the following: (i) the investment decision is made by a plan fiduciary, as defined therein, in Section 3(21), which is either a bank, savings and loan association, insurance company, or registered investment adviser; (ii) the employee benefit plan has total assets in excess of $5,000,000; or (iii) the plan is a self-directed plan with investment decisions made solely by persons who are “accredited investors” as defined therein.

☐

The investor certifies that it is an entity, of a type not listed above, not formed for the specific purpose of acquiring the Securities, owning investments (as defined in Rule 2a51-1(b) under the Investment Company Act of 1940) in excess of $5,000,000.

☐

The investor certifies that it is a “qualified institutional buyer” as defined in Rule 144A(a) under the Act. The investor must also check at least one other applicable category above to establish its status as an accredited investor under Rule 501(a) of Regulation D.

[Signature Page Follows]

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ACCREDITED INVESTOR QUESTIONNAIRE SIGNATURE PAGE

The undersigned hereby represents that all the information supplied herein is true, correct and complete as of the date hereof and will be true, correct and complete as of each Closing Date in which the undersigned participates and on each date on which the undersigned exercises any Warrants or Pre-Funded Warrants. The undersigned understands that the answers to the questions submitted will be relied on by the Company in connection with the Investment. The undersigned agrees to provide such additional information and documentation as the Company may reasonably request to verify the undersigned’s status as an accredited investor and to conduct anti-money laundering and know-your-customer searches. The undersigned agrees to notify the Company immediately of any change in the foregoing answers.

Signature

Print Name

Name of Signatory (if an entity)

Title of Signatory (if an entity)

Date

5

Exhibit E

Legacy Preferred Term Sheet

(See Attached)

LEGACY PREFERRED STOCK TERM SHEET

This term sheet sets forth the terms of the Series A Redeemable Preferred Stock of the Legacy Subsidiary (the “Legacy Preferred Stock”) referred to in Section 5.20(c) of the Agreement and Section 2.5 of the Legacy Rights Agreement. The Legacy Preferred Stock shall be established in the certificate of incorporation of the Legacy Subsidiary on terms consistent with this term sheet and otherwise reasonably acceptable to the Company and Andre’ DiMino. Capitalized terms used but not defined in this term sheet have the meanings given to them in the Agreement or, if not defined in the Agreement, in the Legacy Rights Agreement.

1.	Issuer: The Legacy Subsidiary.

2.	Holder: The Company.

3.	Security: Series A Redeemable Preferred Stock, par value $0.001 per share. The Legacy Preferred Stock shall be non-voting, non-convertible and non-participating.

4.

Ranking: The Legacy Preferred Stock shall rank senior to the common stock and to each other class or series of capital stock of the Legacy Subsidiary with respect to dividends, redemption payments and distributions upon any liquidation, dissolution or winding up of the Legacy Subsidiary. The Legacy Subsidiary shall not authorize, create, designate or issue any class or series of capital stock, or any security convertible into or exercisable or exchangeable for capital stock, ranking senior to or on parity with the Legacy Preferred Stock with respect to dividends, redemption payments or distributions upon any liquidation, dissolution or winding up, and the certificate of incorporation of the Legacy Subsidiary shall so provide.

5.

Issuance: Shares of Legacy Preferred Stock shall be issued to the Company at an original issue price of $1,000 per share against capital provided by the Company in accordance with, and subject to the conditions set forth in, Section 5.20(c) of the Agreement, in an aggregate amount of up to $500,000, of which up to $200,000 shall be available from and after the Initial Closing and the balance shall be available once the Legacy Funding Threshold has been satisfied. Without the prior written consent of Andre’ DiMino, the aggregate original issue price of all shares of Legacy Preferred Stock issued shall not exceed $500,000 (inclusive of shares issued in respect of Pre-Reorganization Applications), and no additional capital shall be provided to the Legacy Subsidiary in exchange for Legacy Preferred Stock in excess of such amount. Shares of Legacy Preferred Stock issued in respect of Pre-Reorganization Applications (as defined in Section 5.20(c) of the Agreement) shall be issued at the completion of the reorganization contemplated by Section 5.18 of the Agreement against the deemed contribution of capital in the aggregate amount of such Pre-Reorganization Applications, without further payment by the Company, and such amount shall reduce, and not be in addition to, the amounts set forth in the preceding sentence. Fractional shares of Legacy Preferred Stock may be issued to the extent necessary so that the aggregate original issue price of the shares issued equals the amount of capital provided or deemed contributed. Any additional capital provided by the Company to the Legacy Business in exchange for Legacy Preferred Stock pursuant to Section 2.5 of the Legacy Rights Agreement shall be provided on the same terms.

6.

Unreturned Capital: As of any date, the aggregate original issue price of all shares of Legacy Preferred Stock then or previously issued, less the aggregate amount paid by the Legacy Subsidiary in redemption thereof (exclusive of amounts paid in respect of accrued dividends) as of such date (the “Unreturned Capital”).

7.

Dividends: The Legacy Preferred Stock shall accrue a cumulative dividend at the rate of 4% per annum, non-compounding, on the Unreturned Capital thereof, accruing daily from the date of issuance. Accrued dividends shall not be required to be paid currently in cash and shall be payable only as provided under “Payments from Excess Cash,” “Optional Redemption” and “Mandatory Redemption on Sale or Change of Control.”

8.

Legacy Preferred Amount: As of any date, the Unreturned Capital of all outstanding shares of Legacy Preferred Stock plus all accrued and unpaid dividends thereon as of such date (the “Legacy Preferred Amount”).

9.	Maturity: None. The Legacy Preferred Stock shall have no fixed maturity or mandatory redemption date, other than as provided under “Mandatory Redemption on Sale or Change of Control.”

10.

Payments from Excess Cash: Within thirty (30) days after the end of each fiscal quarter of the Legacy Subsidiary, the Legacy Subsidiary shall apply the Excess Cash as of the last day of such quarter, first, to the payment of accrued and unpaid dividends and, second, to the redemption of shares of Legacy Preferred Stock at a price equal to the Unreturned Capital thereof. “Excess Cash” means, as of the last day of any fiscal quarter of the Legacy Subsidiary, the amount, if any, by which the unrestricted cash and cash equivalents of the Legacy Subsidiary as of such date exceed the Minimum Cash Balance. “Minimum Cash Balance” means $1,000,000, or such other amount as the Board and Andre’ DiMino may agree in writing from time to time.

11.

Legal Limitations: All dividend and redemption payments shall be made only to the extent permitted under Sections 160, 170 and 173 of the General Corporation Law of the State of Delaware and applicable solvency requirements.

12.

Declaration of Dividends: The certificate of incorporation of the Legacy Subsidiary shall provide that the board of directors of the Legacy Subsidiary shall declare, out of funds legally available therefor, such dividends on the Legacy Preferred Stock as are necessary to permit each payment required under “Payments from Excess Cash,” “Mandatory Redemption on Sale or Change of Control” and “Spin-Off,” and that each such payment shall be deemed to have been declared to the extent so required, without any further action of such board of directors.

13.

Optional Redemption: The Legacy Subsidiary may, at any time and from time to time, redeem all or any portion of the Legacy Preferred Stock for an amount equal to the Unreturned Capital thereof plus accrued and unpaid dividends thereon, without premium or penalty.

14.

No Default: The failure of the Legacy Subsidiary to make any dividend or redemption payment as a result of the absence of Excess Cash or any legal limitation described above shall not constitute a default or breach under the terms of the Legacy Preferred Stock, the Agreement or the Legacy Rights Agreement, and the sole consequence thereof shall be the continued accrual of dividends.

15.

Mandatory Redemption on Sale or Change of Control: Upon the consummation of an Acquisition (as defined in the Legacy Rights Agreement), or of any other sale of all or substantially all of the assets or equity interests of the Legacy Subsidiary or other change of control of the Legacy Subsidiary (in each case other than a Spin-Off (as defined in the Legacy Rights Agreement)), all outstanding shares of Legacy Preferred Stock shall be redeemed for the Legacy Preferred Amount, payable out of the proceeds of such transaction prior to any distribution to the holders of common stock of the Legacy Subsidiary; provided that, in the case of an Acquisition structured as a purchase of the equity interests of the Legacy Subsidiary, the Legacy Preferred Stock shall instead be purchased from the Company in the manner provided in Schedule 4.5 to the Legacy Rights Agreement. For purposes of this term sheet, a “change of control of the Legacy Subsidiary” means any transaction or series of related transactions (including any issuance of equity interests of the Legacy Subsidiary or any merger or consolidation of the Legacy Subsidiary) as a result of which the Company no longer owns, directly or indirectly, a majority of the voting power of the Legacy Subsidiary. A change of control of the Company shall not constitute a change of control of the Legacy Subsidiary for this purpose.

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16.

Liquidation Preference: Upon any liquidation, dissolution or winding up of the Legacy Subsidiary, whether voluntary or involuntary, the holders of the Legacy Preferred Stock shall be entitled to receive, after payment of or provision for the debts and other liabilities of the Legacy Subsidiary and prior and in preference to any distribution to the holders of common stock or any other class or series of capital stock of the Legacy Subsidiary, an amount equal to the Legacy Preferred Amount.

17.

Spin-Off: At or prior to a Spin-Off, the Legacy Subsidiary shall apply its cash and cash equivalents in excess of the Minimum Cash Balance to the payment of accrued and unpaid dividends on, and the redemption of, the Legacy Preferred Stock in the order provided under “Payments from Excess Cash,” and any shares of Legacy Preferred Stock not so redeemed shall remain outstanding and held by the Company following the Spin-Off on their existing terms.

18.

Defined Endpoint: Upon the Legacy Preferred Amount having been reduced to zero, all shares of Legacy Preferred Stock shall be automatically redeemed and cancelled, and the Company’s ownership of the common stock of the Legacy Subsidiary shall continue unaffected.

19.

Voting and Control Rights: None, other than those that may not be waived under applicable law. The Legacy Preferred Stock shall not restrict the day-to-day conduct or management of the Legacy Business as contemplated by Section 2.4 of the Legacy Rights Agreement.

20.

Amendments: The terms of the Legacy Preferred Stock may be amended with the consent of the Legacy Subsidiary and the Company, as holder, subject, in the case of any amendment adverse to the Legacy Subsidiary, to the consent of Andre’ DiMino to the extent required by Schedule 5.1 to the Legacy Rights Agreement.

21.

Transfer: The Legacy Preferred Stock shall not be transferable by the Company other than to (i) a wholly owned Subsidiary of the Company, (ii) an Affiliate of the Company under common control with the Company, or (iii) a successor to the Company by merger, consolidation or sale of all or substantially all of the assets of the Company. As a condition to any such transfer, the transferee shall execute and deliver to the Legacy Subsidiary and Andre’ DiMino a joinder pursuant to which it agrees to be bound by the covenant in Section 5.20(c) of the Agreement not to compel the payment or redemption of the Legacy Preferred Stock in any manner that would reasonably be expected to impair the solvency, working capital or continued operation of the Legacy Business, and by the provisions of this term sheet applicable to the holder of the Legacy Preferred Stock.

22.

Tax Treatment: The parties intend that the Legacy Preferred Stock constitute stock described in Section 1504(a)(4) of the Code, and its terms shall be interpreted, and to the extent necessary modified, consistently with such intent.

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Exhibit F

Form of Legacy Rights Agreement

(See attached)

LEGACY RIGHTS AGREEMENT

This LEGACY RIGHTS AGREEMENT (this “Agreement”), dated as of October 26, 2026, shall become effective as of the date of the Initial Closing (the “Effective Date”) in accordance with Section 7.3, and is entered into by and between ADM Tronics Unlimited, Inc., a Delaware corporation (the “Company”), and Andre’ DiMino, an individual (“DiMino”). The Company, DiMino and, from and after its execution and delivery of the Joinder, the Legacy Subsidiary are referred to herein each as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Company and the purchasers identified on the signature pages thereto (each, a “Purchaser”) entered into that certain Securities Purchase Agreement, dated as of October 26, 2026 (as amended, restated or otherwise modified from time to time, the “Purchase Agreement”), providing for the issuance and sale by the Company of shares of its common stock, par value $0.0005 per share (the “Common Stock”), and warrants to purchase Common Stock;

WHEREAS, Sections 5.18 and 5.19 of the Purchase Agreement provide that, following the Initial Closing, the Legacy Business will be reorganized into the Legacy Subsidiary;

WHEREAS, the Parties intend that, as part of the aforementioned reorganization: (a) the Company will change its corporate name from “ADM Tronics Unlimited, Inc.” to a new name reflecting its broader business, as approved by a majority of the then members of the Board (the “Parent Renaming”), and (b) immediately following the Parent Renaming, the Legacy Subsidiary will change its corporate name to “ADM Tronics Unlimited, Inc.” (the “Legacy Name”), so that the Legacy Business will continue to be conducted under the Legacy Name (such renaming, together with the reorganization of the Legacy Business into the Legacy Subsidiary and the Parent Renaming, the “Reorganization”);

WHEREAS, Section 5.20(a) of the Purchase Agreement provides that, following the Reorganization, the Legacy Subsidiary will be operated as a ring-fenced subsidiary, subject to the oversight of the Board, with its assets held separately from those of the Company; and

WHEREAS, Section 5.20(b) of the Purchase Agreement requires the Company and DiMino to enter into this Agreement, providing DiMino with the right, upon the occurrence of specified trigger events, to acquire the Legacy Business or to cause a spin-off of the Legacy Business, together with consent rights over specified material actions affecting the Legacy Business and customary information and early-warning rights regarding the financial condition of the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

DEFINITIONS

1.1         Defined Terms. As used in this Agreement, the following terms have the meanings set forth below. Capitalized terms used but not defined herein have the meanings given to them in the Purchase Agreement.

“Acquisition” means the acquisition by DiMino (or by one or more Persons designated by DiMino and permitted under Section 8.6) of the Legacy Business, whether by purchase of all of the outstanding equity interests of the Legacy Subsidiary or by purchase of all or substantially all of the assets of the Legacy Business, in either case as specified in the Exercise Notice.

“Affiliate” means with respect to any specified Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person. For purposes of this definition, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of Delaware are authorized or required by law to remain closed.

“Certifications” has the meaning set forth in Section 2.26 of the Purchase Agreement and includes, to the extent held, any ISO 13485 certification held in respect of the Legacy Business.

“Code” means the Internal Revenue Code of 1986, as amended.

“Exercise Notice” means a written notice delivered by DiMino to the Company pursuant to Section 4.3(b).

“Funding Commitment” has the meaning set forth in Section 2.5(a).

“Funding Request” has the meaning set forth in Section 2.5(a).

“Independent Directors” means the members of the Board who (a) qualify as independent directors under Nasdaq Listing Rule 5605(a)(2), whether or not the Common Stock is then listed on The Nasdaq Stock Market LLC and (b) are disinterested with respect to the transaction then under consideration.

“Joinder” has the meaning set forth in Section 2.6(a).

“Legacy Business” means the Company’s existing operating businesses, consisting of medical devices, chemical products, and engineering/electronics, as conducted immediately prior to the Reorganization and, from and after the Reorganization, as conducted by the Legacy Subsidiary.

“Legacy Name” has the meaning set forth in the recitals.

“Legacy Preferred Amount” has the meaning set forth in the Legacy Preferred Term Sheet.

“Legacy Preferred Stock” means the Series A Redeemable Preferred Stock of the Legacy Subsidiary issued to the Company pursuant to Section 5.20(c) of the Purchase Agreement and Section 2.5, having the terms set forth in the Legacy Preferred Term Sheet.

“Legacy Preferred Term Sheet” means the term sheet attached as Exhibit E to the Purchase Agreement, as amended from time to time in accordance with its terms and Schedule 5.1.

“Legacy Subsidiary” means the Delaware corporation to be formed by the Company as a wholly owned subsidiary of the Company in connection with the Reorganization, which, immediately following the Parent Renaming, will change its name to the Legacy Name in accordance with Section 2.7, and includes any successor thereto.

“Legacy Transaction” means an Acquisition or a Spin-Off, as applicable.

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“Material Indebtedness” means indebtedness of the Company or any of its Subsidiaries (other than the Legacy Subsidiary) for borrowed money, in an aggregate principal amount outstanding exceeding $250,000, including obligations evidenced by notes, bonds, debentures or similar instruments and reimbursement obligations in respect of letters of credit.

“Minimum Cash Balance” has the meaning set forth in the Legacy Preferred Term Sheet.

“Parent Renaming” has the meaning set forth in the recitals.

“Person” means any individual, corporation, partnership, limited liability company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

“Pre-Reorganization Application” has the meaning set forth in Section 5.20(c) of the Purchase Agreement.

“Purchase Agreement” has the meaning set forth in the recitals.

“Reorganization” has the meaning set forth in the recitals.

“Reorganization Outside Date” has the meaning set forth in Section 3.5.

“Spin-Off” means the separation of the Legacy Business from the Company by means of a pro rata distribution to the holders of Common Stock of the common equity interests of the Legacy Subsidiary, or such other distribution, dividend, split-off or transfer structure as is determined by the Board in consultation with DiMino in accordance with Section 4.6.

“Trigger Event” means any of the events specified in Section 4.1.

“Trigger Notice” means a written notice delivered by the Company to DiMino pursuant to Section 4.3(a).

“Unreturned Capital” has the meaning set forth in the Legacy Preferred Term Sheet.

1.2         Interpretation. Unless the context otherwise requires: (a) words in the singular include the plural and vice versa; (b) “including” and similar terms are not limiting and mean “including without limitation”; (c) references to Articles, Sections, Schedules and Exhibits are to Articles and Sections of, and Schedules and Exhibits to, this Agreement, each of which Schedules and Exhibits is incorporated herein by reference; (d) references to any statute, rule or regulation include any successor thereto and the rules and regulations promulgated thereunder; (e) references to “$” are to United States dollars; (f) “or” is not exclusive; (g) headings are for convenience only and do not affect interpretation; and (h) this Agreement has been negotiated by the Parties with the benefit of counsel and no rule of strict construction shall be applied against any Party as the drafter hereof. References to the “1933 Act” and the “1934 Act” mean, respectively, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Any provision of this Agreement that applies to the Legacy Subsidiary shall apply from and after its formation and, until the Legacy Subsidiary executes a Joinder, shall be performed by the Company causing the Legacy Subsidiary to so perform.

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ARTICLE II

RING-FENCING AND OPERATION OF THE LEGACY BUSINESS

2.1         Ring-Fenced Operation. From and after the Reorganization, the Legacy Subsidiary shall be operated as a ring-fenced subsidiary of the Company, subject to the oversight of the Board (which oversight shall not include any right to approve, direct or restrict the funding of the Funding Commitment or the application of capital so funded to the product initiatives identified in the applicable Funding Request), and the assets of the Legacy Business shall be held by the Legacy Subsidiary separately from the assets of the Company and its other Subsidiaries.

2.2         No Encumbrance for Parent Obligations. The Company shall not, and shall not permit any of its Subsidiaries to, pledge, mortgage, hypothecate, grant a security interest in or otherwise encumber any of the assets of the Legacy Subsidiary or the equity interests of the Legacy Subsidiary to secure any indebtedness or other obligation of the Company or any of its Subsidiaries other than the Legacy Subsidiary; provided, however, that the foregoing shall not apply to (a) liens existing as of the Effective Date and set forth on Schedule 2.2, and any extension, renewal or replacement thereof that does not increase the principal amount secured thereby or extend such liens to additional assets; and (b) liens incurred by the Legacy Subsidiary in the ordinary course of the Legacy Business to secure indebtedness or other obligations of the Legacy Subsidiary itself, and statutory, mechanics’, materialmen’s, landlords’, carriers’, warehousemen’s and similar liens and liens for taxes not yet due and payable or being contested in good faith by appropriate proceedings.

2.3         Separateness Undertakings. From and after the Reorganization, the Company shall cause the Legacy Subsidiary to: (a) maintain books, records and financial statements separate from those of the Company and its other Subsidiaries; (b) maintain bank accounts in its own name, separate from those of the Company and its other Subsidiaries; (c) not commingle its assets or funds with the assets or funds of the Company or any of its other Subsidiaries; and (d) conduct all transactions between the Legacy Subsidiary, on the one hand, and the Company or any of its other Subsidiaries, on the other hand, on an arm’s-length basis and pursuant to written documentation. Nothing in this Section 2.3 shall prohibit the Company from providing customary shared corporate, administrative or back-office services to the Legacy Subsidiary on arm’s-length terms, or from consolidating the Legacy Subsidiary for financial reporting or tax purposes as required by applicable law or generally accepted accounting principles.

2.4         Management of the Legacy Business. (a) From and after the Reorganization, DiMino, as Chief Executive Officer of the Legacy Subsidiary, together with the existing management of the Legacy Business, shall manage the day-to-day operations of the Legacy Business, subject to (i) the oversight of the Board and the board of directors of the Legacy Subsidiary, including with respect to the matters described in Section 2.4(b), (ii) Section 2.5, which shall govern the funding of the Funding Commitment and the application of capital so funded, and (iii) the applicable fiduciary duties of such directors and officers.

(b)         Without limiting the generality of Section 2.4(a), the Board and the board of directors of the Legacy Subsidiary shall retain oversight of, and authority over, (i) financial reporting, internal control over financial reporting, disclosure controls and procedures, audit and tax matters; (ii) compliance with applicable law, including regulatory matters relating to the Certifications; (iii) the compensation of, and any transaction with, DiMino or any other director, officer or Affiliate of the Company or the Legacy Subsidiary; (iv) any action outside the ordinary course of the Legacy Business, including the Specified Material Actions (subject to Article V); (v) any matter that requires action of the Board, the board of directors of the Legacy Subsidiary or the stockholders of either under applicable law, their respective certificates of incorporation or bylaws or the rules of the Principal Market; and (vi) any other matter (other than the budgets described in the following sentence) that the Board determines in good faith requires its oversight. For the avoidance of doubt, the annual operating budget of the Legacy Subsidiary, and the use-of-funds budgets delivered under Section 2.5, shall be adopted by the management of the Legacy Subsidiary and delivered to the Board for information only.

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(c)         From and after the Reorganization and during the term of this Agreement, the Company shall cause the Legacy Subsidiary to employ DiMino as its Chief Executive Officer under the Employment Agreement, dated as of January 10, 2026, between the Company and DiMino, as amended, restated or assigned from time to time (the “Employment Agreement”); provided that nothing in this Section 2.4(c) shall (i) limit the right to terminate such employment for Cause (as defined in the Employment Agreement) or upon DiMino’s death or disability (as described in Section 4.01(B) of the Employment Agreement), or DiMino’s right to resign or not to renew such employment, or (ii) require any director or officer to act in a manner inconsistent with his or her fiduciary duties. DiMino’s sole remedies for any termination of such employment shall be those provided in the Employment Agreement and, with respect to his removal as Chief Executive Officer, Schedule 5.1, and Section 8.2 shall not apply to this Section 2.4(c).

(d)         DiMino shall continue to serve as Chief Executive Officer and Chief Financial Officer of the Company until replaced by the Board; provided that, unless otherwise agreed by the Board, the Board shall appoint a successor Chief Financial Officer, who shall also serve as the Company’s principal financial officer and principal accounting officer, effective no later than the date on which the Company files its Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, and DiMino shall cease to serve as Chief Financial Officer upon such appointment. DiMino shall cooperate in good faith in the transition of such offices. The replacement of DiMino as Chief Financial Officer or as Chief Executive Officer of the Company as contemplated by this Section 2.4(d) shall not constitute a breach of this Agreement or a removal for purposes of Schedule 5.1, and, in the case of his replacement as Chief Executive Officer of the Company prior to the Reorganization, shall not result in a termination under Section 7.1(b) for so long as he continues to serve as the senior executive officer of the Company responsible for the Legacy Business.

2.5         Intercompany Funding; Legacy Preferred Stock.

(a)          Funding Commitment. The Company shall fund to the Legacy Subsidiary up to $500,000 in aggregate capital (the “Funding Commitment”) through the purchase of shares of Legacy Preferred Stock having an aggregate original issue price equal to the capital so funded, of which up to $200,000 shall be available to be funded from and after the Initial Closing and the full amount of up to $500,000 shall be available to be funded once the Legacy Funding Threshold has been satisfied, meaning that aggregate gross proceeds actually received by the Company from the sale of Securities at all Closings equal or exceed $5,000,000. The Funding Commitment shall be funded in one or more closings, each occurring within ten (10) Business Days following delivery to the Company by the Legacy Subsidiary or DiMino of a written request accompanied by a use-of-funds budget for the requested funding (each, a “Funding Request”), to fund the development, regulatory clearance and commercial launch of the Legacy Business product initiatives identified in such budget. Each such budget shall be prepared by the management of the Legacy Subsidiary and delivered to the Board for information only, and shall not be subject to the review, approval or modification of the Board. The Company shall not condition, reject or delay any funding on the basis of the content of a Funding Request.

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(b)          Pre-Reorganization Applications. At the Initial Closing, the Company shall make the Legacy Transfer by transferring $200,000 of the amount reserved for the Legacy Business under Section 1.4 of the Purchase Agreement from the Designated Account to the Legacy Operating Account, upon the authorization of DiMino and Michael Burychka. From and after the Legacy Transfer and prior to the completion of the Reorganization, DiMino shall have sole discretion over the use of the amount so transferred for the Legacy Business, without any approval or direction of the Board, and any use-of-funds budget for such amount shall be delivered to the Board for information only. Such use may include the payment by the Company of DiMino’s fixed annual bonus for the fiscal year ended March 31, 2026 and any base salary due to him under the Employment Agreement and not yet paid. The Legacy Transfer shall constitute a Pre-Reorganization Application in the full amount of $200,000 when made and shall not be rescinded, withheld or delayed. If the Legacy Funding Threshold is satisfied prior to the completion of the Reorganization, then at the Closing at which the Legacy Funding Threshold is satisfied, the Company shall transfer the unfunded balance of the Funding Commitment from the Designated Account to the Legacy Operating Account, upon the authorization of DiMino and Michael Burychka (the “Threshold Transfer”). The Threshold Transfer shall be treated in the same manner as the Legacy Transfer for all purposes of this Agreement and the Purchase Agreement, including this Section 2.5(b), and shall constitute a Pre-Reorganization Application in the full amount so transferred when made, notwithstanding the $200,000 amount of the Legacy Transfer and the $200,000 amounts referred to in Section 2.5(e)(ii) hereof and Section 5.20(c) of the Purchase Agreement.

(c)          Conditions; Irrevocability. The Company’s obligation to fund the Funding Commitment (other than Pre-Reorganization Applications) is subject only to: (A) the occurrence of the Initial Closing and, in the case of any funding that would cause the aggregate amount funded (including all Pre-Reorganization Applications) to exceed $200,000, the satisfaction of the Legacy Funding Threshold; (B) the completion of the Reorganization, including the adoption of the certificate of incorporation of the Legacy Subsidiary authorizing the Legacy Preferred Stock, without a lapse of the Certifications; (C) such funding being permitted under applicable law and the Company’s financing arrangements in effect on the date hereof and not causing the Company to become subject to the requirements of the Investment Company Act of 1940, as amended; (D) a majority of the disinterested directors not having determined in good faith, after consultation with outside legal counsel, that such funding would render the Company insolvent or unable to pay its debts as they become due, as communicated to DiMino in writing with a reasonably detailed statement of the basis for such determination; and (E) the execution and delivery of the Joinder. Subject only to the foregoing conditions, the Funding Commitment is irrevocable, shall not require any further approval of the Board, and shall not be rescinded, withheld or delayed by the Company. The Company shall (i) not enter into any agreement or arrangement that would restrict or prohibit the funding of the Funding Commitment, (ii) use its reasonable best efforts to cause the conditions set forth in clauses (B) and (E) to be satisfied as promptly as practicable following the Board Effective Time, and (iii) cause the authorized signatories on the Designated Account to authorize each disbursement required by this Section 2.5.

(d)          Independent Obligation. The obligations of the Company under this Section 2.5 are owed directly to DiMino and, from and after its execution of the Joinder, the Legacy Subsidiary, each of whom may enforce them in accordance with Section 8.2. Such obligations are independent of the Purchase Agreement and shall not be reduced, conditioned or otherwise affected by any amendment, modification or waiver of the Purchase Agreement after the date hereof or by any provision of the Purchase Agreement limiting the rights of Persons other than the parties thereto. References in this Section 2.5 to Sections of the Purchase Agreement are to the Purchase Agreement as in effect on the date hereof.

(e)          Accounting for Pre-Reorganization Applications. The Parties acknowledge and agree that (i) each Pre-Reorganization Application constitutes an application by the Company of its own funds to its existing business and not a provision of capital to the Legacy Subsidiary; (ii) the aggregate amount of all Pre-Reorganization Applications reduces, dollar for dollar, and is not in addition to, both the Funding Commitment and the $200,000 amount available to be funded from and after the Initial Closing under Section 2.5(a), and shall be counted only once against such amounts; and (iii) at the completion of the Reorganization, such aggregate amount shall be treated as capital contributed by the Company to the Legacy Subsidiary in exchange for shares of Legacy Preferred Stock having an aggregate original issue price equal to such aggregate amount, which the Company shall cause the Legacy Subsidiary to issue to the Company without further payment following the adoption of the certificate of incorporation described below and the execution and delivery of the Joinder in accordance with Section 2.6.

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(f)          Form of Capital; Certificate of Incorporation. Unless the Board and DiMino otherwise agree in writing, any other capital provided by the Company to the Legacy Business shall be provided in exchange for shares of Legacy Preferred Stock having an aggregate original issue price equal to the amount of capital so provided, and not as an intercompany loan or as a contribution to the common equity of the Legacy Subsidiary. The Legacy Preferred Stock shall be established in the certificate of incorporation of the Legacy Subsidiary on the terms set forth in the Legacy Preferred Term Sheet. The Company shall cause the certificate of incorporation of the Legacy Subsidiary, as in effect at the time of the first issuance of Legacy Preferred Stock and at all times thereafter while any Legacy Preferred Stock is outstanding, to provide (a) that the Legacy Preferred Stock ranks senior to all other classes and series of capital stock of the Legacy Subsidiary and that the Legacy Subsidiary may not authorize, create, designate or issue any class or series of capital stock ranking senior to or on parity with the Legacy Preferred Stock, and (b) that the board of directors of the Legacy Subsidiary shall declare, out of funds legally available therefor, such dividends on the Legacy Preferred Stock as are necessary to permit each payment required under the Legacy Preferred Term Sheet, each such payment being deemed declared to the extent so required without further action of such board, in each case as provided in the Legacy Preferred Term Sheet. Other than the Funding Commitment, nothing in this Agreement obligates the Company to provide any capital to the Legacy Business.

2.6         Joinder of the Legacy Subsidiary; Covenant to Cause Compliance.

(a)          Within five (5) Business Days following the formation of the Legacy Subsidiary, and in any event prior to the issuance of any Legacy Preferred Stock (including the issuance of Legacy Preferred Stock in respect of Pre-Reorganization Applications at the completion of the Reorganization), the Company shall cause the Legacy Subsidiary to execute and deliver to DiMino a joinder to this Agreement substantially in the form of Exhibit A (the “Joinder”), whereupon the Legacy Subsidiary shall become a party hereto for all purposes.

(b)          The Joinder shall be executed on behalf of the Legacy Subsidiary by an officer or director of the Legacy Subsidiary other than DiMino, and its execution and delivery shall be authorized by the Company, as sole stockholder of the Legacy Subsidiary, or by the board of directors of the Legacy Subsidiary.

(c)          The Company shall cause the Legacy Subsidiary to perform and comply with each obligation of the Legacy Subsidiary under this Agreement, the Legacy Preferred Term Sheet and the Legacy Subsidiary’s certificate of incorporation.

2.7         Renaming Sequence.

(a)          In connection with the Reorganization, the Company shall effect the Parent Renaming by filing an amendment to its certificate of incorporation with the Secretary of State of the State of Delaware changing its corporate name to such name as is approved by a majority of the then members of the Board.

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(b)          Immediately following the effectiveness of the Parent Renaming, and in any event on the same day, the Company shall cause the Legacy Subsidiary to file an amendment to its certificate of incorporation changing its corporate name to the Legacy Name, and the Company shall deliver to the Secretary of State of the State of Delaware any consent to the use of the Legacy Name that may be required in connection therewith.

(c)          Until the Legacy Subsidiary adopts the Legacy Name, the Legacy Subsidiary shall bear such interim name as the Company may designate.

(d)          From and after the adoption of the Legacy Name by the Legacy Subsidiary, the Company shall not, and shall cause its other Subsidiaries not to, use the Legacy Name or any confusingly similar name, other than in historical references or as required by applicable law, and the Company shall cooperate with the Legacy Subsidiary to transition to the Legacy Subsidiary any trade names, domain names, permits, Certifications, accounts and other assets and arrangements associated with the Legacy Name.

(e)          Any reference in this Agreement or the Schedules or Exhibits hereto to “ADM Tronics Unlimited, Inc.” shall, for periods prior to the Parent Renaming, refer to the Company and, for periods following the Parent Renaming, refer to the Legacy Subsidiary, and references to the Company shall include the Company under the name adopted in the Parent Renaming.

ARTICLE III

CERTIFICATIONS AND REGULATORY CONTINUITY

3.1         Certifications as Core Assets. The Parties acknowledge and agree that the Certifications are core, valuable assets of the Legacy Business and shall be treated as such.

3.2         Pre-Reorganization Engagement. Before implementing the Reorganization, the Company, with DiMino’s direct involvement given his familiarity with these matters, shall engage proactively with each relevant certifying body and regulatory authority to confirm the specific mechanism (whether a name or entity change notification, a formal transfer process, or another approach specified by that body) needed to carry the Certifications forward to the Legacy Subsidiary without a lapse or the need for a fresh audit or re-registration.

3.3         Condition to Completion. The Reorganization shall not be completed until the Company, acting reasonably and in good faith and in consultation with DiMino, is satisfied that continuity of the Certifications is assured. The Company shall use its reasonable best efforts to obtain such assurance and to complete the Reorganization as promptly as practicable following the Board Effective Time.

3.4         Post-Reorganization Maintenance. From and after the Reorganization, the Company shall cause the Legacy Subsidiary to maintain each of the Certifications in full force and effect in all material respects, and shall notify DiMino promptly (and in any event within five (5) Business Days) following receipt of any written notice from any certifying body or regulatory authority asserting any lapse, suspension, revocation, material adverse condition or material deficiency with respect to any Certification. If any Certification lapses or is suspended or revoked as a direct result of an action taken by the Company or the Board (a) without DiMino’s consent where such consent was required under Article V or (b) over DiMino’s written objection delivered before such action was taken, the Company shall bear the reasonable and documented out-of-pocket costs incurred by the Legacy Subsidiary to reinstate or re-obtain such Certification, which shall not reduce the Funding Commitment; provided that the Company shall have no obligation under this sentence with respect to any lapse, suspension or revocation resulting from any act or omission of DiMino or the management of the Legacy Business.

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3.5         Reorganization Outside Date. The Company shall use its reasonable best efforts to complete the Reorganization on or before the date that is three (3) months following the Board Effective Time (the “Reorganization Outside Date”), which date shall be extended automatically for up to ninety (90) days if, on such date, any consent, approval, notification or confirmation of any certifying body, regulatory authority, landlord, lender or other third party required to complete the Reorganization without a lapse of the Certifications is being pursued in good faith. If the Reorganization has not been completed by the Reorganization Outside Date, other than as a result of (a) the refusal or failure of any certifying body, regulatory authority or other third party to grant any such consent, approval or confirmation, (b) any breach by DiMino of this Agreement or any failure by DiMino to provide the involvement contemplated by Section 3.2, or (c) a good-faith determination by the Company under Section 3.3 that continuity of the Certifications is not assured, then, from and after the Reorganization Outside Date and until the completion of the Reorganization, the conditions set forth in clauses (B) and (E) of Section 2.5(c) shall not apply, and the Company shall, upon written request of DiMino, transfer the unfunded balance of the Funding Commitment (subject to the Legacy Funding Threshold) from the Designated Account to the Legacy Operating Account upon the authorization of any two of the authorized signatories on the Designated Account, and DiMino shall have the same discretion over the amounts so transferred as Section 2.5(b) provides for the amount transferred in the Legacy Transfer. The failure to complete the Reorganization by the Reorganization Outside Date shall not, by itself, constitute a Trigger Event. Each transfer required by this Section 3.5 shall constitute (x) funding of the Funding Commitment required by Section 2.5 for all purposes of this Agreement, including Sections 2.5(c)(iii), 2.5(d), 4.1(d), 6.3(g), 7.2(f) and 8.8, and (y) a Pre-Reorganization Application for all purposes of this Agreement and the Purchase Agreement, including Section 2.5(e) hereof and Section 5.20(c) of the Purchase Agreement, notwithstanding the $200,000 amount of the Legacy Transfer and the $200,000 amounts referred to in Section 2.5(e)(ii) hereof and Section 5.20(c) of the Purchase Agreement, and shall remain subject to clauses (A), (C) and (D) of Section 2.5(c).

3.6         Reorganization Principles. The Reorganization shall be implemented consistent with the principles set forth on Schedule 3.6. The Reorganization, to the extent implemented in accordance with this Section 3.6 and Schedule 3.6, shall not require the consent of DiMino under items (a), (b) and (c) of Schedule 5.1 (or Section 5.1 as it relates to such items); provided that nothing in this sentence shall limit Section 3.3 or the consent required under Schedule 5.1 for any action that would result in a lapse of the Certifications.

ARTICLE IV

TRIGGER EVENTS; ACQUISITION AND SPIN-OFF RIGHT

4.1         Trigger Events. Each of the following, and only the following, constitutes a “Trigger Event” for purposes of this Agreement:

(a)          Financing Milestones. The failure of the Company to satisfy the financing milestones set forth on Schedule 4.1(a).

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(b)          Insolvency; Default on Material Indebtedness.

(i) The Company (A) commences a voluntary case or proceeding under any bankruptcy, insolvency, reorganization, receivership or similar law, (B) becomes the subject of an involuntary case or proceeding under any such law that is not dismissed or stayed within sixty (60) days of its commencement, (C) consents to or becomes subject to the appointment of a receiver, trustee, custodian, liquidator or similar official for it or for all or substantially all of its property, (D) makes a general assignment for the benefit of creditors, or (E) admits in writing its inability to pay its debts as they become due; or (ii) the occurrence of a material default or event of default by the Company under any of its Material Indebtedness that is not cured or waived within any applicable grace or cure period and, in any event, within thirty (30) days.

(c)          Failure to Seat the Reconstituted Board. The failure to seat the reconstituted Board as contemplated by Section 5.17 of the Purchase Agreement, other than as a result of (i) the deferral of the Board Effective Time in order to comply with Rule 14f-1 under the 1934 Act, (ii) the vacancy of the Board seat reserved for the Additional Independent Director as permitted by Section 5.17 of the Purchase Agreement or (iii) any material breach by DiMino of Section 2.1 of the Voting Agreement, whether such breach is the sole cause or one of several causes of such failure.

(d)          Funding Failure. The failure of the Company to fund any portion of the Funding Commitment when required by Section 2.5 or Section 3.5, which failure continues for thirty (30) days following written notice thereof from DiMino to the Company.

4.2         Legacy Rights Election. Upon the occurrence and during the continuance of a Trigger Event, DiMino shall have the right, but not the obligation, exercisable by delivery of an Exercise Notice in accordance with Section 4.3(b), to elect either (a) to effect an Acquisition or (b) to cause the Company to effect a Spin-Off, in each case subject to the conditions set forth in Section 4.4 and the other terms of this Article IV.

4.3         Notices and Exercise.

(a)          Trigger Notice. The Company shall deliver written notice to DiMino of the occurrence of any Trigger Event promptly, and in any event within five (5) Business Days, after any executive officer of the Company becomes aware of such occurrence (a “Trigger Notice”). A Trigger Notice shall describe in reasonable detail the facts giving rise to the Trigger Event. The failure of the Company to deliver a Trigger Notice shall not impair, limit or delay DiMino’s rights under this Article IV.

(b)          Exercise Notice. DiMino may exercise his rights under Section 4.2 by delivering written notice to the Company (an “Exercise Notice”) at any time during the period commencing on the occurrence of the applicable Trigger Event and ending at 5:00 p.m. Eastern time on the ninetieth (90th) day following the later of (i) the occurrence of such Trigger Event and (ii) DiMino’s receipt of the related Trigger Notice. The Exercise Notice shall specify whether DiMino elects an Acquisition or a Spin-Off and, in the case of an Acquisition, whether the Acquisition is to be structured as a purchase of equity interests of the Legacy Subsidiary or as a purchase of assets of the Legacy Business.

(c)          Non-Exclusive; No Waiver. The failure of DiMino to exercise his rights with respect to any Trigger Event shall not constitute a waiver of his rights with respect to any subsequent or continuing Trigger Event, each of which shall give rise to a new exercise period under Section 4.3(b).

4.4         Conditions to Any Legacy Transaction. Notwithstanding anything in this Agreement to the contrary, any Acquisition or Spin-Off under this Article IV shall be subject to, and shall not be consummated prior to, (a) the approval of a majority of the Independent Directors of the Board, (b) the receipt of a fairness opinion or independent valuation satisfactory to such Independent Directors and (c) in the case of an Acquisition, the approval of the holders of a majority of the outstanding shares of Common Stock not held by DiMino or his Affiliates, consistent with Section 5.20(b)(z) of the Purchase Agreement. The Company shall bear all costs of soliciting and obtaining the stockholder approval described in clause (c). The Independent Directors shall consider any such Legacy Transaction in accordance with their fiduciary duties under Delaware law, and nothing in this Agreement shall require any director to act in a manner inconsistent with such duties.

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4.5         Consideration. The consideration payable in respect of an Acquisition, and the economic terms of a Spin-Off, shall be determined in accordance with Schedule 4.5 (the “Pre-Agreed Terms”), subject in each case to the conditions set forth in Section 4.4.

4.6         Spin-Off Mechanics. If DiMino elects a Spin-Off, the Company shall effect the separation of the Legacy Business by means of a pro rata distribution to the holders of Common Stock of the common equity interests of the Legacy Subsidiary, or such other distribution, dividend, split-off or transfer structure as the Board determines in consultation with DiMino (including a structure under which the Legacy Subsidiary, or the equity interests therein, is sold, contributed or transferred to a holding company owned by the holders of Common Stock, or any other structure that does not require the registration of any class of securities of the Legacy Subsidiary under Section 12 of the 1934 Act), in each case subject to (a) the General Corporation Law of the State of Delaware and the Company’s certificate of incorporation and bylaws, (b) applicable federal and state securities laws, (c) the rules and requirements of the OTCQB Market operated by OTC Markets Group Inc. or any other securities exchange or market on which the Common Stock is then listed or quoted or for which it is then seeking listing, (d) the receipt of any required third-party and regulatory consents, including any consent or notification required to preserve continuity of the Certifications, and (e) the treatment of any outstanding Legacy Preferred Stock in accordance with Schedule 4.5.

4.7         Implementation. Following delivery of an Exercise Notice, the Parties shall negotiate in good faith and enter into definitive documentation implementing the applicable Legacy Transaction, containing representations, warranties, covenants and conditions customary for a transaction of the type and structure elected. The Company and the Legacy Subsidiary shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate the Legacy Transaction, including obtaining required consents and making required filings, and shall execute and deliver such further instruments and documents as DiMino may reasonably request for such purpose. Each of the Company and DiMino shall bear its or his own expenses in connection with any Legacy Transaction, except that the fees and expenses of any independent valuation firm or provider of a fairness opinion engaged pursuant to Section 4.4 shall be borne by the Company.

4.8         Outside Date. If the Legacy Transaction specified in an Exercise Notice has not been consummated by the date that is one hundred eighty (180) days following delivery of such Exercise Notice (as such date may be extended by mutual written agreement of the Company and DiMino, or automatically for up to an additional ninety (90) days to the extent necessary to obtain any required regulatory or third-party consent, or the stockholder approval required by Section 4.4(c), being pursued in good faith), such Exercise Notice shall lapse and be of no further force or effect; provided, however, that such lapse shall not impair DiMino’s right to deliver a subsequent Exercise Notice with respect to any Trigger Event then continuing or thereafter occurring.

4.9         Limitations. Nothing in this Article IV shall require the Company, the Legacy Subsidiary, the Board or any director or officer thereof to take, or omit to take, any action that would (a) violate applicable law, (b) be inconsistent with the fiduciary duties of the Board or the board of directors of the Legacy Subsidiary, or (c) cause the lapse, suspension or revocation of, or otherwise fail to satisfy any continuity requirement applicable to, any Certification.

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4.10         Preservation of NOLs. The Parties shall use good faith efforts to structure any Legacy Transaction in a manner intended to preserve the Company’s net operating loss carryforwards to the maximum extent practicable under Section 382 of the Code, it being acknowledged that no assurance can be given that any such carryforwards will be preserved or available.

ARTICLE V

CONSENT RIGHTS

5.1         Consent Required. Neither the Company nor the Legacy Subsidiary shall take, authorize or permit to be taken any of the actions set forth on Schedule 5.1 (each, a “Specified Material Action”) without the prior written consent of DiMino.

5.2         Consent Procedure. The Company shall request DiMino’s consent to a Specified Material Action by written notice delivered in accordance with Section 8.4, describing the proposed action in reasonable detail and attaching such supporting materials as are reasonably necessary for DiMino to evaluate it. If DiMino does not deliver written notice granting or withholding consent within fifteen (15) Business Days after receipt of a complete consent request, DiMino shall be deemed to have consented to the Specified Material Action described therein; provided that each consent request shall state conspicuously on its first page that a failure to respond within such period will result in deemed consent, and no consent shall be deemed given under this Section 5.2 in respect of any request that does not so state. DiMino may grant or withhold consent in his sole discretion, except as otherwise expressly provided on Schedule 5.1.

5.3         Nature of Consent Rights. The consent rights set forth in this Article V are contractual rights of DiMino personally and do not constitute, and shall not be construed as creating, any voting, approval or veto right at the level of the Board or the board of directors of the Legacy Subsidiary. Nothing in this Article V limits, or shall be deemed to limit, the fiduciary duties of the Board, the board of directors of the Legacy Subsidiary or any member thereof.

ARTICLE VI

INFORMATION AND EARLY-WARNING RIGHTS

6.1         Periodic Information. The Company shall deliver to DiMino: (a) as soon as available, and in any event within ninety (90) days after the end of each fiscal year, the audited consolidated financial statements of the Company for such fiscal year; (b) as soon as available, and in any event within forty-five (45) days after the end of each of the first three fiscal quarters, the unaudited consolidated financial statements of the Company for such quarter; and (c) on a quarterly basis, separate unaudited financial information for the Legacy Business, including a balance sheet, statement of operations and a statement of the Unreturned Capital of, the accrued and unpaid dividends on, and the dividends paid and redemptions made in respect of, the Legacy Preferred Stock during such quarter. The Company’s obligations under clauses (a) and (b) shall be deemed satisfied for so long as the Company is subject to the reporting requirements of the 1934 Act and timely files the corresponding Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q with the Commission (including through EDGAR).

6.2         Access. The Company shall, upon reasonable advance notice and during normal business hours, afford DiMino and his representatives reasonable access to the management, properties, books and records of the Company and the Legacy Subsidiary, in each case in a manner that does not unreasonably interfere with the conduct of the business of the Company or the Legacy Subsidiary and subject to the preservation of attorney-client privilege and compliance with applicable law and existing contractual confidentiality obligations.

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6.3         Early-Warning Notices. The Company shall notify DiMino in writing promptly, and in any event within three (3) Business Days, after any executive officer of the Company becomes aware of any of the following:

(a)          any default or event of default under any Material Indebtedness;

(b)          any acceleration of, or any request by the Company for any forbearance, waiver, amendment or standstill in respect of, any Material Indebtedness;

(c)          the Company’s unrestricted cash and cash equivalents falling below $500,000, or the Company’s projected cash runway falling below six (6) months based on its then-current operating plan;

(d)          the commencement of any case or proceeding described in Section 4.1(b)(i), or the receipt by the Company of any written threat to commence any such case or proceeding;

(e)          any failure, or any anticipated failure, to satisfy any financing milestone set forth on Schedule 4.1(a);

(f)          any adverse regulatory action, or written notice of any proposed adverse regulatory action, affecting any Certification; and

(g)          any determination described in Section 2.5(b) or Section 2.5(c)(D), or any anticipated failure to fund any Funding Request when required by Section 2.5.

6.4         Confidentiality. DiMino shall keep confidential all non-public information furnished to him pursuant to this Article VI and shall not use such information other than in connection with the exercise or enforcement of his rights under this Agreement or the performance of his duties as an officer or director. DiMino shall not purchase or sell any securities of the Company on the basis of material nonpublic information so furnished until such information has been publicly disclosed or is no longer material, and shall otherwise comply with Regulation FD and other applicable securities laws and the Company’s insider trading policy. The foregoing shall not apply to information that (a) is or becomes generally available to the public other than as a result of a breach of this Section 6.4, (b) was known to DiMino on a non-confidential basis prior to its disclosure hereunder, or (c) is required to be disclosed by applicable law, regulation or legal process, provided that DiMino, to the extent legally permitted, gives the Company prompt written notice so that the Company may seek a protective order. DiMino may disclose such information to his legal, financial and tax advisers who are bound by confidentiality obligations no less restrictive than those set forth in this Section 6.4, and DiMino shall be responsible for any breach by such advisers.

ARTICLE VII

TERM AND TERMINATION

7.1         Term. This Agreement shall commence on the Effective Date and shall continue in full force and effect until the earliest to occur of: (a) the consummation of a Legacy Transaction; (b) the date on which DiMino ceases to serve as Chief Executive Officer of the Legacy Subsidiary (or, prior to the Reorganization, as Chief Executive Officer of the Company or, following the appointment by the Board of a successor Chief Executive Officer of the Company, as the senior executive officer of the Company responsible for the Legacy Business), other than as a result of a termination without Cause or a resignation for Good Reason (as such terms are defined in the Employment Agreement or any successor employment agreement with the Legacy Subsidiary); provided that, if DiMino ceases to so serve as a result of his death or disability (as described in Section 4.01(B) of the Employment Agreement), this Agreement shall instead terminate on the date that is one hundred eighty (180) days thereafter, and during such period DiMino or his legal representative may exercise the rights under Article IV solely with respect to any Trigger Event that occurred and was continuing on the date of such death or disability; (c) the mutual written agreement of the Parties; and (d) the fifth anniversary of the Effective Date.

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7.2         Effect of Termination. Upon termination of this Agreement, the Parties shall have no further obligations hereunder, except that (a) Section 6.4 (Confidentiality) and Article VIII shall survive termination indefinitely, (b) no termination shall relieve any Party of liability for any breach of this Agreement occurring prior to termination or affect any rights that have accrued prior to termination, (c) any Exercise Notice validly delivered prior to termination shall survive termination and remain in full force and effect until the resulting Legacy Transaction is consummated or the Exercise Notice lapses in accordance with Section 4.8, and Article IV shall continue to apply with respect thereto, (d) no termination shall affect any outstanding Legacy Preferred Stock, which shall remain outstanding in accordance with its terms, (e) the obligations of the Legacy Subsidiary under this Agreement and the Legacy Preferred Term Sheet that by their terms apply following a Spin-Off or an Acquisition shall survive such Spin-Off or Acquisition and shall be enforceable directly against the Legacy Subsidiary, and (f) Section 2.5 shall survive any termination of this Agreement (other than pursuant to Section 7.1(a) or Section 7.3) until the Funding Commitment has been funded in full and all shares of Legacy Preferred Stock issuable in respect thereof have been issued, and shall remain enforceable by the Legacy Subsidiary and, unless his employment has been terminated for Cause (as defined in the Employment Agreement), DiMino.

7.3         Effectiveness; Termination Prior to Initial Closing. Notwithstanding anything herein to the contrary, this Agreement shall become effective only upon the consummation of the Initial Closing and shall automatically terminate and be of no further force or effect, without liability to any Party, if the Purchase Agreement is terminated in accordance with its terms prior to the Initial Closing.

ARTICLE VIII

MISCELLANEOUS

8.1         Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without regard to the conflicts of law principles of such state.

8.2         Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms. Accordingly, each Party shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically its terms and provisions, without the necessity of posting any bond or other security and without any requirement to prove damages or that monetary damages would be inadequate, this being in addition to any other remedy to which such Party is entitled at law or in equity.

8.3         Jurisdiction; Waiver of Jury Trial. Each Party irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (and, to the extent the Court of Chancery lacks subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware) for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, and irrevocably waives, and agrees not to assert, any objection to the laying of venue in any such court or any claim that any such proceeding brought in any such court has been brought in an inconvenient forum.

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EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL PROCEEDING, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.3.

8.4         Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified; (b) when sent by e-mail; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier specifying next day delivery, with written verification of receipt. All communications shall be sent to the addresses set forth on the signature pages hereto, or at such other address as a Party may designate by ten (10) days’ advance written notice to the other Parties.

8.5         Amendments and Waivers. No provision of this Agreement may be amended, modified, supplemented or waived except by an instrument in writing signed by the Company, DiMino and, from and after its execution of the Joinder, the Legacy Subsidiary; provided, however, that any amendment, modification, supplement or waiver that is materially adverse to the Company, as determined in good faith by a majority of the disinterested directors, shall also require the approval of the holders of a majority of the outstanding shares of Common Stock not held by DiMino or his Affiliates, consistent with Section 5.20(b)(x) of the Purchase Agreement. No waiver of any provision shall operate as a waiver of any other provision or of the same provision on any other occasion, and no failure or delay in exercising any right shall operate as a waiver thereof.

8.6         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. The rights of DiMino under this Agreement are personal to him and may not be assigned or transferred, in whole or in part, except (a) to an entity wholly owned and controlled by DiMino and (b) to his estate, executors or heirs upon his death or incapacity, in each case so long as the assignee agrees in writing to be bound by this Agreement. The Company may not assign this Agreement without the prior written consent of DiMino, except to a successor by merger, consolidation or sale of all or substantially all of its assets in which the surviving or acquiring entity expressly assumes this Agreement in writing.

8.7         No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever. For the avoidance of doubt, the Purchasers under the Purchase Agreement are not third-party beneficiaries of this Agreement. No holder of securities of the Company, in its capacity as such, is a party to or a third-party beneficiary of this Agreement.

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8.8         Relationship to the Purchase Agreement. This Agreement constitutes a Transaction Document for purposes of the Purchase Agreement. Notwithstanding the foregoing and consistent with Section 8.7, no Purchaser shall have any right to enforce this Agreement, and no breach of this Agreement shall give rise to any claim for indemnification under Section 5.5 of the Purchase Agreement. This Agreement is entered into in satisfaction of Section 5.20(b) of the Purchase Agreement, and in the event of any conflict between this Agreement and the Purchase Agreement with respect to the subject matter of the legacy rights arrangement described in Section 5.20 of the Purchase Agreement, this Agreement shall control as among the Parties. This Agreement, together with the Schedules and Exhibits hereto, constitutes the entire agreement among the Parties with respect to its subject matter and supersedes all prior agreements and understandings, written or oral, with respect thereto. Without limiting the foregoing, no provision of the Purchase Agreement, including Section 6.9 thereof, shall limit the rights of DiMino or the Legacy Subsidiary under Section 2.5.

8.9         Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable, such provision shall be enforced to the maximum extent permissible and the remaining provisions shall continue in full force and effect, and the Parties shall negotiate in good faith to replace such provision with a valid and enforceable provision giving effect to the original intent of the Parties to the greatest extent practicable.

8.10         Counterparts; Electronic Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered by e-mail in “.pdf” format, or by any other electronic transmission or electronic signature platform, shall create valid and binding obligations of the Parties with the same force and effect as original signatures.

8.11         Headings; Further Assurances. The titles and subtitles used in this Agreement are for convenience only and shall not affect the interpretation of any provision hereof. Each Party shall use commercially reasonable efforts to execute and deliver such further instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Legacy Rights Agreement as of the date first written above, to be effective as of the Effective Date.

ADM TRONICS UNLIMITED, INC.

By: _______________________________

Name: Andre’ DiMino

Title: Chief Executive Officer

Address for Notice:

224-S Pegasus Avenue

Northvale, New Jersey 07647

Attn: Andre’ DiMino

Email: andre@admtronics.com

ANDRE’ DIMINO, individually

_______________________________

Andre’ DiMino

Address for Notice:

20 DiMino Court

Woodcliff Lake, New Jersey 07677

Attn: Andre’ DiMino

Email: andre@admtronics.com

With a copy (which shall not constitute notice) to:

Zarif Law Group P.C.

Attn: Morris C. Zarif

Email: Mzarif@ZarifLG.com

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SCHEDULE 2.2

EXISTING LIENS

None.

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SCHEDULE 3.6

REORGANIZATION PRINCIPLES

1.          Transferred Assets.

The accounts receivable, inventory, fixed assets, and cash and working capital of the Legacy Business (excluding the proceeds of the sale of Securities under the Purchase Agreement and all amounts held in the Designated Account, but including any portion of the amounts transferred to the Legacy Operating Account as Pre-Reorganization Applications that has not been used for the Legacy Business prior to the Reorganization), all securities received by the Company as payment for engineering services performed by the Legacy Business (including the shares of RetinalGenix Technologies, Inc. held by the Company), and all patents and trademarks, and all applications therefor, owned by the Company as of the Effective Date.

2.	Assumed Liabilities.

The accounts payable and customer deposits of the Legacy Business and the PNC Bank revolving line of credit (subject to the consent of PNC Bank).

3.	Northvale Facility.

The lease of the Northvale, New Jersey facility shall be assigned to the Legacy Subsidiary, subject to the consent of the landlord, and the Legacy Subsidiary shall make office space available to the Company for so long as the Company requires it.

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SCHEDULE 4.1(a)

FINANCING MILESTONES

For purposes of Section 4.1(a), the Company shall have failed to satisfy the financing milestones if the following occurs:

1. The Company fails to receive aggregate gross proceeds from the sale of securities at the Initial Closing under the Purchase Agreement in the amount contemplated by Section 4.2(f) of the Purchase Agreement (currently at least $1,000,000, with another $1,000,000 expected in Subsequent Closings within fourteen days following the Initial Closing), without giving effect to any waiver of such condition by the Purchasers.

Capitalized terms used in this Schedule and not otherwise defined have the meanings given to them in the Purchase Agreement. For the avoidance of doubt, neither the failure of any Subsequent Closing to occur nor the failure to satisfy the Legacy Funding Threshold shall, by itself, constitute a failure to satisfy the financing milestones.

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SCHEDULE 4.5

CONSIDERATION AND VALUATION METHODOLOGY

1.

Valuation. The consideration payable in respect of an Acquisition shall be based on the fair market value of the Legacy Business, determined as of the date of the Exercise Notice by an independent valuation firm of national or regional standing selected by a majority of the disinterested directors of the Board, applying customary valuation methodologies and valuing the Legacy Business on a going-concern basis.

2.

Adjustments. Such fair market value shall be reduced by the Legacy Preferred Amount as of the closing of the Acquisition. In the case of an Acquisition structured as a purchase of the equity interests of the Legacy Subsidiary, the Legacy Preferred Stock shall be purchased by DiMino (or his permitted designee) from the Company at the closing for cash in an amount equal to the Legacy Preferred Amount. In the case of an Acquisition structured as a purchase of the assets of the Legacy Business, the Legacy Preferred Stock shall be redeemed by the Legacy Subsidiary at the closing for the Legacy Preferred Amount out of the proceeds of such Acquisition prior to any distribution to the holders of common stock of the Legacy Subsidiary. In either case, the Company shall receive, in the aggregate, the fair market value of the Legacy Business. Such fair market value shall be further adjusted for cash, indebtedness and working capital of the Legacy Business in a manner customary for a transaction of this type.

3.	Form of Consideration. The consideration shall be payable in cash at the closing.

4.

Spin-Off Economics. In the case of a Spin-Off, no consideration shall be payable by DiMino, provided that, at or prior to the Spin-Off, the Legacy Subsidiary shall apply its cash and cash equivalents in excess of the Minimum Cash Balance to the redemption of the Legacy Preferred Stock in the order provided in the Legacy Preferred Term Sheet, and any shares of Legacy Preferred Stock not so redeemed shall remain outstanding following the Spin-Off on their existing terms, and the Legacy Subsidiary shall continue to perform its obligations in respect thereof under the Legacy Preferred Term Sheet.

5.	Valuation Expenses. The fees and expenses of the independent valuation firm shall be borne by the Company.

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SCHEDULE 5.1

SPECIFIED MATERIAL ACTIONS

a)

The sale, transfer, exclusive license, assignment or other disposition of (i) all or substantially all of the assets of the Legacy Business or (ii) any asset or group of related assets of the Legacy Business having a fair market value or book value in excess of $250,000, in each case other than sales of inventory in the ordinary course of business.

b)

Any merger, consolidation, share exchange, reorganization or recapitalization involving the Legacy Subsidiary, or the issuance, sale or transfer by the Company of any equity interests of the Legacy Subsidiary, other than the issuance of the Legacy Preferred Stock to the Company pursuant to Section 2.5.

c)

The incurrence by the Legacy Subsidiary of indebtedness for borrowed money in an aggregate principal amount exceeding $250,000, or the grant of any lien on any asset of the Legacy Business outside the ordinary course of the Legacy Business.

d)

Any change in the name of the Legacy Subsidiary (other than its adoption of the Legacy Name in accordance with Section 2.7), or any action that would result in the Legacy Subsidiary ceasing to use the Legacy Name or the Company or any of its other Subsidiaries using the Legacy Name following the Reorganization.

e)	Any action, or failure to take any action, that would reasonably be expected to cause the lapse, suspension, revocation or material impairment of any Certification.

f)	Any dissolution, liquidation, winding up or voluntary bankruptcy or insolvency filing by or in respect of the Legacy Subsidiary.

g)

Any amendment, restatement or other modification of the certificate of incorporation or bylaws of the Legacy Subsidiary that would be adverse to the rights of DiMino under this Agreement (other than the provisions establishing the Legacy Preferred Stock in accordance with Section 2.5).

h)	The removal of DiMino as Chief Executive Officer of the Legacy Subsidiary, other than a removal for Cause (as defined in the Employment Agreement).

i)	Any material change in the nature or scope of the Legacy Business, or the discontinuation of any of the medical device, chemical products or engineering/electronics lines of business.

j)

Any amendment or modification of the terms of the Legacy Preferred Stock that is adverse to the Legacy Subsidiary, or the authorization or issuance by the Legacy Subsidiary of any shares of preferred stock or other equity securities (other than the Legacy Preferred Stock issued to the Company pursuant to Section 2.5).

k)

The declaration or payment by the Legacy Subsidiary of any dividend or other distribution on, or any redemption or repurchase of, its common stock, other than any payment in respect of the Legacy Preferred Stock in accordance with the Legacy Preferred Term Sheet.

l)

Any capital call, cash sweep, intercompany loan or advance, guarantee or other requirement that the Legacy Subsidiary provide cash or credit support to or for the benefit of the Company or any of its other Subsidiaries, other than any payment in respect of the Legacy Preferred Stock in accordance with the Legacy Preferred Term Sheet (including any payment from Excess Cash (as defined therein)), or the adoption of, or any modification to, the annual operating budget of the Legacy Subsidiary other than as proposed by the management of the Legacy Subsidiary.

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EXHIBIT A

FORM OF JOINDER

This JOINDER (this “Joinder”) is executed and delivered as of [•], 20[•] by [LEGACY SUBSIDIARY NAME], a Delaware corporation (the “Legacy Subsidiary”), pursuant to Section 2.6 of that certain Legacy Rights Agreement, dated as of October 26, 2026 (as amended from time to time, the “Agreement”), by and between ADM Tronics Unlimited, Inc., a Delaware corporation (the “Company”), and Andre’ DiMino (“DiMino”). Capitalized terms used but not defined herein have the meanings given to them in the Agreement.

1.

Joinder. The Legacy Subsidiary hereby joins and becomes a party to the Agreement as the “Legacy Subsidiary” and a “Party” thereunder for all purposes, and agrees to be bound by, and to perform and comply with, all of the terms, provisions and obligations of the Agreement applicable to the Legacy Subsidiary, with the same force and effect as if it had been an original signatory thereto.

2.

Representations. The Legacy Subsidiary represents and warrants to DiMino that (a) it is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (b) it has all requisite corporate power and authority to execute and deliver this Joinder and to perform its obligations under the Agreement, and such execution, delivery and performance have been duly authorized by all necessary corporate action, including by the Company as its sole stockholder or by its board of directors; (c) this Joinder has been duly executed and delivered by it and, together with the Agreement, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and to general principles of equity; and (d) the Legacy Subsidiary has authorized its Chief Executive Officer to deliver Funding Requests and to enforce Section 2.5 on its behalf.

3.	Notices. For purposes of Section 8.4 of the Agreement, the address of the Legacy Subsidiary for notices is:

[•]

Attention: [•]

E-mail: [•].

4.	Miscellaneous. Article VIII of the Agreement shall apply to this Joinder mutatis mutandis.

[LEGACY SUBSIDIARY NAME]

By:

_______________________________

Name: [•]

Title: [•]

Exhibit G

Form of Voting Agreement

(See attached)

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of October 26, 2026, shall become effective as of the date of the Initial Closing (the “Effective Date”) in accordance with Section 5.1, and is entered into by and among ADM Tronics Unlimited, Inc., a Delaware corporation (the “Company”), Andre’ DiMino, an individual (“DiMino”), and each Purchaser that becomes a party hereto in accordance with Section 3.1 (each, a “Purchaser Stockholder” and, together with DiMino, the “Stockholders”). The Company and the Stockholders are referred to herein each as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Company and the purchasers identified on the signature pages thereto (each, a “Purchaser”) have entered into that certain Securities Purchase Agreement, dated as of October 26, 2026 (as amended, restated or otherwise modified from time to time, the “Purchase Agreement”), providing for the issuance and sale by the Company of shares of its common stock, par value $0.0005 per share (the “Common Stock”), pre-funded warrants and warrants to purchase Common Stock;

WHEREAS, Section 5.17 of the Purchase Agreement provides for the reconstitution of the board of directors of the Company (the “Board”), including the election of Michael Burychka as a director effective as of the Initial Closing and the election of Klaus Kleinfeld and Greg Wasson as directors effective as of the Board Effective Time, with one seat held vacant for the Additional Independent Director;

WHEREAS, Section 4.2(e) of the Purchase Agreement provides that the execution and delivery of this Agreement by the Company and DiMino is a condition to the obligations of the Purchasers at the Initial Closing, and Section 4.4(c) of the Purchase Agreement provides that the execution and delivery by each Purchaser of a counterpart signature page to this Agreement is a condition to the obligation of the Company to issue and sell Securities to such Purchaser; and

WHEREAS, the Parties desire to provide for the voting of the Voting Shares in favor of the election of the Covered Directors, and for the nomination of DiMino as a director, on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

DEFINITIONS

1.1         Defined Terms. As used in this Agreement, the following terms have the meanings set forth below. Capitalized terms used but not defined herein have the meanings given to them in the Purchase Agreement.

“Anchor Investor,” “Anchor Investor Designee” and “Designation Threshold” have the meanings set forth in Section 5.17(b) of the Purchase Agreement.

“Covered Director” means each of (a) DiMino, for so long as the DiMino Director Conditions are satisfied; (b) Michael Burychka; (c) Klaus Kleinfeld; (d) the Anchor Investor Designee, who shall initially be Greg Wasson, for so long as the Anchor Investor satisfies the Designation Threshold; and (e) the Additional Independent Director, from and after his or her appointment to the Board in accordance with Section 5.17(a) of the Purchase Agreement.

“Covered Warrants” means, with respect to any Stockholder, all Warrants and Pre-Funded Warrants (each as defined in the Purchase Agreement) owned of record or beneficially by such Stockholder, whether held on the Effective Date or thereafter acquired, and any warrant issued in exchange or substitution for, or upon the partial exercise or transfer of, any of the foregoing.

“DiMino Director Conditions” means that (a) DiMino serves (i) from and after the completion of the Reorganization (as defined in the Legacy Rights Agreement), as Chief Executive Officer of the Legacy Subsidiary, and (ii) prior thereto, as Chief Executive Officer of the Company or, following the appointment by the Board of a successor Chief Executive Officer of the Company, as the senior executive officer of the Company responsible for the Legacy Business; (b) DiMino, together with his transferees pursuant to clauses (i) through (iv) of Section 2.4(a) that are Parties (solely with respect to Voting Shares Transferred to them by DiMino), holds Voting Shares representing at least 50% of the Voting Shares held by DiMino as of the Effective Date (as adjusted for any stock split (including the Reverse Stock Split), stock dividend, recapitalization or similar event); and (c) the Legacy Rights Agreement has not terminated in accordance with its terms.

“Legacy Rights Agreement” has the meaning set forth in Section 5.20(b) of the Purchase Agreement.

“Transfer” means any direct or indirect sale, assignment, transfer, gift or other disposition of any Voting Shares or Covered Warrants or of any economic or voting interest therein; provided that the exercise of a Covered Warrant in accordance with its terms shall not constitute a Transfer so long as the Warrant Shares issued upon such exercise are issued to the Stockholder that held such Covered Warrant.

“Voting Shares” means, with respect to any Stockholder, all shares of Common Stock and any other securities of the Company entitled to vote generally in the election of directors that are owned of record or beneficially by such Stockholder, whether held on the Effective Date or thereafter acquired (including Shares purchased under the Purchase Agreement, Warrant Shares issued upon exercise of Warrants or Pre-Funded Warrants, and any securities issued in respect of any of the foregoing by way of stock split (including the Reverse Stock Split), stock dividend, recapitalization or similar event), in each case to the extent such Stockholder has the power to vote or direct the vote thereof.

1.2         Interpretation. Unless the context otherwise requires: (a) words in the singular include the plural and vice versa; (b) “including” means “including without limitation”; (c) references to Articles, Sections and Annexes are to Articles and Sections of, and Annexes to, this Agreement; (d) “or” is not exclusive; and (e) headings are for convenience only and do not affect interpretation.

ARTICLE II

VOTING

2.1         Agreement to Vote. From and after the Effective Date (or, in the case of a Purchaser Stockholder, from and after the time it becomes a Party in accordance with Section 3.1) and until the termination of this Agreement in accordance with Article V, each Stockholder shall, at every annual or special meeting of the stockholders of the Company at which directors are to be elected (and at every adjournment or postponement thereof), and in every action by written consent of the stockholders of the Company with respect to the election or removal of directors: (a) appear at such meeting, in person or by proxy, or otherwise cause all of its Voting Shares to be counted as present for purposes of establishing a quorum; (b) vote, or cause to be voted, or deliver a written consent with respect to, all of its Voting Shares in favor of the election or re-election of each Covered Director then standing for election; and (c) not vote, or cause to be voted, or deliver a written consent with respect to, any of its Voting Shares in favor of the removal of any Covered Director other than for cause; provided that any Purchaser Stockholder that is a member of the Anchor Investor may vote its Voting Shares in favor of the removal of the Anchor Investor Designee at the request of the Anchor Investor or following the termination of the Anchor Investor’s designation right under Section 5.17(b) of the Purchase Agreement.

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2.2         Other Matters. Except as expressly set forth in Section 2.1, each Stockholder may vote its Voting Shares in its sole discretion on all matters, including the election of any director who is not a Covered Director.

2.3         Capacity. Each Stockholder enters into this Agreement solely in its capacity as a holder of Voting Shares. Nothing in this Agreement shall limit or affect any action taken, or omitted to be taken, by any Stockholder or any of its Affiliates or designees in his or her capacity as a director or officer of the Company or any of its Subsidiaries, or require any director to act in a manner inconsistent with his or her fiduciary duties.

2.4         Transfers.

(a)          From and after the Effective Date (or, in the case of a Purchaser Stockholder, from and after the time it becomes a Party in accordance with Section 3.1) and until the termination of this Agreement in accordance with Article V, no Stockholder shall Transfer any Voting Shares or Covered Warrants, other than the following (each, a “Permitted Transfer” and collectively, “Permitted Transfers”): (i) a Transfer to an Affiliate of such Stockholder that controls, is controlled by or is under common control with such Stockholder; (ii) a Transfer upon the death of such Stockholder by will, intestacy or other operation of law; (iii) a Transfer by gift to a member of such Stockholder’s immediate family (meaning any spouse, domestic partner, lineal descendant (including by adoption), parent, sibling or lineal descendant of a sibling); (iv) a Transfer to a trust, family limited partnership or similar vehicle for bona fide estate planning purposes, the beneficiaries of which are exclusively such Stockholder or members of such Stockholder’s immediate family; (v) a Transfer to another Stockholder; (vi) a sale into the public market through a broker-dealer in an open-market transaction on the trading market on which the Common Stock is then listed or quoted, without knowledge that the purchaser is a Stockholder or an Affiliate of a Stockholder; (vii) a Transfer pursuant to a merger, consolidation, tender or exchange offer, or other business combination or sale of the Company, in each case approved by the Board; and (viii) in the case of Covered Warrants, a Transfer to any Person that is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended) in a transaction exempt from registration under such act and applicable state securities laws; provided that, in the case of each of clauses (i) through (v) and clause (viii), such Permitted Transfer shall be conditioned upon the transferee (if not already a Party) executing and delivering to the Company, prior to or concurrently with such Transfer, a joinder to this Agreement in form and substance reasonably satisfactory to the Company, pursuant to which the transferee agrees to be bound by the terms of this Agreement as a Stockholder with respect to the Voting Shares or Covered Warrants so transferred.

(b)          Notwithstanding Section 2.4(a), DiMino shall not, during the period of two (2) years following the Effective Date, in either period of twelve (12) consecutive months beginning on the Effective Date or the first anniversary thereof, Transfer (including pursuant to clause (vi) of Section 2.4(a), but excluding any Permitted Transfer pursuant to clauses (i) through (v) of Section 2.4(a) for which a joinder has been delivered in accordance therewith, and any Permitted Transfer pursuant to clause (vii) of Section 2.4(a)) Voting Shares representing, in the aggregate, more than ten percent (10%) of the Voting Shares held by DiMino as of the Effective Date (as adjusted for any stock split (including the Reverse Stock Split), stock dividend, recapitalization or similar event); provided, however, that DiMino may Transfer Voting Shares in excess of such amount in the manner described in Section 2.4(a)(vi) with the prior written consent of a majority of the disinterested members of the Board.

(c)          Any Transfer or attempted Transfer of Voting Shares or Covered Warrants in violation of this Section 2.4 shall be null and void ab initio, and the Company shall not register or otherwise give effect to any such Transfer on its books and records. Voting Shares Transferred pursuant to clause (vi) or clause (vii) of Section 2.4(a) shall cease to be Voting Shares upon such Transfer, and the transferee shall have no obligations under this Agreement in respect thereof.

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(d)          Each Stockholder agrees that, until the termination of this Agreement as to such Stockholder, (i) the Voting Shares and Covered Warrants held by such Stockholder may bear a legend referring to this Agreement and the restrictions set forth in this Section 2.4, which the Company may also include in any notice delivered in respect of such Voting Shares pursuant to Section 151(f) of the General Corporation Law of the State of Delaware, and (ii) the Company may instruct its transfer agent to enter, and may itself enter in the register it maintains for the Covered Warrants, a corresponding stop transfer order with respect to such Voting Shares and Covered Warrants. The Company shall cause any such legend and stop transfer order to be removed (A) upon the termination of this Agreement as to such Stockholder and (B) as to any Voting Shares that cease to be Voting Shares upon a Transfer permitted by this Section 2.4, in time so as not to prevent or delay such Transfer.

2.5         Legacy Rights Agreement. DiMino agrees that any failure to seat the reconstituted Board as contemplated by Section 5.17 of the Purchase Agreement that results, in whole or in part, from his material breach of Section 2.1 shall not constitute a Trigger Event under Section 4.1(c) of the Legacy Rights Agreement.

2.6         Nomination of DiMino. For so long as the DiMino Director Conditions are satisfied, the Company shall include DiMino in the slate of nominees recommended by the Board at each meeting of stockholders of the Company at which directors are to be elected, and in any action by written consent of the stockholders of the Company with respect to the election of directors that the Company solicits, and shall use commercially reasonable efforts to cause his election, on terms no less favorable than those applicable to the Company’s other nominees, in each case subject to applicable law, the fiduciary duties of the Board and the rules of the Principal Market. For so long as the DiMino Director Conditions are satisfied, the Company shall not take any action to remove DiMino as a director other than for cause. The obligations of the Company under this Section 2.6 shall terminate upon a material breach by DiMino of Section 2.1 or Section 2.4. Notwithstanding Section 6.8, DiMino, in his capacity as a Party, may enforce this Section 2.6.

ARTICLE III

PURCHASER STOCKHOLDERS

3.1         Counterpart Signature Pages. Each Purchaser shall become a party to this Agreement by executing and delivering to the Company a counterpart signature page substantially in the form of Annex A, as required by Section 4.4(c) of the Purchase Agreement. Such Purchaser shall become a Party as a Purchaser Stockholder, without any further action of any Party and without any amendment of this Agreement, upon the consummation of the first Closing at which it purchases Securities. If such Purchaser does not purchase Securities at a Closing, its counterpart signature page shall be of no force or effect. A Purchaser that has become a Party need not deliver an additional counterpart signature page in connection with any subsequent purchase of Securities.

3.2         Delivery to DiMino; Record of Parties. The Company shall deliver a copy of each counterpart signature page that becomes effective under Section 3.1 to DiMino promptly following the applicable Closing and shall maintain a current record of the Purchaser Stockholders, which it shall make available to any Party upon request.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1         Representations of the Stockholders. Each Stockholder, severally and not jointly, represents and warrants to the other Parties, as of the date on which it becomes a Party, that (a) it has all requisite power and authority (or, if an individual, legal capacity) to execute and deliver this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and to general principles of equity; (c) the execution, delivery and performance of this Agreement by it do not conflict with any agreement, instrument, order or law binding on it; and (d) it has not granted any proxy or entered into any voting agreement or similar arrangement with respect to its Voting Shares that is inconsistent with its obligations under this Agreement.

4.2         Representations of the Company. The Company represents and warrants to the Stockholders that it has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and that such execution, delivery and performance have been duly authorized by the Board.

ARTICLE V

TERM AND TERMINATION

5.1         Effectiveness. Notwithstanding anything herein to the contrary, this Agreement shall become effective only upon the consummation of the Initial Closing and shall automatically terminate and be of no further force or effect, without liability to any Party, if the Purchase Agreement is terminated in accordance with its terms prior to the Initial Closing.

5.2         Term. This Agreement shall terminate upon the earlier of (a) the written agreement of the Company, Purchaser Stockholders holding a majority of the Voting Shares then held by all Purchaser Stockholders and, for so long as the DiMino Director Conditions are satisfied, DiMino and (b) the consummation of a merger, consolidation, tender or exchange offer, sale of all or substantially all of the assets of the Company or other business combination, in each case approved by the Board, as a result of which the holders of the voting securities of the Company immediately prior to such transaction cease to hold, immediately following such transaction, a majority of the voting power of the Company or its successor. This Agreement shall terminate as to any Stockholder at such time as such Stockholder no longer holds any Voting Shares or Covered Warrants.

5.3         Effect of Termination. Upon the termination of this Agreement, the Parties shall have no further obligations hereunder, except that (a) no termination shall relieve any Party of liability for any breach of this Agreement occurring prior to termination and (b) Article VI shall survive termination.

ARTICLE VI

MISCELLANEOUS

6.1         Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without regard to the conflicts of law principles of such state.

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6.2         Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms. Accordingly, each Party shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically its terms and provisions, without the necessity of posting any bond or other security and without any requirement to prove damages or that monetary damages would be inadequate, this being in addition to any other remedy to which such Party is entitled at law or in equity.

6.3         Jurisdiction; Waiver of Jury Trial. Each Party irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (and, to the extent the Court of Chancery lacks subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware) for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, and irrevocably waives, and agrees not to assert, any objection to the laying of venue in any such court or any claim that any such proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

6.4         Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified; (b) when sent by e-mail; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier specifying next day delivery, with written verification of receipt. All communications shall be sent, in the case of the Company and DiMino, to the addresses set forth on the signature pages hereto and, in the case of any Purchaser Stockholder, to the address for notice set forth on its signature page to the Purchase Agreement, or in each case to such other address as a Party may designate by ten (10) days’ advance written notice to the other Parties.

6.5         Amendments and Waivers. No provision of this Agreement may be amended, modified, supplemented or waived except by an instrument in writing signed by the Company, Purchaser Stockholders holding a majority of the Voting Shares then held by all Purchaser Stockholders and, for so long as the DiMino Director Conditions are satisfied, DiMino; provided that any amendment, modification, supplement or waiver that disproportionately and adversely affects any Stockholder shall also require the written consent of such Stockholder. The addition of a Purchaser Stockholder in accordance with Section 3.1 shall not constitute an amendment of this Agreement. Any amendment or waiver effected in accordance with this Section 6.5 shall be binding on all Parties. No waiver of any provision shall operate as a waiver of any other provision or of the same provision on any other occasion.

6.6         Several Obligations. The obligations of each Stockholder under this Agreement are several and not joint, and no Stockholder shall be responsible for the performance by any other Stockholder of its obligations hereunder.

6.7         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs, executors and permitted assigns. No Party may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other Parties required to amend this Agreement under Section 6.5, except that the Company may assign this Agreement to a successor by merger, consolidation or sale of all or substantially all of its assets that expressly assumes this Agreement in writing.

6.8         No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person, including any Covered Director in his or her individual capacity, any legal or equitable right, benefit or remedy of any nature whatsoever.

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6.9         Relationship to Other Agreements. This Agreement constitutes a Transaction Document for purposes of the Purchase Agreement; provided that no breach of this Agreement shall give rise to any claim for indemnification under Section 5.5 of the Purchase Agreement. This Agreement is a voting agreement within the meaning of Section 218(c) of the General Corporation Law of the State of Delaware. Nothing in this Agreement amends or modifies the Legacy Rights Agreement except as expressly set forth in Section 2.5.

6.10         Entire Agreement. This Agreement, together with Annex A, constitutes the entire agreement among the Parties with respect to its subject matter and supersedes all prior agreements and understandings, written or oral, with respect thereto.

6.11         Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable, such provision shall be enforced to the maximum extent permissible and the remaining provisions shall continue in full force and effect.

6.12         Counterparts; Electronic Signatures. This Agreement may be executed in two or more counterparts (including counterpart signature pages delivered under Section 3.1), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered by e-mail in “.pdf” format, or by any other electronic transmission or electronic signature platform, shall create valid and binding obligations of the Parties with the same force and effect as original signatures.

6.13         Further Assurances. Each Party shall use commercially reasonable efforts to execute and deliver such further instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Voting Agreement as of the date first written above, to be effective as of the Effective Date.

ADM TRONICS UNLIMITED, INC.

By: _______________________________

Name: Andre’ DiMino

Title: Chief Executive Officer

Address for Notice:

224-S Pegasus Avenue

Northvale, New Jersey 07647
Attn: Andre’ DiMino
Email: andre@admtronics.com

ANDRE’ DIMINO, individually

_______________________________

Andre’ DiMino

Address for Notice:

20 DiMino Court

Woodcliff Lake, New Jersey 07677
Attn: Andre’ DiMino
Email: andre@admtronics.com

With a copy (which shall not constitute notice) to:

Zarif Law Group P.C.

Attn: Morris C. Zarif

Email: Mzarif@ZarifLG.com

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ANNEX A

Form of Purchaser Counterpart Signature Page

(See Attached)

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PURCHASER COUNTERPART SIGNATURE PAGE

TO VOTING AGREEMENT

The undersigned Purchaser hereby executes and delivers this counterpart signature page to the Voting Agreement, dated as of October 26, 2026 (as amended from time to time, the “Voting Agreement”), by and among ADM Tronics Unlimited, Inc., a Delaware corporation (the “Company”), Andre’ DiMino and the Purchaser Stockholders party thereto, pursuant to Section 3.1 thereof and Section 4.4(c) of the Securities Purchase Agreement, dated as of October 26, 2026, by and among the Company and the purchasers party thereto. Effective upon the consummation of the first Closing at which the undersigned purchases Securities, the undersigned shall become a party to the Voting Agreement as a “Purchaser Stockholder” and a “Stockholder” thereunder and agrees to be bound by all of its terms. If the undersigned does not purchase Securities at a Closing, this counterpart signature page shall be of no force or effect. The undersigned’s address for notices under the Voting Agreement is the address for notice set forth on its signature page to the Securities Purchase Agreement. Capitalized terms used but not defined herein have the meanings given to them in the Voting Agreement.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Name of Joint Purchaser (if any):

Signature of Joint Purchaser (if any):

Date of Signature: